UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

AMREIT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of AmREIT, Inc.
	(2)	Aggregate number of securities to which transaction applies: 19,685,084 shares of AmREIT common stock, outstanding as of November 25, 2014
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based on the 19,685,084 shares of AmREIT common stock (which includes 529,090 shares of restricted stock) multiplied by $26.55 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001162 by the value calculated in the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $522,638,980.20
	(5)	Total fee paid: $60,730.65

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

8 Greenway Plaza, Suite 1000 Houston, Texas 77046

December     , 2014

To the Stockholders of AmREIT, Inc.:

You are cordially invited to attend a special meeting of the stockholders of AmREIT, Inc., a Maryland corporation, to be held on                     , 2015. The special meeting will take place at                         , at              a.m. Central Standard Time. At the special meeting, we will ask you to, among other things, consider and vote upon the merger of AmREIT, Inc. with and into a subsidiary of Edens Investment Trust pursuant to the Agreement and Plan of Merger, dated as of October 31, 2014, among AmREIT, Edens Investment Trust, Edens Limited Partnership and Saturn Subsidiary, LLC, and the other transactions contemplated by the merger agreement. If the merger is completed, you, as a holder of shares of our common stock, will be entitled to receive $26.55 in cash, without interest and less any applicable withholding taxes, in exchange for each share of our common stock that you own, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors has unanimously determined that the merger agreement and the terms and conditions thereof and the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of AmREIT and its stockholders. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger and the other transactions contemplated by the merger agreement. Only stockholders of record who held shares of AmREIT common stock at the close of business on December 16, 2014 (which we refer to as the record date) will be entitled to vote. You may vote your shares at the special meeting only if you are present in person or represented by proxy at the special meeting.

At the special meeting, you will also be asked to consider and vote upon a proposal to approve, by advisory (non-binding) vote, the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Our board of directors unanimously recommends that stockholders vote “FOR” the approval of the merger and other transactions contemplated by the merger agreement; “FOR” the approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger; and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

The merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter at the special meeting. The proxy statement accompanying this notice provides you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about AmREIT from us or from documents we have filed with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of our common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize a proxy to cast your vote either by completing and returning the enclosed proxy card as promptly as possible or submitting your proxy or voting instructions by telephone or Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your shares of our common stock voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person on approval of the merger and the other transactions contemplated by the merger agreement, or fail to instruct your broker on how to vote, it will have the same effect as a vote against approval of the merger and the other transactions contemplated by the merger agreement.

On behalf of the board of directors, thank you for your continued support.

Sincerely,

H. Kerr Taylor

Chairman of the Board, President and Chief Executive Officer

This proxy statement is dated December     , 2014 and is first being mailed, along with the attached proxy card, to our stockholders on or about December     , 2014.

AMREIT, INC.

8 Greenway Plaza, Suite 1000

Houston, Texas 77046

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2015

TIME AND DATE	a.m., Central Standard Time, on , 2015.

PLACE	.

PROPOSALS

1. To consider and vote upon the approval of the merger of AmREIT, Inc., a Maryland corporation (“AmREIT”), with and into Saturn Subsidiary, LLC, a Delaware limited liability company (“Merger Sub”), with Merger Sub as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of October 31, 2014, by and among Edens Investment Trust, a Maryland statutory trust, Edens Limited Partnership, a Delaware limited partnership, Merger Sub and AmREIT, as such agreement may be amended from time to time, and as more fully described in the accompanying proxy statement (the “merger agreement”) and the other transactions contemplated by the merger agreement;

2. To consider and vote upon the approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger; and

3. To consider and vote upon the approval of any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

RECORD DATE	The close of business on December 16, 2014.

VOTING BY PROXY

Your vote is very important, regardless of the number of shares of AmREIT common stock, par value $0.01 per share, you own. The approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter at the special meeting.

Even if you plan to attend the special meeting in person, we request that you authorize a proxy to cast your vote by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or submitting your proxy or voting instructions by telephone or Internet.

If your shares of our common stock are held in “street name” by your broker, bank or other nominee, only your broker, bank or other nominee can vote your shares and your vote cannot be cast unless you provide instructions to your broker, bank or other nominee on how to vote or obtain a legal proxy from your bank, brokerage firm or other nominee. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares of our common stock.

If you fail to return your proxy card or submit your voting instructions, the effect will be that the shares of our common stock that you own will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against approval of the merger and the other transactions contemplated by the merger agreement.

The proposal regarding the advisory (non-binding) vote, approving the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger, and the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement must each be approved by the affirmative vote of a majority of the votes cast on such matter at the special meeting. For the purposes of these proposals, abstentions will not be counted as votes cast and will have no effect on the result of the votes.

Any proxy or voting instructions may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting your proxy or voting instructions by telephone or Internet at a later date than your previously submitted proxy, by filing a written revocation of your proxy with our Corporate Secretary at our address set forth above or by your voting in person at the special meeting. We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of our common stock will be represented and voted even if you do not attend the special meeting..

Under Maryland corporate law, because our shares of common stock were listed on the New York Stock Exchange at the close of business on the record date, you may not exercise the rights of objecting common stockholders to receive the fair value of your shares in connection with the merger.

RECOMMENDATION	Our board of directors has unanimously approved the merger agreement and the terms and conditions thereof and the other transactions contemplated by the merger agreement and determined that they are advisable and in the best interests of AmREIT and its stockholders. Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement (Proposal No. 1), “FOR” the proposal to approve, by advisory (non-binding) vote, the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger (Proposal No. 2) and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies (Proposal No. 3).

Information about how to submit a proxy or voting instructions is provided in the accompanying proxy statement and on the separate proxy card or voting instruction form you received with the accompanying proxy statement.

Please note that we intend to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives).

If your shares of our common stock are held in “street name” by your bank, broker or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of shares of our common stock as of the record date. All stockholders should also bring photo identification.

The accompanying proxy statement of which this notice forms a part provides detailed information about the merger and the other business to be considered by stockholders at the special meeting. We encourage you to read carefully the entire document, including the annexes.

By Order of the Board of Directors,

Chad C. Braun

Secretary

Houston, TX

December     , 2014

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS FOR YOUR SHARES PROMPTLY, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING.

Annex A	—	Agreement and Plan of Merger, dated as of October 31, 2014, by and among Edens Investment Trust, Edens Limited Partnership, Saturn Subsidiary, LLC and AmREIT, Inc.

Annex B	—	Opinion of Jefferies LLC, dated October 31, 2014

SUMMARY

This summary, together with the “Questions and Answers About the Merger and the Special Meeting of Stockholders,” highlights selected information from this proxy statement relating to the merger of AmREIT, Inc., a Maryland corporation, with and into Saturn Subsidiary, LLC, a Delaware limited liability company, and may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement, the annexes and the other documents to which we refer (including documents incorporated by reference) in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” on page 83. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.

Except as otherwise specifically noted in this proxy statement, “Company,” “AmREIT,” “we,” “our,” “us” and similar words in this proxy statement refer to AmREIT, Inc. and its direct and indirect consolidated subsidiaries and references to “the board,” “our board,” “the board of directors” or “our board of directors” refer to the board of directors of AmREIT. Throughout this proxy statement we refer to Saturn Subsidiary, LLC as “Merger Sub” and we refer to Edens Investment Trust, a Maryland statutory trust, Edens Limited Partnership, a Delaware limited partnership, and Saturn Subsidiary, LLC, collectively, as the “Buyer Parties” or “Edens.”

Information About the Special Meeting (page 19)

Date, Time and Purpose of the Special Meeting of Stockholders

The special meeting will be held on                     , 2015 at          a.m. Central Standard Time, at                                 . You will be asked, by proxy or in person, to consider and vote on (1) a proposal to approve the merger and the other transactions contemplated by the merger agreement, (2) a proposal to approve, by advisory (non-binding) vote, the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and (3) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any postponements or adjournments of the special meeting.

Recommendation of Our Board of Directors

Our board of directors has unanimously approved the merger agreement and the terms and conditions thereof and the merger and the other transactions contemplated by the merger agreement and determined that they are advisable and in the best interests of AmREIT and its stockholders and unanimously recommends that stockholders vote “FOR” Proposal No. 1, approval of the merger and transactions contemplated by the merger agreement, “FOR” Proposal No. 2, approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger, and “FOR” Proposal No. 3, approval of any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Record Date, Notice and Quorum

Only holders of record of our common stock as of the close of business on the record date, which was December 16, 2014 are entitled to receive notice of and to attend the special meeting or any postponements or

adjournments of the special meeting. On the record date,                      shares of our common stock were outstanding and entitled to vote at the special meeting or any postponement or adjournment of the special meeting.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present in person or represented by proxy for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Required Vote

Each share of our common stock outstanding on the record date will be entitled to one vote, in person or by proxy, on each proposal submitted for the vote of stockholders.

The approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter at the special meeting. Because the required vote for this proposal is based on the number of shares of our common stock outstanding rather than on the number of votes cast, failure to vote your shares of our common stock and abstentions will have the same effect as voting against the approval of the merger and the other transactions contemplated by the merger agreement.

Approval of the proposal to approve, by advisory (non-binding) vote, the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement each require the affirmative vote of a majority of the votes cast on such matter at the special meeting. For the purpose of these proposals, your failure to vote your shares of our common stock and abstentions will have no effect on the result of the vote.

Broker Non-Votes

A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in “street name,” the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner. Brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Thus, if a beneficial owner of shares of AmREIT common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be present in person or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement. However, a failure to instruct your broker, bank or other nominee to vote on the other two proposals to be considered at the special meeting will have no effect on the outcome of such proposals.

Shares Held by Directors and Executive Officers

As of the close of business on the record date, our directors and executive officers held and are entitled to vote at the special meeting                      shares of our common stock, representing approximately         % of the aggregate common stock issued and outstanding at the close of business on the record date. We currently expect that our directors and executive officers will vote their shares of our common stock in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement and the other two proposals to be considered at the special meeting, although none of them is obligated to do so.

Proxies and Revocation; Brokers

Any of our common stockholders of record entitled to vote at the special meeting may vote by authorizing a proxy to vote their shares of our common stock by returning the enclosed proxy card, submitting the proxy or voting instructions by telephone or Internet, or by appearing and voting at the special meeting in person. If the shares of our common stock that you own are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee.

You may revoke your proxy at any time prior to its exercise by delivering a properly executed, later-dated proxy card by mail, by submitting your proxy or voting instructions by telephone or Internet or instructing your broker, bank or other nominee at a later date than your previously submitted proxy, by filing a written revocation of your proxy with our Corporate Secretary or by voting in person at the special meeting.

Attendance at the special meeting will not by itself revoke a previously granted proxy. Also, if you elect to vote in person at the special meeting and your shares of our common stock are held by a broker, bank or other nominee, you must bring to the special meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of our common stock. Obtaining a legal proxy may take several days.

Parties to the Merger (page 23)

AmREIT, Inc.

8 Greenway Plaza, Suite 1000

Houston, Texas 77046

(713) 850-1400

We are a Maryland corporation and a vertically integrated and self-administered publicly traded real estate investment trust (“REIT”) that owns, operates, acquires and selectively develops and redevelops primarily neighborhood and community shopping centers located in high-traffic, densely populated, affluent areas with high barriers to entry. Over our 31-year history, we have acquired, owned and operated retail properties across 19 states. Our common stock is listed on the NYSE under the symbol “AMRE.”

Edens Investment Trust

1221 Main Street, Suite 1000

Columbia, South Carolina, 29201

(803) 779-4420

Edens Investment Trust is a Maryland statutory trust. It owns approximately 94% of the limited partnership units of Edens Limited Partnership.

Edens Limited Partnership

1221 Main Street, Suite 1000

Columbia, South Carolina, 29201

(803) 779-4420

Edens Limited Partnership is a Delaware limited partnership. Edens Limited Partnership and its subsidiaries and affiliates develop, own and operate community-oriented shopping centers primarily in markets located on the

East Coast. As of November 1, 2014, Edens owns 95 centers as well as a number of development sites with an overall portfolio value in excess of $4 billion, the majority of which assets are located in the MSAs of Boston, New York, Washington, DC, Atlanta and Miami.

Saturn Subsidiary, LLC

1221 Main Street, Suite 1000

Columbia, South Carolina, 29201

Merger Sub is a Delaware limited liability company and a direct wholly owned subsidiary of Edens Limited Partnership that was formed solely for the purpose of consummating the merger and the related transactions in connection with the merger agreement.

The Merger (page 58)

Under the terms of the merger agreement, Edens Limited Partnership will acquire AmREIT through its ownership of Merger Sub. To accomplish this, pursuant to the merger agreement, at the effective time of the merger, AmREIT will merge with and into Merger Sub, with Merger Sub surviving the merger and continuing to exist as the surviving entity. The surviving entity will be a direct wholly owned subsidiary of Edens Limited Partnership and an indirect wholly owned subsidiary of Edens Investment Trust.

Recommendations of Our Board of Directors and Reasons for the Merger (page 33)

Our board of directors, by unanimous vote, after considering various factors described in the section entitled “The Merger – Recommendation of Our Board of Directors and Reasons for the Merger,” has approved the merger and the other transactions contemplated by the merger agreement and has declared that the merger agreement and the terms and conditions thereof and the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of AmREIT and its stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the merger agreement, “FOR” the approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and “FOR” the approval of any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Merger Consideration (page 35)

In the merger, each share of our common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the merger will be canceled and converted automatically into the right to receive $26.55 in cash, without interest and less any applicable withholding taxes.

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as an AmREIT stockholder as a result of the merger.

Treatment of Company Restricted Stock (page 59)

The merger agreement provides that immediately prior to the merger effective time, all of our outstanding restricted stock awards, whether or not vested, will become fully vested and free of any forfeiture restrictions. All outstanding shares of restricted stock are entitled to notice of and to vote at the special meeting. Immediately prior to the merger effective time, all outstanding shares of restricted stock will be considered outstanding shares of our common stock for the purposes of the merger agreement, including the right to receive the merger consideration of $26.55 per share, without interest and less any applicable withholding taxes.

Consequences if the Merger is Not Completed (page 35)

If our stockholders do not approve the merger and the other transactions contemplated by the merger agreement, our stockholders will not receive any payment for their shares of our common stock. Instead, we will continue to be an independent public company, our common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will continue to file periodic reports with the Securities and Exchange Commission (the “SEC”).

Under specified circumstances, we may be required to pay Edens a termination fee, or may be entitled to receive a reverse termination fee from Edens, upon the termination of the merger agreement, as described under “The Merger Agreement – Termination Fees.”

Opinion of AmREIT’s Financial Advisor (page 36)

We retained Jefferies LLC, or Jefferies, to provide us with financial advisory services in connection with any (i) unsolicited proposal or (ii) possible sale, disposition or other business combination of AmREIT and an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by our stockholders in connection with the merger. At the meeting of our board of directors on October 31, 2014, Jefferies rendered its opinion to our board of directors to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in Jefferies’ opinion, the merger consideration of $26.55 per share in cash to be received by our stockholders pursuant to the merger agreement was fair, from a financial point of view, to such holders.

Jefferies’ opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. Jefferies’ opinion is directed to our board of directors and addresses only the fairness, from a financial point of view as of the date of the opinion, of the merger consideration of $26.55 per share in cash to be received by our stockholders pursuant to the merger agreement. It does not address any other aspects of the merger and does not constitute a recommendation as to how any stockholder should vote on the merger or any matter related thereto.

The full text of the written opinion of Jefferies is attached hereto as Annex B. We encourage you to read Jefferies’ opinion carefully and in its entirety. For a further discussion of Jefferies’ opinion, see “—Opinion of AmREIT’s Financial Advisor” beginning on page 36.

Financing of the Merger (page 49)

Prior to our execution of the merger agreement, Edens provided to us evidence of its ability to finance the merger and the other transactions contemplated by the merger agreement. Edens has represented and warranted to the Company that the net proceeds contemplated to be available from its credit facility and equity capital commitments, together with other financial resources of Edens, will be sufficient for the satisfaction of its obligations under the merger agreement. The obligation of AmREIT and Merger Sub to consummate the merger is not subject to any financing condition.

Interests of Executive Officers and Directors in the Merger (page 49)

When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers (H. Kerr Taylor, Chad C. Braun, Tenel H. Tayar, Charles Scoville and Brett Treadwell) have interests in the merger other than their interests as AmREIT stockholders, generally pursuant to certain agreements between such executive officers and directors and AmREIT. These interests may be different from, or in conflict with, your interests as an AmREIT stockholder. These interests include:

•	Immediate vesting of all shares of restricted stock held by executive officers and directors upon a change of control;

•	Entitlement of each executive officer to receive payments and benefits after termination for “cause” or “good reason” within a period beginning six months before, and ending 12 months after, the date of a change of control; and

•	Continued indemnification and directors’ and officers’ liability insurance to be provided by Edens and/or the surviving entity.

All of our directors were fully aware of the foregoing interests of our directors and executive officers in the merger and considered them prior to approving the merger and the merger agreement and are recommending to our stockholders that the merger and the other transactions contemplated by the merger agreement be approved.

Our Conduct of Business Pending the Merger (page 63)

We have agreed that from October 31, 2014 through the effective time of the merger, we will, and will cause our subsidiaries to, subject to certain exceptions:

•	Conduct our business in the ordinary course consistent with past practice;

•	Use reasonable best efforts to preserve intact our current business organization, keep available the services of our current officers and employees, keep and preserve our present relationships with tenants, joint venture partners or co-venturers, suppliers, licensors, licensees, distributors and others having material business dealings with us; and

•	Preserve our status as a REIT within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

In addition, as described in this proxy statement, we have agreed that, prior to the effective time of the merger, subject to certain exceptions, we will not take certain actions without the prior written consent of Edens (which consent will not be unreasonably withheld, conditioned or delayed).

No Solicitation of Transactions (page 65)

The merger agreement contains restrictions on our right to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving AmREIT or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, our board of directors may respond to an unsolicited written acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal.

Conditions to the Merger (page 70)

Each party’s obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	Receipt of the affirmative vote of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter at the special meeting; and

•	No federal, state, local or foreign judgment, injunction, order, writ, ruling or decree having been issued by any governmental entity and no other law that is in effect and prevents the consummation of the merger.

The obligations of the Buyer Parties to complete the merger are also subject to the satisfaction or waiver by the Buyer Parties to additional conditions, including:

•	Subject to certain materiality qualifiers, the accuracy of each of our representations and warranties;

•	Our performance and compliance in all material respects of all our obligations under the merger agreement;

•	The Buyer Parties’ receipt of a tax opinion stating that we are and have in prior years qualified for taxation as a REIT; and

•	The absence of a certain changes, circumstances, events or effects that have had or would be reasonably likely to have a material adverse effect on us.

Our obligations are subject to satisfaction and waiver of the following additional conditions:

•	Subject to certain materiality qualifiers, the accuracy of each of the representations and warranties of the Buyer Parties; and

•	The Buyer Parties’ performance and compliance in all material respects of all their obligations under the merger agreement.

Termination (page 71)

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the time our stockholders approve the merger (except as otherwise provided below):

•	by mutual written consent of the Buyer Parties and us;

•	by any of the Buyer Parties or us:

•	if the merger has not been consummated on or before May 1, 2015, unless the failure to consummate the merger is the result of a material breach of the merger agreement by the party seeking to terminate it;

•	if there is any law or any federal, state, local or foreign judgment, injunction, order, writ, ruling, temporary restraining order or decree permanently enjoining, restraining or prohibiting the consummation of the merger that will have become final and nonappealable; or

•	if, upon a vote taken at the special meeting (or any adjournment or postponement thereof), we fail to obtain the approval of the merger and the other transactions contemplated by the merger agreement by our stockholders (provided that we may not terminate the merger agreement if we have not complied with our obligations under the non-solicitation covenant or with our obligations with respect to the special meeting in all material respects, or we have otherwise breached in any material respect any of our obligations under the merger agreement in any manner that was the proximate cause of the failure to obtain the stockholder approval of the merger);

•	by the Buyer Parties, if we breach or fail to perform any of our representations, warranties or covenants contained in the merger agreement such that the conditions to the Buyer Parties’ obligation to consummate the merger would not be satisfied if such termination occurred on May 1, 2015, which breach or failure to perform is incapable of being cured by us by May 1, 2015 or, if capable of being cured by us on or before May 1, 2015, has not been cured prior to the earlier of (a) 30 days after the delivery of written notice to us of such breach and (b) May 1, 2015 (provided that the Buyer Parties are not then in material breach of any representation, warranty or covenant in the merger agreement);

•	by the Buyer Parties, if:

•	an adverse recommendation change occurs;

•	a takeover proposal with respect to us is publicly proposed or announced or otherwise becomes publicly known and our board of directors fails to confirm the recommendation by our board of directors of the merger agreement, the merger or the other transactions contemplated by the merger agreement within five business days of a request from the Buyer Parties to do so; or

•	we materially breach or fail to perform any of our obligations under the non-solicitation provisions of the merger agreement;

•	by us, if the Buyer Parties breach or fail to perform any of their representations, warranties or covenants contained in the merger agreement such that the conditions to our obligation to consummate the merger would not be satisfied if the date of such termination was May 1, 2015, which breach or failure to perform is incapable of being cured by the Buyer Parties by May 1, 2015 or, if capable of being cured by the Buyer Parties by May 1, 2015, has not been cured prior to the earlier of (a) 30 days after the delivery of written notice to the Buyer Parties of such breach and (b) May 1, 2015 (provided that we are not then in material breach of any representation, warranty or covenant contained in the merger agreement); or

•	by us, prior to obtaining stockholder approval of the merger and other transactions contemplated by the merger agreement, in order to concurrently or immediately after enter into a written agreement for a takeover proposal that is a superior proposal, if we concurrently with, and as a condition to, any such termination, pay the Buyer Parties a termination fee, provided that we may not terminate the merger agreement pursuant to such provision if such superior proposal resulted from a material breach by us of the non-solicitation provisions of the merger agreement.

Effect of Termination; Termination Fees (page 72)

Termination Fee

We will be required to pay the Buyer Parties a termination fee equal to $16,500,000 if the merger agreement is terminated:

•	by the Buyer Parties prior to the effective time, if:

•	there has been an adverse recommendation change;

•	a takeover proposal with respect to us is publicly proposed or announced or otherwise becomes publicly known and our board of directors fails to confirm its recommendation of the merger agreement, the merger and the other transactions contemplated by the merger agreement within five business days of a request from the Buyer Parties to do so; or

•	we materially breach or fail to perform any of our obligations under the non-solicitation provisions of the merger agreement;

•	by us in order to enter into an agreement for a superior proposal; or

•	by the Buyer Parties or us if the merger has not been consummated on or before May 1, 2015 or we fail to receive stockholder approval of the merger upon a vote taken at the special meeting, and in any such case:

•	a takeover proposal is made to us or any person has publicly announced an intention to make a takeover proposal; and

•	we either (a) within nine months after termination of the merger agreement consummate a takeover proposal, or (b) within nine months after termination of the merger agreement, execute a definitive agreement which is later consummated with respect to a takeover proposal.

Reverse Termination Fee

The Buyer Parties will be required to pay to us a termination fee equal to $40,000,000 if:

•	the Buyer Parties or we terminate the merger agreement because there is any law, judgment, injunction, order, writ or ruling preventing the consummation of the merger that has become final and nonappealable or the merger has not been consummated on or before May 1, 2015, but only if in any such case:

•	the condition to the closing that there be no law, judgment, injunction, order, writ or ruling preventing the consummation of the merger is not satisfied due to a judgment, injunction, order, writ or ruling resulting from an action, suit or proceeding brought by a governmental entity (other than with respect to federal or state securities laws applicable to us); and

•	all of the other conditions to the Buyer Parties’ obligation to consummate the merger have been satisfied;

or

•	we terminate the merger agreement as a result of the Buyer Parties’ material breach of their obligations to obtain financing and use their reasonable best efforts in fulfilling the conditions to consummate the merger and at the time of such termination all other conditions to the Buyer Parties’ obligation to consummate the merger have been satisfied.

Effect of Termination

If the merger agreement is terminated, the merger agreement will become void and have no effect without any liability or obligation on the part of the Buyer Parties or us (or any stockholder, director, officer, employee, agent, consultant or representative of such party), other than obligations for payment of the applicable termination fee, obligations related to the protection of our confidential information, liability for damages incurred or suffered by a party to the extent such damages were the result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants or other agreements set forth in the merger agreement, and certain general provisions.

Regulatory Matters (page 53)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the merger, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware, and the acceptance of the articles of merger for record by the State Department of Assessments and Taxation of Maryland.

Litigation Relating to the Merger (page 53)

On July 14, 2014, two purported stockholders filed a complaint against AmREIT and our directors in the District Court of Harris County Texas in Houston, which is captioned Irving Braun et al. v. Taylor et al. The complaint sought to allege stockholder derivative and class action claims arising out of the decision by our board of directors to refuse Regency Centers Corporation’s private prior proposal to acquire AmREIT at $22.00 per share. The litigation was filed before AmREIT responded to Regency’s July 10, 2014 public proposal and before we announced that the board had decided to explore strategic alternatives. Plaintiffs alleged that the directors’

actions in response to Regency Center Corporation’s prior private proposal constituted a breach of fiduciary duty. The case was later stayed pending announcement of the conclusion of the board’s review of strategic alternatives. This announcement occurred on October 31, 2014. The plaintiffs have until no later than 30 days after October 31, 2014 to amend the complaint in light of our October 31, 2014 announcement.

Material U.S. Federal Income Tax Consequences (page 53)

The receipt of the merger consideration for each share of our stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. You should read “Proposal No. 1—Approval of the Merger—Material U.S. Federal Income Tax Consequences” beginning on page 53 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Delisting and Deregistration of Our Common Stock (page 57)

If the merger is completed, shares of our common stock will no longer be listed on the NYSE and will be deregistered under the Exchange Act.

Market Price of Our Common Stock (page 79)

Our common stock is currently listed on the NYSE, under the trading symbol “AMRE.” On July 9, 2014, the last trading day prior to Regency Centers Corporation publicly disclosing an offer to purchase the Company, the closing price of our common stock on the NYSE was $19.20 per share. On October 31, 2014, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common stock on the NYSE was $24.64 per share. On                     , 2014, the last trading day before the date of this proxy statement, our common stock closed at $            . You are encouraged to obtain current market quotations for our common stock.

No Dissenters’ Rights of Appraisal (page 82)

We are organized as a corporation under Maryland law. Under Maryland corporate law, holders of our common stock may not exercise the rights of objecting common stockholders to receive the fair value of their shares in connection with the merger because, among other things, shares of our common stock were listed on the NYSE at the close of business on the record date. However, our common stockholders can vote against the merger and the other transactions contemplated by the merger agreement.

Additional Information (page 83)

You can find more information about us in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 83.

QUESTIONS AND ANSWERS ABOUT THE MERGER

AND THE SPECIAL MEETING OF STOCKHOLDERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of AmREIT. Please refer to the more detailed information contained elsewhere in this proxy statement, including the annexes and the documents we refer to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you have been identified as an AmREIT stockholder as of the close of business on the record date for the determination of stockholders entitled to notice of the special meeting. This proxy statement contains important information about the merger and the special meeting of stockholders, and you should read this proxy statement carefully.

Q:	What is the proposed transaction for which I am being asked to vote?

A:	The proposed transaction is the acquisition of AmREIT and its subsidiaries by Edens pursuant to the merger agreement. Once the merger and the other transactions contemplated by the merger agreement have been approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, AmREIT will be merged with and into Merger Sub, a wholly-owned subsidiary of Edens Limited Partnership, with Merger Sub continuing as the surviving entity. After the merger, AmREIT will cease to exist. As a result, you will no longer have any rights as an AmREIT stockholder other than your rights to the merger consideration. Following completion of the merger, shares of our common stock will no longer be listed on the NYSE and the registration of such shares under the Exchange Act is expected to be terminated. For additional information about the merger, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.

Q:	As a common stockholder, what will I receive in the merger?

A:	For each outstanding share of our common stock that you own immediately prior to the effective time of the merger, you will receive the merger consideration, which is an amount equal to $26.55 in cash, without interest and less any applicable withholding taxes.

Q:	Will I receive any regular quarterly dividends with respect to the shares of our common stock that I own?

A:	Yes. Under the merger agreement, we are permitted to declare and pay to you prior to the effective time of the merger a quarterly dividend of up to $0.20 per share of our common stock per quarter (including a pro-rated dividend for any partial quarter ending at the effective time of the merger). However, under the terms of the merger agreement, we may not declare or pay any other dividends to you without the prior written consent of Edens.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible. If our stockholders vote to approve the merger and the other transactions contemplated by the merger agreement, and assuming that the other conditions to the merger are satisfied or waived, it is anticipated that the merger will become effective in the first quarter of 2015.

Q:	What happens if the merger is not completed?

A:

If the merger and the other transactions contemplated by the merger agreement are not approved by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their AmREIT common stock pursuant to the merger agreement. Instead, AmREIT will remain a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NYSE. Under specified circumstances, we may be required to pay Edens a termination fee or Edens may be required to pay us a reverse termination fee. See “The Merger Agreement – Effect of Termination; Termination Fees” beginning on page 72.

Q:	If the merger is completed, when can I expect to receive the merger consideration for my shares of AmREIT common stock?

A:	Promptly after the completion of the merger, you will receive a letter of transmittal describing how you may exchange your shares of our common stock for the merger consideration.

Q:	When and where is the special meeting?

A:	The special meeting of stockholders will take place on , 2015 at a.m., Central Standard Time, at .

Q:	Who can vote and attend the special meeting?

A:	All of our common stockholders of record as of the close of business on December 16, 2014, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Common stockholders as of the record date are entitled to vote at the special meeting or any postponement or adjournment of the special meeting. Each share of common stock entitles you to one vote on each matter properly brought before the special meeting.

Q:	What other proposals are being presented at the special meeting?

A:	In addition to the merger proposal, stockholders will be asked to consider and vote on the following proposals at the special meeting:

•	approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger (Proposal No. 2); and

•	approval of any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement (Proposal No. 3).

Q:	What vote is required to approve each of the proposals?

A:	Approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter at the special meeting. Because the required vote is based on the number of shares of our common stock outstanding rather than on the number of votes cast, failure to vote your shares and abstentions will have the same effect as voting against approval of the merger and the other transactions contemplated by the merger agreement.

Approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and approval of any adjournments if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement require the affirmative vote of a majority of the votes cast on each such matter at the special meeting. For the purposes of these proposals, abstentions will not be counted as votes cast and will have no effect on the result of the votes. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.

Although the board of directors intends to consider the vote resulting from the advisory (non-binding) vote on “golden parachute” compensation that our named executive officers will or may receive in connection with the merger, the vote is advisory only and, therefore, is not a condition to the closing of the merger, is not binding on AmREIT or Edens or any of their respective subsidiaries, and, if the merger and other transactions contemplated by the merger agreement are approved by our stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved.

Q:	How does the merger consideration compare to the market price of the common stock?

A:	The cash consideration of $26.55 for each share of our common stock represents a 38% premium to the closing price of our common stock on July 9, 2014, the last trading day before the public announcement of an unsolicited proposal from Regency Centers Corporation, and a premium of 21% over Regency Center Corporation’s $22.00 per share proposal.

Q:	How does our board of directors recommend that I vote?

A:	Upon careful consideration, our board of directors has unanimously recommended that our common stockholders vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, by advisory (non-binding) vote, the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and “FOR” the proposal for the approval of any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Q:	Do any of the company’s executive officers and directors or any other person have any interest in the merger that is different than mine?

A:	Our directors and executive officers may have interests in the merger that are different from, or in addition to, yours, pursuant to certain agreements between such executive officers and directors and AmREIT. These interests may be different from, or in conflict with, your interests as our stockholder. The members of our board of directors were aware of these additional interests and considered them in approving the merger and in recommending to our stockholders that they vote “FOR” the merger and the other transactions contemplated by the merger agreement. For a description of the interests of our directors and executive officers in the merger, see “Proposal No. 1— Approval of the Merger — Interests of Executive Officers and Directors in the Merger” beginning on page 49.

Q:	How do I cast my vote if I am a record holder?

A:	If you are a common stockholder of record on the close of business on the record date, you may vote in person at the special meeting or submit a proxy for the special meeting. You can submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. Please choose only one method to authorize a proxy to cast your vote. We encourage you to vote over the Internet, which is a convenient, cost-effective and reliable alternative to returning a proxy card by mail.

Q:	How do I cast my vote if my shares of our common stock are held in the name of my broker, bank or other nominee (street name)?

A:	If you hold your shares of our common stock in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a proxy form from the broker, bank or other nominee that is the record holder of your shares and provide the record holder of your shares with instructions on how to vote your shares, in accordance with the voting directions provided by your broker, bank or other nominee. If your shares are held in “street name”, please refer to the voting instruction form used by your broker, bank or other nominee, or contact them directly, to see if you may submit voting instructions using the Internet or telephone.

Q:	What does it mean if I received more than one set of proxy materials?

A:	If you received more than one set of proxy materials, it likely means that you hold shares of our common stock in more than one account. For example, you may own your shares of our common stock in various forms, including jointly with your spouse, as trustee of a trust or as custodian for a minor. To ensure that all of your shares of our common stock are voted, please provide a proxy or voting instructions for each account for which you received proxy materials.

Q:	What will happen if I abstain from voting or fail to vote?

A:	With respect to the proposal to approve the merger and the other transactions contemplated by the merger agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, it will have the same effect as a vote “AGAINST” that proposal.

With respect to the proposal to approve, by advisory (non-binding) vote, the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger, and the proposal to approve any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement, if you abstain from voting or fail to vote, it will have no effect.

Q:	What is a broker non-vote?

A:	A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in “street name,” the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner. Brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Thus, if a beneficial owner of shares of our common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be present in person or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement.

If you do not instruct your broker, bank or other nominee to vote your shares with respect to the proposal to approve the merger and the other transactions contemplated by the merger agreement, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal. However, a failure to instruct your broker, bank or other nominee to vote on the other two proposals to be considered at the special meeting will have no effect on the outcome of such proposals.

Q:	How will proxy holders vote my shares?

A:	If you properly submit a proxy prior to the special meeting, your shares of our common stock will be voted as you direct. If you properly submit a proxy but no direction is otherwise made, your shares of our common stock will be voted “FOR” the approval of the merger and the other transactions contemplated by the merger agreement, “FOR” the approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and “FOR” the approval of any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Q:	What is a quorum?

A:	The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting as of the close of business on the record date will constitute a quorum for purposes of the special meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present.

Q:	Why is my vote important?

A:	If you do not submit a proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because Proposal No. 1 must be approved by the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter at the special meeting, your failure to submit a proxy or voting instructions or to vote in person at the special meeting will have the same effect as a vote “AGAINST” Proposal No. 1, approval of the merger and the other transactions contemplated by the merger agreement.

Q:	What happens if I sell my shares before the special meeting?

A:	If you held your shares of our common stock on the record date but transfer them prior to the merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for the shares of our common stock. The right to receive such consideration will pass to the person who owns the shares you previously owned when the merger becomes effective.

Q:	Can I change my vote after I submit my proxy?

A:	Yes. If you own shares of our common stock as a record holder, you may revoke a previously granted proxy at any time before it is exercised by filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy. If you have instructed a broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:	Is the merger expected to be taxable to me?

A:	Yes. The receipt of the merger consideration for each share of our stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws. You should read “Proposal No. 1—Approval of the Merger—Material U.S. Federal Income Tax Consequences” beginning on page 53 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Q:	What rights do I have if I oppose the merger?

A:	If you are a common stockholder of record, you can vote against the merger and the other transactions contemplated by the merger agreement. You are not, however, entitled to exercise rights as an objecting common stockholder to receive the fair value of your shares in connection with the merger because shares of our common stock were listed on the NYSE at the close of business on the record date. Please see “No Dissenters’ Rights of Appraisal” on page 82.

Q:	What will happen to shares of our common stock that I currently own after completion of the merger?

A:	Following the completion of the merger, your shares of our common stock will be canceled and will represent only the right to receive your portion of the merger consideration. Trading in shares of our common stock on the NYSE will cease. Price quotations for shares of our common stock will no longer be available and we will cease filing periodic reports with the SEC.

Q:	Where can I find the voting results of the special meeting?

A:	AmREIT intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that AmREIT files with the SEC are publicly available when filed.

Q:	Can I participate if I am unable to attend the special meeting?

A:	If you are unable to attend the meeting in person, we encourage you to complete, sign, date and return your proxy card, authorize a proxy to vote your shares by telephone or authorize a proxy to vote your shares over the Internet. The special meeting will not be broadcast telephonically or over the Internet.

Q:	Where can I find more information about the company?

A:

We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the website the SEC maintains at www.sec.gov and on our website at

www.amreit.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 83.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	AmREIT will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our officers, directors and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We have retained Georgeson Inc. to assist us in the solicitation of proxies, and will pay approximately $15,000 plus reimbursement of out-of-pocket expenses, to Georgeson for its services. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of our common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:	What is the deadline for voting my shares?

A:	If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m., Eastern Standard Time, on , 2015 in order for your shares to be voted at the special meeting. However, if you are a stockholder of record, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the special meeting, in order for your shares to be voted at the meeting. If you are a beneficial owner, please read the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.

Q:	What do I need to do now?

A:	We urge you to read carefully this proxy statement, including its annexes and the documents we refer to in this proxy statement, and then mail your completed, dated and signed proxy card or voting instruction form in the enclosed prepaid return envelope as soon as possible, or submit your proxy or voting instruction via the Internet or by phone in accordance with the instructions included with this proxy statement and the enclosed proxy card or voting instruction form, so that your shares can be voted at the special meeting.

Q:	Who can help answer my other questions?

A:	If you have more questions about the special meeting or the merger, you should contact our proxy solicitation agent, Georgeson, by calling toll-free at 1-866-541-3547. If your broker holds your shares, you should also call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This proxy statement and the documents to which we refer you in this proxy statement contain “forward-looking statements” as that term is defined by the Private Securities Litigation Reform Act of 1995, which we refer to as the Act, and the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. Examples of forward-looking statements include information concerning possible or assumed future results of operations of AmREIT, the expected completion and timing of the merger and other information relating to the merger. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Except for historical information, matters discussed in this proxy statement are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the satisfaction of the conditions to consummate the merger, including the receipt of the required stockholder approval;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of the legal proceedings that have been instituted against us prior to or following announcement of the merger agreement;

•	the failure of the merger to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	national and local economic, business and real estate conditions that will, among other things, affect:

•	demand for retail space,

•	the extent, strength and duration of any economic recovery, including the effect on demand for retail space and the creation, cost and timing of new retail development,

•	availability and creditworthiness of tenants,

•	the level of lease rents, and

•	the availability of financing for both tenants and us;

•	adverse changes in the real estate markets, including, among other things:

•	the extent of tenant bankruptcies, financial difficulties and defaults,

•	the extent of future demand for retail space in our core markets and barriers to entry into markets which we may seek to enter in the future,

•	the extent of the decreases in rental rates,

•	our ability to identify and consummate attractive acquisitions on favorable terms,

•	our ability to successfully complete and lease development projects on time and within budget,

•	our ability to consummate any planned dispositions in a timely manner on acceptable terms, and

•	changes in operating costs, including real estate taxes, utilities, insurance and security costs;

•	actions, strategies and performance of affiliates that we may not control or companies in which we have made investments;

•	ability to obtain insurance at a reasonable cost;

•	ability to maintain our status as a REIT for federal and state income tax purposes;

•	ability to raise capital;

•	effect of any terrorist activity or other heightened geopolitical risks;

•	governmental actions and initiatives; and

•	environmental/safety requirements.

Forward-looking statements are based on the information currently available and are applicable only as of the date on which such statements were made. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. You are urged to carefully review the disclosures we make in this proxy statement and the documents to which we refer you in this proxy statement concerning risks and other factors that may affect us, including those made in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 21, 2014, and updated in our subsequently filed current reports on Form 8-K and our Quarterly Reports on Form 10-Q. The forward-looking statements are qualified in their entirety by these cautionary statements, which are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. We caution you that any forward-looking statements made in this proxy statement or the documents to which we refer you in this proxy statement are not guarantees of future performance and that you should not place undue reliance on any of such forward-looking statements, which speak only as of the date of this document. There may be additional risks of which we are presently unaware or that we currently deem immaterial. We do not intend, and undertake no obligation, to update our forward-looking statements to reflect future events or circumstances, except as required by law.

INFORMATION ABOUT THE SPECIAL MEETING OF STOCKHOLDERS

This section contains information about the special meeting of stockholders.

Together with this proxy statement, we are sending you a notice of special meeting of stockholders and a form of proxy that is being solicited by our board of directors for use at the special meeting. The information and instructions contained in this section are addressed to our stockholders and all references to “you” or “stockholders” in this section and elsewhere in the proxy statement should be understood to be addressed to our stockholders.

Date, Time and Purpose of the Special Meeting of Stockholders

This proxy statement is being furnished by our board of directors in connection with the solicitation of proxies from holders of our common stock for exercise at the special meeting of stockholders to be held on                     , 2015 at                                     , at              a.m. Central Standard Time, and at any postponement or adjournment of the special meeting, if applicable. The purpose of the special meeting is for you to consider and vote upon: (1) a proposal to approve the merger of AmREIT with and into Merger Sub, with Merger Sub surviving the merger, and the other transactions contemplated by the merger agreement (Proposal No. 1); (2) a proposal to approve, by advisory (non-binding) vote, the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger (Proposal No. 2); and (3) a proposal to approve any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement (Proposal No. 3). Our common stockholders must approve the merger and the other transactions contemplated by the merger agreement for the merger to occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Recommendation of Our Board of Directors

Our board of directors has unanimously approved the merger agreement and the terms and conditions thereof and the merger and the other transactions contemplated by the merger agreement and determined that they are advisable and in the best interests of AmREIT and its stockholders and unanimously recommended that stockholders vote “FOR” Proposal No. 1, approval of the merger and the other transactions contemplated by the merger agreement, “FOR” Proposal No. 2, approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger, and “FOR” Proposal No. 3, approval of any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

For more information concerning the recommendation of our board of directors with respect to the merger, see “Proposal No. 1 – Approval of the Merger – Recommendation of Our Board of Directors and Reasons for the Merger” beginning on page 33.

Record Date, Notice and Quorum

Only holders of record of our common stock as of the close of business on the record date, which was December 16, 2014 are entitled to receive notice of and to attend the special meeting or any postponements or adjournments of the special meeting. At the close of business on the record date of December 16, 2014,                  shares of our common stock were outstanding and entitled to vote at the special meeting or any postponements or adjournments of the special meeting.

Stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum.

If a quorum is not present at the special meeting of stockholders, we expect that the special meeting will be adjourned to a later date.

Required Vote

Each share of our common stock outstanding on the record date will be entitled to one vote, in person or by proxy, on each proposal submitted for the vote of stockholders.

The approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast on the matter at the special meeting. Because the required vote for this proposal is based on the number of shares of our common stock outstanding rather than on the number of votes cast, failure to vote your shares of our common stock (including as a result of broker non-votes, if any) and abstentions will have the same effect as voting against approval of the merger and the other transactions contemplated by the merger agreement.

The proposal to approve, by advisory (non-binding) vote, the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and the proposal to approve any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement each require the affirmative vote of a majority of the votes cast on such matter at the special meeting. For the purposes of these proposals, abstentions will not be counted as votes cast and will have no effect on the result of the votes on these proposals. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.

If you hold your shares of our common stock in your own name as of the record date and want your shares of our common stock to be included in the vote, you must vote your shares of our common stock by using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail;

•	submit your proxy or voting instructions by telephone or by Internet by following the instructions included with your proxy card; or

•	appear and vote in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, we request that you complete and return a proxy for your shares of our common stock as described above as promptly as possible. If you own shares of our common stock through a broker, bank or other nominee in “street name,” you must provide voting instructions in accordance with the instructions on the voting instruction form that your broker, bank or other nominee provides to you. You should instruct your broker, bank or other nominee as to how to vote your shares, following the directions contained in such voting instruction form. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee, who can give you directions on how to vote your shares of our common stock.

Broker Non-Votes

A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in “street name,” the broker, bank or other nominee lacks discretionary authority to vote the shares and the broker, bank or other nominee has not received voting instructions from the beneficial owner. Brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Thus, if a beneficial owner of shares of AmREIT common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be present in person or represented by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. If you do not instruct your broker, bank or other nominee to vote your shares with respect to the proposal to approve the merger and the other transactions contemplated by the merger agreement, your shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal. However, a failure to instruct your broker, bank or other nominee to vote on the proposal to approve, by advisory (non-binding) vote, the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement will have no effect on the outcome of such proposals.

Shares Held by Directors and Executive Officers

As of the close of business on the record date, our directors and executive officers held and are entitled to vote at the special meeting                  shares of our common stock, representing approximately             % of the aggregate common stock issued and outstanding on that date. We currently expect that our directors and executive officers will vote their shares in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement and the other two proposals to be considered at the special meeting, although none of them is obligated to do so.

Proxies and Revocation; Brokers

If you properly submit a signed proxy, your shares of our common stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares of our common stock will be voted “FOR” the approval of the merger and the other transactions contemplated by the merger agreement, “FOR” the approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and “FOR” the approval of any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

•	by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Corporate Secretary, at AmREIT, Inc., 8 Greenway Plaza, Suite 1000, Houston, TX 77046;

•	by delivering to our Corporate Secretary a later-dated, duly executed proxy or by submitting your proxy or voting instructions by telephone or by Internet at a date after the date of the previously submitted proxy relating to the same shares; or

•	by attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own our shares of our common stock in “street name,” you may revoke or change a previously granted proxy by following the instructions provided by your broker, bank or other nominee that is the registered owner of your shares of our common stock.

We do not expect that any matter other than the approval of the merger and the other transactions contemplated by the merger agreement, the approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger and the approval of any adjournment, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are sufficient votes at the time of the special meeting to approve the merger will be brought before or at the special meeting. If, however, such a matter is properly presented before or at the special meeting or any postponements or adjournments of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

AmREIT will pay the costs of soliciting proxies for the special meeting. Our officers, directors and employees may solicit proxies by telephone and facsimile, by mail, by Internet or in person. They will not be paid any additional amounts for soliciting proxies. We will also request that individuals and entities holding shares of our common stock in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services upon request. We have retained Georgeson Inc. to assist us in the solicitation of proxies, and will pay fees of approximately $15,000, plus reimbursement of out-of-pocket expenses, to Georgeson. In addition, our arrangement with Georgeson includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of our common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Postponements

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders from time to time to a date not more than 120 days after the original record date.

Adjournments

The affirmative vote of a majority of the votes cast on such matter at the special meeting will be sufficient to adjourn the special meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at such meeting. For purposes of the vote to adjourn the special meeting, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Georgeson, our proxy solicitor, toll-free at 1-866-541-3547.

Your vote is important. Please sign, date and return your proxy card or voting instruction form or submit your proxy and/or voting instructions by telephone or over the Internet promptly.

PARTIES TO THE MERGER

AmREIT

8 Greenway Plaza, Suite 1000

Houston, Texas 77046

(713) 850-1400

We are a Maryland corporation and a vertically integrated and self-administered publicly traded REIT that owns, operates, acquires and selectively develops and redevelops primarily neighborhood and community shopping centers located in high-traffic, densely populated, affluent areas with high barriers to entry. Our shopping centers are often anchored by strong national and local retailers, including supermarket chains, drug stores and other necessity-based retailers. Our remaining tenants consist primarily of specialty retailers and local restaurants. Over our 31-year history, we have acquired, owned and operated retail properties across 19 states. Additional information about us is available on our website at www.amreit.com. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. Our common stock is listed on the NYSE under the symbol “AMRE.” For additional information about us and our business, please refer to “Where You Can Find More Information” on page 83.

Edens Investment Trust

1221 Main Street, Suite 1000

Columbia, South Carolina, 29201

(803) 779-4420

Edens Investment Trust is a Maryland statutory trust. It owns approximately 94% of the limited partnership units of Edens Limited Partnership.

Edens Limited Partnership

1221 Main Street, Suite 1000

Columbia, South Carolina, 29201

(803) 779-4420

Edens Limited Partnership is a Delaware limited partnership. Edens Limited Partnership and its subsidiaries and affiliates develop, own and operate community-oriented shopping centers primarily in markets located on the East Coast. As of November 1, 2014, Edens owns 95 centers as well as a number of development sites with an overall portfolio value in excess of $4 billion, the majority of which assets are located in the MSAs of Boston, New York, Washington, DC, Atlanta and Miami.

Saturn Subsidiary, LLC

c/o Edens Investment Trust

1221 Main Street, Suite 1000

Columbia, South Carolina, 29201

(803) 779-4420

Merger Sub is a Delaware limited liability company and a wholly owned subsidiary of Edens Limited Partnership that was formed solely for the purpose of consummating the merger and the related transactions in connection with the merger.

PROPOSAL NO. 1 — APPROVAL OF THE MERGER

The following is a description of the material aspects of the merger, including the merger agreement. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that may be important to you. We encourage you to read carefully this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger.

Overview

Under the terms of the merger agreement, Edens Limited Partnership will acquire AmREIT through its ownership of Merger Sub. To accomplish this, pursuant to the merger agreement, at the effective time of the merger, AmREIT will merge with and into Merger Sub, with Merger Sub surviving the merger and continuing to exist as the surviving entity. The surviving entity will be a direct wholly owned subsidiary of Edens Limited Partnership and an indirect wholly owned subsidiary of Edens Investment Trust.

Background of the Merger

From our inception in the early 1980s until 1997, we accumulated a portfolio of retail real estate assets consisting of both community shopping centers located primarily in Houston as well as single tenant properties leased on a triple net lease basis primarily to restaurants. During that period, we raised equity capital in private placements and in best-efforts registered offerings through a network of independent broker-dealers for whom an affiliated AmREIT broker-dealer served as dealer-manager. In July 2002, we listed a class of our common stock, our Class A common stock, on the American Stock Exchange. Through 2006, we also issued three unlisted classes of our common stock known as Class B, Class C and Class D common stock, each of which classes was not traded on a recognized securities market. In May 2005, we issued shares of our Class A common stock in an underwritten registered public offering. By the spring of 2007, we had four classes of common stock, an independent broker-dealer network with a substantial annual overhead load and disparate property types that produced attractive cash returns but did not fit together from a strategic point of view.

In 2007, our board of directors adopted Vision 2010, a three-year strategic plan intended to enhance stockholder value by (1) reducing our overhead by discontinuing our broker-dealer operation and shutting down our independent broker-dealer network; (2) simplifying our capital structure; and (3) focusing our growth and real estate operations on institutional-quality Irreplaceable Corner® properties. In the third quarter of 2008, we discontinued our broker-dealer operations. In the fourth quarter of 2008, we voluntarily de-listed our thinly traded Class A common stock and began planning to simplify our capital structure. In May 2009, we procured stockholder approval to re-domicile AmREIT from Texas to Maryland, a state in which a majority of listed REITs are formed. In November 2009, we consummated the merger of AmREIT into REITPlus, Inc., a Maryland corporation that elected to be taxed as a REIT, simplifying our capital structure by consolidating all classes of our common stock into a single class. Concurrently with the merger discussed in the prior sentence, REITPlus, Inc. changed its name to AmREIT, Inc.

In early 2010, our board of directors adopted Vision 2012, a two-year strategic plan focused on enhancing stockholder value through creating liquidity for our stockholders and growing our Irreplaceable Corner® portfolio. Between the time of the adoption of Vision 2012 and the end of 2012, we completed an underwritten public offering of our common stock and listed our common stock on the NYSE, acquired five Irreplaceable Corner® properties in Houston, Dallas and Atlanta and, working with our underwriters, planned to convert all of our illiquid Class A common stock into listed common stock by the time of our annual meeting in 2013. We completed this conversion in April 2013.

In October 2013, our board of directors authorized another strategic initiative intended to enhance stockholder value through the vertical redevelopment of suitable Irreplaceable Corner® properties in our portfolio. In November 2013, we announced that we had categorized our Uptown Park and Courtyard on Post Oak properties in Houston as “under development.” In April 2014, we announced detailed steps to begin development of those properties.

On April 10, 2014, Mr. Taylor, our chairman and chief executive officer, met Martin E. Stein, Jr., the chairman and chief executive officer of Regency Centers Corporation, or Regency, at an Urban Land Institute meeting in Canada. At that meeting, Mr. Stein expressed a general interest in exploring strategic transactions between Regency and AmREIT.

Prior to the annual REITWeek institutional investor conference in New York that was held in early June 2014, Mr. Stein invited Mr. Taylor to meet him for breakfast. At a breakfast held on the morning of June 3, 2014, attended only by Messrs. Stein and Taylor, Mr. Stein informed Mr. Taylor that he had discussed with Regency’s board of directors the possible acquisition of AmREIT by Regency for a price equal to $22.00 per share. At that meeting, Mr. Taylor informed Mr. Stein that we were in the early stages of a number of exciting growth initiatives that management and our board of directors expected to significantly enhance stockholder value through vertical development of some of our best Irreplaceable Corner® properties and that he believed it was premature for us to consider a strategic transaction with Regency or otherwise.

On June 11, 2014, at a meeting called for the purpose of approving the launch of an “at the market” offering of our common stock and approving an amendment of our revolving credit agreement, Mr. Taylor informed our board of directors that he had received a verbal indication of interest from Mr. Stein with respect to Regency acquiring AmREIT for a price of $22.00 per share. Mr. Taylor informed our board of directors that, based on management’s internal asset valuation model, our current net asset value per share of AmREIT common stock exceeded the price that Mr. Stein indicated Regency would be interested in paying for AmREIT. Management indicated to the board of directors that it believed the continued independent operation of AmREIT was likely to yield higher values than Regency’s unsolicited offer. Following discussion, the board of directors agreed that pursuing the $22.00 per share indication of interest was not in the best interest of AmREIT and that the board of directors should decline Regency’s indication of interest if the board of directors received a written communication from Regency at this price.

On June 19, 2014, Mr. Taylor received from Mr. Stein a letter indicating Regency’s interest in purchasing AmREIT for a purchase price of $22.00 per share, payable in cash, Regency common stock or a combination thereof. The letter was accompanied by materials supporting Regency’s financial offer. In the letter, Mr. Stein indicated a willingness on the part of Regency to create an “urban densification” division within Regency and his interest in Mr. Taylor and key members of our management team playing an important role within that division. The letter also indicated Regency’s interest in Mr. Taylor becoming a member of Regency’s management executive committee and joining Regency’s board of directors. Mr. Stein stated that he had the full support of Regency’s board of directors in making the proposal.

On June 23, 2014, Mr. Taylor provided to our board of directors the letter and supporting materials from Regency together with management’s analysis of our then current net asset value per share of our common stock, which exceeded Regency’s indicated offer price, with additional analysis of potential value that could be created for our stockholders through the vertical redevelopment initiatives that we had announced.

On June 25, 2014, Mr. Taylor sent a letter to Mr. Stein rejecting Regency’s offer to engage in further dialogue and due diligence regarding a potential acquisition transaction.

On July 1, 2014, representatives of Eastdil Secured/Wells Fargo Securities, or Wells Fargo, contacted representatives of Jefferies LLC, or Jefferies, who had been the lead book-running manager of our July 2012 and July 2013 underwritten public offerings of common stock, and requested that Jefferies inform Mr. Taylor of Regency’s desire to engage in exclusive acquisition negotiations with us. Jefferies promptly conveyed this message to Mr. Taylor.

On July 7, 2014, the Wells Fargo representatives again contacted the Jefferies representatives, informing them that (1) Regency had acquired a position in AmREIT common stock, and (2) Regency was prepared to publicly announce such stock position and publish an indication of interest in acquiring AmREIT if, within 24 hours, AmREIT did not accept Regency’s proposal to engage in exclusive negotiations with respect to Regency’s potential acquisition of AmREIT. On July 8, 2014, Mr. Taylor instructed Jefferies to advise Regency that AmREIT rejected Regency’s proposal to engage in exclusive negotiations with Regency regarding a potential acquisition transaction.

On July 10, 2014, Regency issued a press release, publishing a letter from Mr. Stein to Mr. Taylor containing a proposal by Regency to acquire AmREIT for a price of $22.00 per share of AmREIT common stock, payable in cash, Regency common stock or a combination thereof. After receipt of the proposal letter, our board of directors met telephonically to discuss the proposal. At this meeting, our board of directors designated Mr. Taylor and two independent directors of AmREIT, Mack Pridgen and H.R. Rush, to interview potential financial advisors and report back to the full board of directors. On the same day, we issued a press release acknowledging receipt of a non-binding unsolicited acquisition proposal from Regency for $22.00 per share of AmREIT common stock and stating that our board of directors had met to discuss the proposal and would evaluate the proposal carefully and respond in due course.

On July 12, 2014, our board of directors held a telephonic meeting to discuss AmREIT’s response to the Regency proposal and to interview and select a financial advisor. Messrs. Taylor, Pridgen and Rush and representatives of Morrison & Foerster LLP, AmREIT’s regular outside corporate counsel, reported on their discussions with three potential financial advisors and recommended that the board engage Jefferies as AmREIT’s financial advisor. Our board of directors telephonically interviewed the three potential advisors suggested by Messrs. Taylor, Pridgen and Rush, and then discussed how to ensure that any engagement of a financial advisor did not create a material incentive to favor or reject any acquisition proposal. Following such discussion, our board of directors decided to engage Jefferies as AmREIT’s financial advisor.

On July 16, 2014, we issued a press release announcing that Jefferies would serve as AmREIT’s financial advisor and Morrison & Foerster would serve as AmREIT’s legal advisor regarding Regency’s proposal and any strategic alternatives to be explored by us.

On July 24, 2014, our board of directors held its regular quarterly meeting. Representatives of our executive management team attended the meeting, as did representatives of Jefferies, Morrison & Foerster and Venable LLP, AmREIT’s Maryland counsel, or Venable. After the board of directors conducted its regular quarterly business, the board turned its attention to AmREIT’s response to Regency’s public proposal. Representatives of Venable advised the members of the board of their duties under applicable law in considering the unsolicited acquisition offer from Regency and any review of strategic alternatives taken by our board of directors. Representatives of Morrison & Foerster and Venable reviewed with the board steps that it could consider in responding to the Regency offer and evaluating strategic alternatives, including measures the board could adopt to ensure that our board of directors would be able to satisfy their duties under applicable law. As a part of the discussion, AmREIT’s takeover defenses were reviewed and Venable explained for the board the provisions of the Maryland Business Combination Act.

After being advised of their legal duties and reviewing potential steps they could take in responding to the Regency offer and evaluating strategic alternatives, the members of our board of directors received a report from members of our executive management team. Mr. Taylor and other members of our executive management team reviewed with the board our business plan, including plans for vertical development at our Uptown Park and Courtyard at Post Oak properties in Houston, and management’s views regarding our portfolio of Irreplaceable Corner® properties and the valuation of our property portfolio and business platform. Following management’s presentation, representatives of Jefferies reviewed with the board its preliminary views on the valuation of AmREIT. Representatives of Jefferies also reviewed with the board potential strategic alternatives that may be available to us, including remaining as an independent public company and a potential sale.

After hearing presentations from our executive management team and Jefferies, asking a number of questions regarding their respective presentations and discussing the valuation information presented to the board, our board of directors went into executive session, with representatives of Morrison & Foerster and Venable present. Mr. Taylor expressed his view that the board should authorize a process to evaluate strategic alternatives for maximizing value for our stockholders. The directors also discussed the importance of having AmREIT, and not outside parties, maintain control over the process by which strategic alternatives are evaluated and the benefits of opting into the Maryland Business Combination Act for that purpose. Mr. Taylor then exited the meeting. The independent members of our board discussed further the information heard during the meeting and their views on what AmREIT should do. Mr. Taylor then rejoined the meeting. Following further discussion, the board unanimously resolved: (i) to ratify Jefferies’ engagement as our financial advisor and Morrison & Foerster’s and Venable’s engagement as our legal advisors to assist the board in evaluating our strategic alternatives for maximizing stockholder value; and (ii) to opt into the Maryland Business Combination Act in order to ensure that the board had sufficient time to carefully consider such strategic alternatives.

On July 29, 2014, we publicly announced AmREIT’s decision to explore strategic alternatives to enhance stockholder value, to engage financial and legal advisors to assist the board in such evaluation and the decision to opt into the Maryland Business Combination Act. Between July 24 and August 5, 2014, Jefferies, working with our executive management team, compiled a list of parties who were identified as being potentially interested in pursuing a transaction with AmREIT, and Morrison & Foerster prepared a form of non-disclosure agreement to be distributed to prospective interested parties.

On August 5, 2014, our board of directors held a telephonic special meeting for the purpose of reviewing with representatives of Jefferies the list of parties who were identified as being potentially interested in pursuing an acquisition or other strategic alternative transaction. Members of our executive management team and representatives of Jefferies and Morrison & Foerster attended the meeting. At the beginning of the meeting, representatives of Morrison & Foerster reminded members of our board of directors of their duties under applicable law in evaluating our strategic alternatives. Representatives of Jefferies then presented the board with a list of 37 Tier 1 prospects, who were the companies or institutional capital sources that Jefferies believed were most likely to have an interest in pursuing a strategic alternative transaction with us, and 62 Tier 2 prospects comprised of companies who are actively involved in merger and acquisition activity or purchases of real estate portfolios. Jefferies reported to the board that the prospects included many of the publicly-traded shopping center REITs, including Regency, certain private REITs and real estate companies as well as a significant number of well-known financial buyers. After discussing the list of prospects with Jefferies, the board unanimously resolved to authorize Jefferies to submit inquiries to 41 potential interested parties, including all 37 Tier 1 prospects.

On August 6, 2014, Jefferies began to contact, on behalf of AmREIT, the potential interested parties. Between August 6 and September 4, 2014, we entered into non-disclosure and standstill agreements with 22 parties (which included publicly-traded shopping center REITS, including Regency, certain private REITs and real estate companies as well as certain well-known financial buyers). None of the non-disclosure and standstill agreements prohibited the counterparty from requesting a waiver of the standstill provisions. Jefferies provided each of these parties with access to an electronic data room containing information about, among other things, our properties, our financial position, results of operations and prospects and our vertical development opportunities. Four of these parties had removed themselves from the process by September 4, 2014, leaving 18 active participants on that date.

On September 5, 2014, our board of directors held a telephonic meeting. Members of our executive management team and representatives of Jefferies and Morrison & Foerster attended the meeting. During the meeting, members of our executive management team and Jefferies reported to the board the steps taken to date in the process to evaluate strategic alternatives. Management reported to the board that 41 potentially interested parties had been contacted about their potential interest in a strategic alternative transaction involving AmREIT, 18 participants had executed non-disclosure and standstill agreements and remained active in the strategic alternative evaluation process and one party was still negotiating the terms of a non-disclosure and standstill agreement with AmREIT. Management also reported that all of the parties who had executed non-disclosure and standstill agreements had reviewed documents in the electronic data room. After discussing the status of the strategic alternative evaluation process with members of our executive management team and representatives of Jefferies and Morrison & Foerster, our board of directors authorized Jefferies to inform each interested party that the deadline for submitting non-binding indications of interest, including the price per share of AmREIT common stock they would be willing to pay in an acquisition of AmREIT, was September 25, 2014.

Between September 5, 2014 and September 25, 2014, all interested parties were offered the opportunity to hold in-person meetings with our management team, and our executive management team had in-person meetings with each of the 10 interested parties who requested an in-person meeting. Each of our executive management team members participated in those meetings, and certain of those meetings involved tours of some of our properties. During this period, we responded to various questions from each of the interested parties, added extensive non-public information to the electronic data room and provided requesting parties with access to our personnel and advisors regarding certain tax and financial questions.

On September 25 and 26, 2014, eight companies, including Edens and Regency, submitted to us written, non-binding indications of interest in acquiring AmREIT. Each indication of interest contained, among other things, the price per share of AmREIT common stock the party was willing to pay for 100% of the outstanding shares of AmREIT common stock, the type of consideration (cash, stock or a combination) proposed to be utilized, any approvals required by the interested party, remaining due diligence requirements and an estimate of the amount of time such party would require to reach a definitive merger or acquisition agreement with us. The indicated prices per share of AmREIT common stock ranged from a low of $23.50 per share to a high of $25.10 per share (which $25.10 price was submitted by Edens).

On September 30, 2014, our board of directors held an in-person meeting to consider the response to the non-binding indications of interest to acquire AmREIT received from the interested parties the previous week. Members of our executive management team, as well as representatives of Jefferies and Morrison & Foerster, attended the meeting. At the beginning of the meeting, Mr. Taylor informed the board about the scope of and management’s impressions from the meetings that our executive management team held with each of the parties that had submitted non-binding indications of interest. In his remarks, Mr. Taylor advised the board that it was the view of the executive management team that additional value existed in AmREIT above that indicated by the non-binding indications of interest received by us the previous week.

Representatives of Morrison & Foerster also reminded the members of our board of directors of their duties under applicable law in evaluating our strategic alternatives. Representatives of Jefferies reviewed with the board Jefferies’ current financial analysis of AmREIT utilizing the same methodologies presented to the board at the July 24, 2014 meeting.

Members of our board of directors then asked questions regarding (1) the process followed by Jefferies to obtain the indications of interest; (2) the relative strategies, ability to pay and other relevant attributes of the parties who had submitted indications of interest; (3) whether those parties were providing appropriate value for our vertical development initiatives at Uptown Park and the Courtyard at Post Oak in Houston; and (4) the reasonable expectations of increasing the indicated prices in a second round of the process. The members of the board, members of our executive management team and the Jefferies and Morrison & Foerster representatives discussed how AmREIT should respond to the indications of interest.

Following the discussion, our board of directors, with input from the members of our executive management team present and the representatives of Jefferies and Morrison & Foerster, discussed the following action plan: (1) we would inform the four interested parties with the highest indicated values (which values ranged from $0.50 to $1.10 higher than the fifth highest indicated value) of their invitation to participate in a second round of the evaluation process along with the board’s expectation that their next round offers would be significantly higher than the initial non-binding indications of interest; (2) we would inform the other four interested parties that at the current levels, their indications of interest were insufficient to earn an invitation to participate in the second round of the process, but that they were invited as quickly as possible after being notified of their exclusion to provide an increased indicated price per share of AmREIT common stock, and if such indicated price was at least as high as the fourth highest indicated price (without that indicated price being disclosed), that party would be invited to participate in the second round of the strategic evaluation process; (3) the parties invited to participate in the second round would be provided with continued access to management and the data room to conduct more in depth due diligence to support an upwardly revised indicated price; and (4) Morrison & Foerster would prepare a “bid draft” of a merger agreement to be circulated by mid-October to participants in the second round with instructions to present markups of the bid draft at the time each participant submitted its second round bid.

The Jefferies representatives then exited the meeting, at which time our board of directors engaged in a further discussion of the steps and timing of the second round of the strategic evaluation process. After this discussion, the board unanimously approved a second round of the strategic evaluation process to be conducted in the manner discussed above.

On October 6, 2014, representatives of Jefferies, on behalf of AmREIT, called all of the parties who had submitted non-binding indications of interest. The Jefferies representatives informed the four companies with the highest indicated prices that they would be asked to participate in a second round of the strategic evaluation process but that their initial indicated prices were significantly below the level at which the AmREIT board of directors would desire to enter into a strategic transaction. They informed each of the four parties whose indicated prices were between $23.50 and $24.00 per share of AmREIT common stock that their indicated prices were insufficient to warrant their inclusion in a second round of our strategic evaluation process, but invited each of them to submit a revised indication of interest by the close of business on October 7, 2014. On October 7, one of those parties increased its indicated price from $24.00 to $25.50 per share of AmREIT common stock and was informed that it would be included in the second round of the strategic evaluation process. Mr. Taylor also called the five companies with the highest indicated prices to reiterate that their initial indicated prices were below the level at which our board of directors would desire to enter a strategic transaction. He also re-extended the invitation to make the AmREIT management team available to provide information or respond to questions that would be beneficial in their evaluation process.

Between October 6 and October 17, 2014, the five parties who were included in the second round of our strategic evaluation process continued to conduct their respective due diligence of our business and assets and were provided ongoing access to the electronic data room, our executive management team and advisors, who answered questions from various parties and advisors with respect to certain financial and tax matters.

On October 17, 2014, Jefferies, on behalf of AmREIT, provided to each of the five parties included in the second round of the strategic evaluation process a letter instructing those parties to submit by October 27, 2014 a non-binding letter containing (1) a price per share of AmREIT common stock that it was willing to pay for 100% of our outstanding common stock, including any underwriting assumptions and a detailed breakdown of associated transaction and debt breakage costs, (2) the form of consideration to be paid in such acquisition, (3) whether the proposed acquisition was fully financed or contingent upon receipt of financing, (4) a confirmation that due diligence was complete, and (5) a statement that all internal approvals had been obtained and a list of further approvals required prior to signing a definitive agreement for a transaction and prior to closing a transaction. Included with the instruction letter was a “bid draft” of a merger agreement. Each party was instructed to submit a markup of the bid draft of the merger agreement with their non-binding bids on October 27, 2014.

During the period October 17, 2014 to October 27, 2014, all parties invited to make second round proposals continued to have access to the electronic data room, our executive management team and our tax counsel at Morrison & Foerster. Three of the parties that were invited to make second round proposals had in-person meetings with members of our executive management team, including Terry Brown, Chairman and Chief Executive Officer of Edens, who met with Mr. Taylor and other members of our executive management team on October 27, 2014.

On October 27, 2014, all five parties that had been invited to participate in the second round of the strategic evaluation process submitted written non-binding proposals to acquire us and proposed mark-ups of the bid draft merger agreement.

Company A, a strategic buyer, proposed a merger of AmREIT into a wholly-owned merger subsidiary of Company A in exchange for $25.30 in cash per share of outstanding AmREIT common stock. Company A indicated it would be interested in discussing with our board of directors a stock-for-stock merger where our stockholders would receive a significant portion of the total merger consideration in Company A common stock. Company A did not indicate whether it had completed its due diligence investigation or whether additional approvals of the transaction were required.

Company B, a strategic buyer, proposed a merger of AmREIT with Company B in a 100% stock-for-stock transaction intended to qualify as a tax-free reorganization under the Code. The price per share of AmREIT common stock offered by Company B was $25.75, and Company B did not indicate whether the merger consideration would be determined based on a fixed exchange ratio or a fixed price per share of AmREIT common stock. Company B stated that it would be willing to discuss the form of consideration. Company B stated that its offer was not conditioned on completion of further due diligence or on financing, and that it had received all internal approvals to submit the offer but would require approval of its board of directors prior to executing a definitive merger agreement. Company B confirmed that the merger would not require a vote of Company B’s stockholders. Company B indicated its desire to retain key members of our management team. Company B requested a seven-day exclusivity period to conduct confirmatory due diligence and negotiate a definitive merger agreement and indicated that it could negotiate and execute a definitive merger agreement by the end of that exclusivity period.

Edens proposed a merger of us into a wholly-owned subsidiary of Edens in exchange for merger consideration of $26.00 per share of AmREIT common stock, payable in cash. Edens confirmed that its proposal was not subject to a financing contingency and that it had funding available to close the merger, had completed its due diligence and had obtained approval of its board of trustees. Edens confirmed that the merger would not require a vote of Edens’ shareholders. Additionally, Edens stated that it lacked business operations in Texas and indicated an intention to retain AmREIT personnel in Texas. Edens stated its belief that a definitive merger agreement could be executed by November 3, 2014 at the latest. The Edens proposal letter contained a letter from its equity financing sources informing us of their unanimous support for the merger transaction, the undrawn amount of their collective equity commitment to Edens and their respective abilities to fund that equity commitment. Moreover, the Edens proposal letter contained letters from the administrative agent on its revolving credit facility and the placement agent on a recent private senior note placement executed on September 25, 2014 indicating available debt financing available to Edens.

Company D, a strategic buyer, proposed a merger of AmREIT into a wholly-owned subsidiary of Company D in exchange for merger consideration of $26.25 per share of AmREIT common stock, payable 50% in cash and 50% in Company D common stock, with our stockholders having the option to take either $26.25 of cash or a number of shares of Company D common stock based on a fixed exchange ratio per share of AmREIT common stock, subject to customary pro-ration provisions. The merger as proposed was fully taxable to our stockholders. Company D also stated that it expected to invite one AmREIT director to join its board of directors. Company D confirmed that it had completed its due diligence investigation of us. Company D stated that its board of directors had unanimously approved the proposal, that it had capacity to finance any and all portions of its offer from existing capital sources and that the merger would not require a vote of Company D’s stockholders.

A joint venture consisting of two private real estate investment entities, or Company E, proposed an acquisition of 100% of our outstanding shares of common stock for a price of $26.50 per share of AmREIT common stock, payable in cash. Company E stated that its joint venture members had funds available to finance 100% of the purchase price in cash at closing. Company E stated that it intended to keep AmREIT intact as a private corporation and to retain substantially all of our operating employees. Company E stated that its proposal was not subject to a financing contingency. Company E requested an exclusivity period of up to 10 days with which to negotiate a definitive acquisition agreement and conduct confirmatory legal and other due diligence. Company E also stated that the execution of a definitive acquisition agreement would require the approval of the respective investment committees of the joint venture members, but indicated that such meetings could be scheduled on short notice.

On the morning of October 28, 2014, Messrs. Taylor, Pridgen and Rush, at the request of our board of directors, and representatives of Jefferies and representatives of Morrison & Foerster held a conference call to discuss the new written non-binding proposals and the markups of the bid draft of the merger agreement submitted by each of the five bidders. The participants discussed the similarities and differences in the respective bids and the tenor of the markups to the bid draft of the merger agreement and the value presented by each bidder in relation to the value of AmREIT. The participants also discussed the fact that the offers including bidder stock as all or part of the merger consideration were at fixed exchange ratios at a time when the bidders’ respective stock prices were at or near 52-week highs, creating a risk that the values of those bidders’ proposals were uncertain and could decline before the consummation of a transaction. During the call, representatives of Morrison & Foerster highlighted differences between the markups of the bid draft of the merger agreement. At the conclusion of the call, Messrs. Taylor, Pridgen and Rush requested Jefferies to direct Company B, Edens, Company D and Company E to provide, as rapidly as possible, a 100% cash offer at the best price per share of AmREIT common stock that they could propose. Company A was not asked to submit a revised proposal because its proposed price was substantially below the others.

On October 29, 2014, representatives of Jefferies, on behalf of AmREIT, called the respective financial advisors of Company B, Edens, Company D and Company E and requested that their respective clients increase their offers to at least $27.00 per share of AmREIT common stock, which merger consideration would be paid entirely in cash. Later that day Company B, through its financial advisor, informed Jefferies that it did not intend to submit a cash offer or raise its bid. Also later that day, Company E, through its financial advisor, informed Jefferies that Company E could provide no assurance that it could obtain investment committee approval of its $26.50 cash offer, and that Company E would take a minimum of two weeks to reach a decision to submit a revised offer.

On October 29, 2014, Company D submitted a cash proposal of $26.50 per share of AmREIT common stock. Company D indicated its intention to invite Mr. Taylor to join its board of directors and also indicated its intention to invite two of our executive management team members to join Company D’s management team on a long term basis and one other member of our executive management team to join Company D’s management team on a transitional basis (indicated as one year). All other elements of Company D’s October 27, 2014 bid letter remained the same.

Also on October 29, 2014, Edens submitted a cash proposal of $26.25 per share of AmREIT common stock. In its bid letter, Edens noted that it anticipated that Houston-based senior level leadership positions would exist for certain key functions, which Edens expected would provide employment opportunities for our executive officers other than Messrs. Taylor and Treadwell. Edens noted that it was prepared to discuss opportunities for Mr. Taylor to remain involved in any combined company in a variety of strategic capacities once it had reached a definitive merger agreement with us, and that discussions regarding Mr. Treadwell’s role in any combined company would take place during the integration planning for any transaction. Edens stated its belief that a definitive merger agreement could be executed by October 31, 2014. All other elements of Edens’ October 27, 2014 bid letter remained the same.

On the morning of October 30, 2014, after further discussions between Jefferies and Edens’ financial advisor, during which Jefferies continued to encourage Edens to increase its offer, Edens increased its offer to $26.55 per share of AmREIT common stock.

Late in the afternoon of October 30, 2014, our board of directors held a telephonic meeting to review the various proposals. Members of our executive management team and representatives of Jefferies and Morrison & Foerster attended the meeting. At the beginning of the meeting, representatives of Morrison & Foerster advised members of the board of their duties under applicable law. Then, at the request of Mr. Taylor, Jefferies reviewed with members of the board the history of the strategic evaluation process and summarized the October 27, 2014 proposals and the augmented proposals received thereafter. Representatives of Morrison & Foerster highlighted for the board the differences between the markups of the bid draft of the merger agreement.

During the discussion, our board of directors discussed that Edens had meaningfully increased its October 27, 2014 proposal, had presented a markup of the bid draft of the merger agreement that was more favorable to us than other markups, was fully financed, had required no financial or due diligence contingencies, procured all required approvals to execute a merger agreement, intended to execute a merger agreement as quickly as possible but no later than October 31, 2014 and had offered the highest price of all bidders.

The board discussed the prospect of Company E submitting a higher bid if we provided Company E with two weeks of additional time to conduct due diligence and obtain investment committee approvals and weighed such prospect against the risk that the other bidders, including Edens, would reduce or withdraw their bids. After discussion, our board of directors decided that the risk of losing other bidders outweighed the potential benefit of waiting for an enhanced offer. Following this discussion, our board of directors unanimously authorized our executive management team and Morrison & Foerster to expeditiously negotiate a definitive merger agreement with Edens consistent with Edens’ final proposal.

From the time of the conclusion of the meeting of our board of directors on October 30, 2014 through the early morning hours on October 31, 2014, representatives of Morrison & Foerster worked with representatives of King & Spalding LLP, Edens’ legal advisors, on a definitive merger agreement to present to our board of directors. Representatives of Morrison & Foerster continued to negotiate certain terms of the merger agreement with representatives of King & Spalding, including the non-solicitation covenant, the remedies available to the parties upon termination of the merger agreement, the representations and warranties, the operating covenants, the financing covenant, the closing conditions and other terms. By noon Central Daylight Time on October 31, 2014, our executive management team and Morrison & Foerster had negotiated a merger agreement that could be provided to our board of directors for consideration.

A telephonic meeting of our board of directors was held the afternoon of October 31, 2014. Members of our executive management team and representatives of Jefferies, Morrison & Foerster and Venable attended the meeting. Prior to the meeting, the members of our board of directors were provided with a draft of the proposed merger agreement, a summary of the principal terms of the merger agreement and a presentation by Jefferies regarding its financial analysis of the proposed merger consideration. At the beginning of the meeting, representatives of Morrison & Foerster and Venable advised members of the board of their duties under applicable law. Then representatives of Morrison & Foerster provided the board with a summary of the proposed merger agreement among us, Edens and a wholly owned merger subsidiary of Edens. Members of the board of directors asked certain questions regarding the terms of the proposed merger agreement and were provided answers by the Morrison & Foerster representatives.

Following discussion of the proposed merger agreement, representatives of Jefferies reviewed with the board their presentation regarding the valuation of AmREIT and reviewed with the board the relationship of the cash price per share of AmREIT common stock to be paid by Edens in the merger with the valuation of AmREIT indicated by the various valuation methodologies. Following its presentation, Jefferies rendered its opinion to our board of directors to the effect that, as of October 31, 2014 and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in Jefferies’ opinion, the merger consideration of $26.55 per share in cash to be received by the holders of shares of AmREIT common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The board discussed the price offered by Edens in relation to the indicated valuation of AmREIT as presented by Jefferies and the impressions of Jefferies, the directors and members of our executive management team regarding the exploration of interest from multiple parties. Following the foregoing discussions, our board of directors unanimously determined that the merger of AmREIT with a wholly owned subsidiary of Edens as provided in the merger agreement was advisable and in the best interest of AmREIT and our stockholders, and approved the merger and the merger agreement. The board further unanimously resolved that the merger be submitted to our stockholders for their approval at a special meeting of the stockholders, the date, place and time of, and record date for which would be determined at a later date by the board. The board unanimously resolved that it recommends that the stockholders vote to approve the merger and, to the extent required, any other transaction contemplated by the merger agreement, and directed the Company to include this recommendation in the proxy statement to be disseminated in connection with the special meeting of stockholders to consider and approve the merger.

Later that evening, AmREIT and Edens executed the merger agreement, and the parties issued a joint press release announcing the execution of the merger agreement.

Recommendations of Our Board of Directors and Reasons for the Merger

After careful consideration, our board of directors, by unanimous vote, has approved the merger agreement and the terms and conditions thereof the merger and the other transactions contemplated by the merger agreement and determined that they are advisable and in the best interests of AmREIT and its stockholders. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement.

In reaching its decision to approve, and to recommend that our stockholders approve, the merger and the other transactions contemplated by the merger agreement, our board of directors consulted with our executive management team as well as our outside legal and financial advisers. Our board of directors considered a number of factors, including the following material factors that our board of directors viewed as supporting its decision to approve the merger and the other transactions contemplated by the merger agreement and to recommend that our stockholders approve the merger and the other transactions contemplated by the merger agreement:

•	the market price per share of AmREIT common stock prior to the date of the unsolicited offer from Regency and the current market price, and the fact that the cash merger consideration of $26.55 per share of AmREIT common stock represented an approximate 51.8% premium over the 90-day volume weighted average price, or VWAP, of AmREIT common stock on July 9, 2014, the last trading day prior to Regency’s publication of its unsolicited offer to purchase us, an approximate 50.9% premium over the 60-day VWAP of AmREIT common stock on July 9, 2014, an approximate 46.5% premium over the 30-day VWAP of AmREIT common stock on July 9, 2014, an approximate 38.3% premium over the closing price of AmREIT common stock on July 9, 2014, an approximate 20.7% premium over the price per share of AmREIT common stock contained in Regency’s unsolicited offer, an approximate 20.7% premium over the closing price of AmREIT common stock on October 17, 2014, the last trading day prior to an article in “The Financial Times” reporting that our strategic alternative evaluation was nearing completion at a price range of $25 to $26 per share, and an approximate 7.8% premium over the closing price of AmREIT common stock on October 31, 2014, the last trading day prior to announcement of the merger;

•

although we had successfully implemented our Vision 2010 and Vision 2012 strategic plans, which had allowed us to emerge from the 2008 recession as a stronger, less leveraged REIT and had provided liquidity to our stockholders, our board of directors believes the merger provides a better alternative to our stockholders than pursuing our strategic plan of growing our portfolio through additional acquisitions and re-development of our Uptown Park and Courtyard at Post Oak properties because of the risks inherent in such growth plans, including (i) our inability to access equity capital sufficient to finance our acquisition and re-development activities at non-dilutive prices, (ii) our relatively high cost of debt and equity capital, (iii) the high cost of acquisitions of retail properties that meet our Irreplaceable Corner® standard, (iv) the risks and uncertainties in implementing our redevelopment plans at our Uptown Park and Courtyard at Post Oak properties, many of which are outside of our control, and (v) the prospects of increased general and administrative expenses as we pursue our redevelopment initiatives, without immediate corresponding increases in our cash flows;

•	the fact that the trading price of AmREIT common stock has, since the time of AmREIT’s public offering and listing in July 2012, consistently represented a significant discount to our net asset value per share;

•	the high multiples of funds from operations at which shares of REITs, particularly shopping center REITs, have been trading and the risk that those multiples might not be sustained, which could result in a decline in the trading price of AmREIT common stock, regardless of our performance or net asset value;

•	the high probability that the merger and other transactions contemplated by the merger agreement would be completed based on, among other things, Edens’ strong financial position, access to substantial amounts of equity and debt capital and lack of requirement of a shareholder vote by Edens’ shareholders or other significant closing conditions other than the vote of our stockholders;

•	the fact that the merger consideration offered by Edens was the highest price offered by competing bidders in our strategic evaluation process (See “ – Background of the Merger” beginning on page 24);

•	the fact that the all cash merger consideration will provide our stockholders with immediate value, in cash, for their shares of AmREIT common stock;

•	the terms and conditions of the merger agreement, which were reviewed with our board of directors by our legal advisors, and the fact that such terms and conditions were the product of arms-length negotiations between Edens and us;

•	the financial analysis of Jefferies and its opinion to our board of directors that as of October 31, 2014, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in Jefferies’ opinion, the merger consideration of $26.55 per share in cash to be received by holders of shares of AmREIT common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. (See “– Opinion of AmREIT’s Financial Advisor” beginning on page 36);

•	the fact that under the merger agreement we have the right under certain circumstances to consider and respond to an unsolicited written acquisition proposal, and, if after consultation with our legal and financial advisers, our board of directors determines in good faith that such acquisition proposal is a superior proposal and determines in good faith, after consultation with our legal counsel, that failure to take such action would be inconsistent with the duties of members of the board under applicable law, and Edens chooses not to negotiate improvements to the merger agreement to make it superior, we may terminate the merger agreement upon the payment of a termination fee of $16.5 million;

•	the fact that under the merger agreement Edens is required to pay to us a $40.0 million termination fee if: (1) there is any law, judgment, injunction, order, writ or ruling preventing the consummation of the merger that has become final and nonappealable or the merger has not been consummated on or before May 1, 2015, but only if in any such case (x) the condition to the closing that there be no law, judgment, injunction, order, writ or ruling preventing the consummation of the merger is not satisfied due to a judgment, injunction, order, writ or ruling resulting from an action, suit or proceeding brought by a governmental entity (other than with respect to federal or state securities laws applicable to us) and (y) all of the other conditions to the Buyer Parties’ obligation to consummate the merger have been satisfied; or (2) we terminate the merger agreement due to Edens’ material breach of its obligations to obtain financing and use reasonable efforts to fulfill the conditions to consummating the merger; and

•	the merger is subject to the approval of our common stockholders.

Our board of directors also considered the following potentially negative factors in its deliberations concerning the merger agreement and the merger:

•	the merger would preclude our stockholders from having the opportunity to participate in the future performance of our assets, future earnings growth, future value created through our redevelopment activities at our Uptown Park and Courtyard at Post Oak properties, among others, future appreciation of the value of our common stock and future dividends that could be expected if we continued to successfully operate as an independent public REIT;

•	the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of our executive management team required to consummate the merger and the related disruptions in the operation of our business;

•	the restrictions on the conduct of our business contained in the merger agreement, which could delay or prevent us from undertaking certain activities and capitalizing on certain business opportunities that may arise prior to consummation of the merger;

•	the pending merger or failure to complete the merger may cause substantial and irreparable harm to relationships with our employees, tenants, service providers and other business associates and could divert the attention of our executive management team and our employees away from the day-to-day operation of our business;

•	our inability to solicit competing acquisition proposals and the possibility that a $16.5 million termination fee payable by us upon termination of the merger agreement could discourage potential bidders from making a competing offer to acquire us;

•	the fact that an all cash merger would be taxable to our stockholders for U.S. federal income tax purposes; and

•	some of our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of AmREIT stockholders.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve, and recommend that our stockholders approve, the merger and other transactions contemplated by the merger agreement, our board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. In the event the merger is not consummated for any reason, we expect to continue to pursue our business plan, including our growth plan centered on acquisitions and redevelopment of existing properties, with the intention of enhancing stockholder value.

Merger Consideration

In the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will be canceled and converted automatically into the right to receive $26.55 in cash, without interest and less any applicable withholding taxes.

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as our stockholder as a result of the merger.

Consequences if the Merger is Not Completed

If our stockholders do not approve the merger and the other transactions contemplated by the merger agreement, our stockholders will not receive any payment for their shares of our common stock. Instead, we will continue to be an independent public company, our common stock will continue to be listed and traded on the

NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of our common stock. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which we operate and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, the price of our common stock may decline significantly.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the merger is not completed, our board of directors will continue to evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If our stockholders do not approve the merger and other transactions contemplated by the merger agreement, or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operation will not be adversely impacted.

In addition, under specified circumstances, we may be required to pay Edens a termination fee, or may be entitled to receive a reverse termination fee from Edens, upon the termination of the merger agreement, as described under “The Merger Agreement —Effect of Termination; Termination Fees” beginning on page 72.

Opinion of AmREIT’s Financial Advisor

Pursuant to an engagement letter dated July 12, 2014, AmREIT retained Jefferies to provide it with financial advisory services in connection with any (i) unsolicited proposal or (ii) possible sale, disposition or other business combination of AmREIT and an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of AmREIT common stock in connection with the merger. At the meeting of the board of directors held on October 31, 2014, Jefferies rendered its opinion to the board of directors to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken set forth in Jefferies’ opinion, the merger consideration of $26.55 per share in cash to be received by holders of shares of AmREIT common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Jefferies, dated as of October 31, 2014, is attached hereto as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion. AmREIT encourages you to read the opinion carefully and in its entirety. Jefferies’ opinion is directed to the board of directors and addresses only the fairness, from a financial point of view, of the merger consideration of $26.55 per share in cash to be received by holders of shares of AmREIT common stock pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the merger and does not constitute a recommendation as to how any holder of shares of AmREIT common stock should vote on the merger or any matter related thereto. The summary of the opinion of Jefferies set forth below is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Jefferies, among other things:

•	reviewed a draft dated October 31, 2014 of the merger agreement;

•	reviewed certain publicly available financial and other information about AmREIT;

•	reviewed certain information furnished to us by AmREIT’s management, including financial forecasts and analyses, relating to the business, operations and prospects of AmREIT;

•	held discussions with members of senior management of AmREIT concerning the matters described in the prior two bullet points;

•	reviewed the share trading price history and valuation multiples for the AmREIT common stock and compared them with those of certain publicly traded companies that Jefferies deemed relevant; and

•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by AmREIT or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. In its review, Jefferies relied on assurances of the management of AmREIT that management was not aware of any facts or circumstances that would make such information inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did Jefferies conduct a physical inspection of any of the properties or facilities of, AmREIT. Jefferies was not furnished with any such evaluations or appraisals and did not assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies’ opinion noted that projecting future results of any company is inherently subject to uncertainty. AmREIT informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of AmREIT as to the future financial performance of AmREIT. Jefferies expressed no opinion as to AmREIT’s financial forecasts or the assumptions on which they were made.

Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Jefferies’ opinion of which Jefferies became aware after the date of its opinion.

Jefferies made no independent investigation of any legal or accounting matters affecting AmREIT, and Jefferies assumed the correctness in all respects material to Jefferies’ analysis of all legal and accounting advice given to AmREIT and the board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the merger agreement to AmREIT and its stockholders. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the merger to any holder of AmREIT common stock. In rendering its opinion, Jefferies assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by it. Jefferies also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on AmREIT, Edens or the contemplated benefits of the merger.

Jefferies’ opinion was for the use and benefit of the board of directors in its consideration of the merger, and Jefferies’ opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to AmREIT, nor did it address the underlying business decision by AmREIT to engage in the merger or the terms of the merger agreement or the documents referred to therein. Jefferies’ opinion does not constitute a recommendation as to how any holder of shares of AmREIT common stock should vote on the merger or any matter relating thereto. In addition, Jefferies was not asked to address, and its opinion did not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of AmREIT, other than holders of shares. Jefferies expressed no opinion as to the price at which the shares of AmREIT common stock will trade at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of AmREIT’s officers, directors or employees, or any class of such persons, in connection with the merger relative to the merger consideration to be received by holders of shares of AmREIT common stock. Jefferies’ opinion was authorized by the Fairness Committee of Jefferies LLC.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Jefferies’ view of AmREIT’s actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulatory, market and other conditions and other matters, many of which are beyond AmREIT’s and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the per share value do not purport to be appraisals or to reflect the prices at which shares of AmREIT common stock may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the merger consideration of $26.55 per share in cash to be received by holders of shares of AmREIT common stock pursuant to the merger agreement, and were provided to the board of directors in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies in connection with Jefferies’ delivery of its opinion and that were presented to the board of directors at its meeting on October 31, 2014. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. For purposes of its opinion and in performing the financial analyses summarized below, Jefferies utilized and relied upon the base case financial projections, which AmREIT management had advised Jefferies represented its best estimates as to the future financial performance of AmREIT on a stand-alone basis. For further information regarding the base case financial projections, see “—Management Projections—Base Case Projections” beginning on page 43.

Transaction Overview

Based upon the approximately 19,685,000 shares of AmREIT common stock that were outstanding as of September 30, 2014 on a fully diluted basis, Jefferies noted that the merger consideration of $26.55 per share implied an aggregate equity value of approximately $522.6 million. After adding total net debt of approximately $240.1 million, Jefferies noted that the merger consideration implied an enterprise value of approximately $762.8 million. Jefferies also noted that the merger consideration of $26.55 per share represented:

•	a premium of 38.3% over the closing price per share on July 9, 2014, the last trading day prior to Regency Centers Corporation publicly disclosing an offer to purchase AmREIT, of $19.20;

•	a premium of 46.5% over the volume weighted average trading price per share during the 30-trading day period immediately preceding July 9, 2014, of $18.12;

•	a premium of 50.9% over the volume weighted average trading price per share during the 60-trading day period immediately preceding July 9, 2014, of $17.60;

•	a premium of 51.8% over the volume weighted average trading price per share during the 90-trading day period immediately preceding July 9, 2014, of $17.49; and

•	a premium of 34.8% over the high trading price per share during the 52-week period immediately preceding July 9, 2014.

Comparable Company Analysis

Using publicly available information and information provided by AmREIT’s management, Jefferies analyzed the trading multiples of AmREIT and the corresponding trading multiples of the following twelve public company shopping center REITs focused on the acquisition, development, redevelopment, ownership and management of retail shopping centers, which are collectively referred to as the “Selected Companies”:

•	Acadia Realty Trust

•	American Assets Trust, Inc.

•	Cedar Realty Trust, Inc.

•	Equity One, Inc.

•	Excel Trust, Inc.

•	Federal Realty Investment Trust

•	Inland Real Estate Corporation

•	Regency Centers Corporation

•	Retail Opportunity Investments Corp.

•	Saul Centers, Inc.

•	Urstadt Biddle Properties Inc.

•	Weingarten Realty Investors

In its analysis, Jefferies derived and compared multiples for AmREIT and the Selected Companies, calculated as follows:

•	the enterprise value divided by estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, for calendar year 2014, which is referred to as “Enterprise Value/2014E EBITDA”;

•	the enterprise value divided by estimated EBITDA for calendar year 2015, which is referred to as “Enterprise Value/2015E EBITDA”;

•	the equity value divided by estimated funds from operations, or FFO, for calendar year 2014, which is referred to as “Equity Value/2014E FFO”; and

•	the equity value divided by estimated funds from operations, or FFO, for calendar year 2015, which is referred to as “Equity Value/2015E FFO”.

This analysis indicated the following:

Selected Companies Multiples

Benchmark	High	Low	Mean	Median
Enterprise Value/2014E EBITDA	30.6x	15.4x	20.4x	19.2x
Enterprise Value/2015E EBITDA	27.0x	15.5x	18.5x	17.6x
Equity Value/2014E FFO	26.6x	11.1x	18.8x	18.9x
Equity Value/2015E FFO	24.7x	10.5x	17.6x	17.7x

Using the reference ranges for the benchmarks set forth below and AmREIT’s estimated EBITDA for calendar years 2014 and 2015, Jefferies determined implied enterprise values for AmREIT, then subtracted total debt and added cash and cash equivalents to determine implied equity values. In addition, using the reference ranges for the benchmarks set forth below and AmREIT’s estimated FFO for calendar years 2014 and 2015, Jefferies determined implied equity values for AmREIT. After accounting for the vesting of restricted stock awards, these analyses indicated the ranges of implied values per share set forth opposite the relevant benchmarks below (per share values were rounded to the nearest $0.25 increment), compared, in each case, to the merger consideration of $26.55 per share of AmREIT common stock:

Selected Companies Reference Ranges and Implied Price Ranges

Benchmark	Reference Range	Implied Price Range
Enterprise Value/2014E EBITDA	19.0x – 23.0x	$15.00 – $21.00
Enterprise Value/2015E EBITDA	17.0x – 21.0x	$15.00 – $21.50
Equity Value/2014E FFO	17.0x – 21.0x	$16.75 – $20.75
Equity Value/2015E FFO	15.0x – 19.0x	$17.75 – $22.50

No company utilized in the selected public company analysis is identical to AmREIT. In evaluating the Selected Companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond AmREIT’s and Jefferies’ control. Mathematical analysis, such as determining the mean and median, is not in itself a meaningful method of using selected public company data.

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of AmREIT through the fiscal year ending December 31, 2018 using AmREIT’s management’s financial projections, discount rates ranging from 7.5% to 8.5%, which were based on a weighted average cost of capital analysis of AmREIT and the Selected Companies, and EBITDA terminal value multiples ranging from 17.0x to 21.0x, which range was based on the Enterprise Value/2015E EBITDA multiples derived for the Selected Companies described above. To determine the implied total equity value for AmREIT, Jefferies subtracted total debt and added cash and cash equivalents to the implied enterprise value for AmREIT. After accounting for the vesting of restricted stock awards, this analysis indicated a range of implied values per share of approximately $17.25 to $25.00 (per share values were rounded to the nearest $0.25 increment), compared to the merger consideration of $26.55 per share of AmREIT common stock.

Dividend Discount Analysis

Jefferies performed a dividend discount analysis using the estimated present value of dividends that AmREIT was forecasted to generate during fiscal years ending December 31, 2014 through December 31, 2018. Jefferies then calculated terminal value ranges for AmREIT by applying to AmREIT’s estimated funds from operations for fiscal year ending December 31, 2018 a range of terminal value multiples of 17.0x to 21.0x, which range was based on the Equity Value/2014E FFO multiples derived for the Selected Companies described above. The projected dividends and terminal values were then discounted to present value using discount rates ranging from 10.5% to 11.5%, which range was selected based on a cost of equity analysis of AmREIT and the Selected Companies, to determine implied equity values for AmREIT. After accounting for the vesting of restricted stock awards, this analysis indicated a range of implied values per share of approximately $21.00 to $26.25 (per share values were rounded to the nearest $0.25 increment), compared to the merger consideration of $26.55 per share of AmREIT common stock.

Net Asset Value Analysis

Jefferies performed a net asset value analysis for AmREIT by applying to each of AmREIT’s real estate assets a capitalization rate ranging from 4.00% to 10.50%, which range was based on market conditions and discussions with the AmREIT management, including with respect to estimates of land value for select properties where a higher and better use may exist for an income producing property. A weighted average range of capitalization rates of 4.80% to 5.30% for AmREIT’s wholly-owned real estate assets and of 6.25% to 6.75% for AmREIT’s joint venture real estate assets was applied to the estimated net operating income attributable to such real estate assets for fiscal year ending December 31, 2015, which, when added to the estimated land value for selected properties referred to above where a higher and better use may exist, resulted in a range of implied values for AmREIT’s real estate assets of approximately $742.9 million to $816.1 million. These values were then adjusted to add cash, cash equivalents and other tangible assets of approximately $11.9 million and the implied value of AmREIT’s management platform of approximately $9.4 million and subtract outstanding indebtedness and other liabilities of approximately $280.3 million to determine implied equity values for AmREIT. After accounting for the vesting of restricted stock awards, this analysis indicated a range of implied values per share of approximately $24.50 to $28.25 (per share values were rounded to the nearest $0.25 increment), compared to the merger consideration of $26.55 per share of AmREIT common stock.

Other Factors

For reference purposes only, using publicly available information, Jefferies analyzed the premiums offered in 58 selected transactions in the overall REIT sector completed and pending since January 1, 1998 with transaction values greater than $500.0 million.

For each of these transactions, Jefferies calculated the premium represented by the offer price over the target company’s closing share price one day, one week and one month prior to the transaction’s announcement. This analysis indicated the following premiums for those time periods prior to announcement:

Premiums Paid Percentages

Time Period Prior to Announcement	High	75th Percentile	Mean	Median	25th Percentile	Low
1 Day	264.1%	25.3%	23.3%	17.0%	9.6%	0.3%
1 Week	273.7%	26.3%	24.4%	16.8%	11.4%	(0.2%)
1 Month	129.7%	29.4%	23.2%	18.8%	12.4%	(0.4%)

Using a reference range based on the 25th percentile and the 75th percentile for each of the time periods described above, Jefferies performed a premiums paid analysis using the closing prices per share of AmREIT common stock one day, one week and one month prior to July 9, 2014, the last trading day prior to Regency Centers Corporation publicly disclosing an offer to purchase AmREIT. After accounting for the vesting of restricted stock awards, this analysis indicated a range of implied values per share of approximately $21.00 to $24.00 (per share values were rounded to the nearest $0.25 increment), compared to the merger consideration of $26.55 per share of AmREIT common stock.

General

Jefferies’ opinion was one of many factors taken into consideration by the board of directors in making its determination to approve the merger and should not be considered determinative of the views of the board of directors or management with respect to the merger or the merger consideration.

Jefferies was selected by the board of directors based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

In connection with Jefferies’ services as AmREIT’s financial advisor, AmREIT has agreed to pay Jefferies an aggregate fee estimated as of the date of this proxy statement to be in the amount of approximately $5.7 million, a portion of which was payable as quarterly advisory fees in the amount of $250,000 per quarter commencing on the date of AmREIT’s engagement letter with Jefferies, $750,000 of which was payable upon delivery of Jefferies’ opinion and the remainder of which is payable contingent upon consummation of the merger. AmREIT also has agreed to reimburse Jefferies for its reasonable expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Jefferies and related parties against certain liabilities arising out of or in connection with its engagement.

Jefferies has, in the past, provided financial advisory and financing services to AmREIT and has received fees for the rendering of such services. In the two years prior to the date of its opinion, Jefferies has received fees in the aggregate amount of approximately $2.8 million for the rendering of the foregoing services to AmREIT. In the two years prior to the date of its opinion, Jefferies has not received any fees for the rendering of financial advisory or financing services to Edens. In addition, Jefferies has, in the past, provided financial advisory and financing services to certain affiliates of a non-controlling investor in Edens and has received fees for the rendering of such services. In the ordinary course of business, Jefferies and its affiliates may trade or hold securities of AmREIT, Edens and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities. In addition, Jefferies may seek to, in the future, provide financial advisory and financing services to AmREIT, Edens or entities that are affiliated with AmREIT or Edens, for which it would expect to receive compensation.

Management Projections

Other than historically providing periodic earnings guidance, we do not as a matter of course make public our management’s forecasts or projections of future performance or earnings. In connection with the proposed merger, we have determined to make available to our stockholders projections of our anticipated future operating performance for the five fiscal years ending 2014 through 2018. These projections were provided to Jefferies in September 2014 in connection with the rendering of its fairness opinion and to Edens and other potential bidders in connection with their due diligence in anticipation of a potential acquisition of us. Jefferies and the potential bidders, including Edens, were provided two separate projections: (1) a base case, which assumed no growth and no new capital except the redevelopment projects we had publicly announced and related capital, and (2) a more aggressive growth case including unidentified future new acquisitions and joint ventures and assuming free access to both equity and debt capital. The Management Projections Summary below reflects both cases. The projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for prospective financial information or generally accepted accounting principles. Our independent registered public accounting firm has not compiled or examined any of the projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assumes no responsibility for them.

The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. They are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and recent developments. While presented with numerical specificity, the projections were not prepared by us in the ordinary course and are based upon a variety of estimates and hypothetical assumptions made by our management with respect to, among other things, general economic, market, interest rate and financial conditions, the availability and cost of capital for future investments, our ability to lease or re-lease space at current or anticipated rents, changes in the supply of and demand for our properties, risks and uncertainties associated with the development, acquisition or disposition of properties, competition within the industry, real estate and market conditions, and other matters. None of the assumptions underlying the projections may be realized, and they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may materially differ. In addition, the projections do not take into account any of the transactions contemplated by the merger agreement, including the merger, which may also cause actual results to materially differ.

For these reasons, as well as the bases and assumptions on which the projections were compiled, the inclusion of the information set forth below should not be regarded as an indication that the projections will be an accurate prediction of future events, that any recipient of the projections considered, or now considers, them to be a reliable predictor of future events, and they should not be relied on as such. No one has made, or makes, any representation regarding the information contained in the projections and, except as required by applicable securities laws, neither we nor Edens intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even in the event that any or all of the assumptions are shown to be in error.

Base Case Projections

Management provided to Jefferies and the potential bidders, including Edens, projections that assumed no new acquisitions and no new capital except the redevelopment projects we had publicly announced and related capital. Management believed these projections to be its best estimates as to the future financial performance of AmREIT on a stand-alone basis. We refer to these projections as the base case projections.

AmREIT, Inc.

Base Case Management Projections Summary(1)

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	In millions
Net Operating Income (2)	$34.7	$39.5	$44.2	$48.1	$54.1
Net Income (3)	6.5	10.0	13.5	14.4	17.9
Core Funds From Operations(4)	20.0	23.4	26.9	27.9	31.3
EBITDA(5)	28.3	31.6	34.2	36.7	41.6
Free Cash Flow(6)	18.7	(4.8)	(23.7)	(5.4)	35.7
Dividends	15.7	16.5	17.6	18.4	21.1

(1)	Management’s future projections include the estimated impact of future development efforts contemplated during management’s planning processes, and some of the estimated development would be on land not presently controlled by the Company.
(2)	Includes AmREIT’s pro rata share of the net operating income (or NOI) of unconsolidated joint ventures and is the performance measure used to assess the results of our real estate property segment. We believe that NOI is a useful measure of our operating performance. We define NOI as operating revenues (rental income, tenant recovery income and percentage rent) less property operating expenses (real estate tax expense and property operating expense). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that reporting NOI provides an operating perspective not immediately apparent from GAAP operating income, GAAP net income, FFO or Core FFO. We use NOI to evaluate our performance on a property-by-property basis because NOI allows us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, NOI should only be used as a supplemental measure of our financial performance.
(3)	Projected net income does not include any potential gains, losses or asset impairments associated with property dispositions, including those dispositions currently in process or contemplated.

(4)	We consider funds from operations, which we refer to as FFO, to be an appropriate measure of the operating performance of an equity REIT. NAREIT defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and impairment charges on properties held for investment, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT recommends that extraordinary items not be considered in arriving at FFO. We calculate FFO in accordance with this definition.

Most industry analysts and equity REITs, including us, consider FFO to be an appropriate, supplemental non-GAAP financial measure of operating performance because, by excluding gains or losses on dispositions, impairment charges and depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income by itself as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.

Additionally, we consider Core FFO, which adjusts FFO for items that do not reflect ongoing operations, such as acquisition expenses, non-recurring asset write-offs and recoveries, expenses recognized for the exploration of strategic alternatives, expensed issuance costs and gains on the sale of real estate held for resale, to be a meaningful performance measurement. The computation of FFO in accordance with NAREIT’s definition includes certain items such as acquisition costs, issuance costs, non-recurring asset write-offs and recoveries and gains on sale of real estate held for resale that management believes are not indicative of our ongoing results and therefore affect the comparability of our period-over-period performance with the performances of similar REITs. Accordingly, management believes that it is helpful to investors to adjust FFO for such items. There can be no assurance that FFO or Core FFO presented by us is comparable to similarly titled measures of other REITs. FFO and Core FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.

(5)	EBITDA represents earnings before interest, taxes, depreciation and amortization. We include EBITDA in this table because this metric was used by Jefferies in connection with its review and analysis of AmREIT in connection with rendering its opinion to our board of directors. See Reconciliation of Net Income to EBITDA in the table on page 45.
(6)	Projected free cash flow was derived by Jefferies from the base case projections and other information provided by AmREIT management as set forth in the reconciliation of net income to free cash flow in the table on page 46.

Below are reconciliations between net income pursuant to GAAP and the non-GAAP measures noted in management’s projection summary above:

Reconciliation of Net Income to NOI

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	In millions
Net Income	$6.5	$10.0	$13.5	$14.4	$17.9
Advisory Services Income – Related Party	(3.7)	(3.4)	(4.2)	(3.2)	(1.7)
Interest and Other Income	(0.2)	—	—	—	—
General and Administrative	8.6	9.2	9.8	10.3	10.6
Legal and Professional	1.2	1.2	1.3	1.3	1.3
Acquisition Costs	0.6	—	—	—	—
Depreciation and Amortization	11.6	11.8	11.8	11.8	11.8
Loss (income) From Advised Funds	(0.5)	—	—	—	(0.5)
Joint Venture NOI Adjustments	0.2	(0.3)	(0.3)	(0.3)	0.2
Interest Expense	10.3	10.9	12.3	13.7	14.5

Net Operating Income	$34.7	$39.5	$44.2	$48.1	$54.1

Reconciliation of Net Income to Core FFO

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	In millions
Net Income	$6.5	$10.0	$13.5	$14.4	$17.9
Depreciation of Real Estate Assets	11.6	11.8	11.8	11.8	11.8
Depreciation/Amortization of Real Estate Assets – Joint Ventures	1.4	1.6	1.6	1.6	1.6
Other Non-Recurring	(0.1)	—	—	—	—

Reported FFO Available to Stockholders	$19.4	$23.4	$26.9	$27.9	$31.3
Acquisition Costs, Including Joint Venture Portion	0.6	—	—	—	—

Core FFO Available to Stockholders	$20.0	$23.4	$26.9	$27.9	$31.3

Reconciliation of Net Income to EBITDA

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	In millions
Net Income	$6.5	$10.0	$13.5	$14.4	$17.9
Plus: Interest	10.3	10.9	12.3	13.7	14.5
Plus: Depreciation & Amortization	11.6	11.8	11.8	11.8	11.8
Less: Amortization of Above Market Rents	(0.6)	(0.6)	(0.6)	(0.6)	(0.6)
Less: Amortization of Straight Line Rents	(0.4)	(1.6)	(3.8)	(3.6)	(3.0)
Plus: Joint Venture EBITDA Adjustments(1)	0.8	1.0	1.0	1.0	1.0

EBITDA	$28.3	$31.6	$34.2	$36.7	$41.6

(1)	Represents adjustments for interest, taxes, depreciation and amortization related to our joint venture interests.

Reconciliation of Net Income to Free Cash Flow

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	In millions
Net Income	$6.5	$10.0	$13.5	$14.4	$17.9
Adjustments to arrive at EBITDA(1)	21.8	21.6	20.7	22.3	23.7

EBITDA	$28.3	$31.6	$34.2	$36.7	$41.6
Less: Building Improvements/Development CAPEX	(0.6)	(28.1)	(50.9)	(36.6)	—
Less: Tenant Improvements	(4.2)	(2.6)	(1.3)	(0.5)	(0.7)
Less: Leasing Commissions	(0.1)	(1.1)	(1.0)	(0.4)	(0.6)
Less: Capital Reserves/Maintenance CAPEX	(0.3)	(0.2)	(0.2)	(0.2)	(0.2)
Less: Joint Venture Capital Investment	(3.5)	(3.5)	(3.5)	(3.5)	(3.5)
Less: Joint Venture Maintenance CAPEX	(0.9)	(0.9)	(0.9)	(0.9)	(0.9)

Free Cash Flow	$18.7	$(4.8)	$(23.7)	$(5.4)	$35.7

(1)	See Reconciliation of Net Income to EBITDA in the table above.

Aggressive Growth Case Projections

Management also provided to Jefferies and the potential bidders, including Edens, projections that assumed (1) unidentified acquisitions at future times and estimated capitalization rates, (2) unidentified joint ventures at future times and estimated capitalization rates, and (3) ready access at future times to equity and debt capital sufficient to finance all unidentified acquisitions and joint ventures at assumed prices and interest rates. We refer to these projections as the aggressive growth case projections.

AmREIT, Inc.

Aggressive Growth Case Management Projections Summary(1)

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	In millions
Net Operating Income (2)	$34.7	$42.1	$52.1	$62.9	$77.9
Net Income (3)	6.5	11.2	17.4	22.3	31.3
Core Funds From Operations(4)	20.0	25.2	31.7	37.1	46.4
EBITDA(5)	28.3	33.8	41.4	50.7	64.6
Dividends	15.7	17.1	20.1	23.7	30.3

(1)	Management’s future projections include the estimated impact of future development efforts contemplated during management’s planning processes, and some of the estimated development would be on land not presently controlled by the Company.
(2)	Includes AmREIT’s pro rata share of the net operating income (or NOI) of unconsolidated joint ventures and is the performance measure used to assess the results of our real estate property segment. We believe that NOI is a useful measure of our operating performance. We define NOI as operating revenues (rental income, tenant recovery income and percentage rent) less property operating expenses (real estate tax expense and property operating expense). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that reporting NOI provides an operating perspective not immediately apparent from GAAP operating income, GAAP net income, FFO or Core FFO. We use NOI to evaluate our performance on a property-by-property basis because NOI allows us to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, NOI should only be used as a supplemental measure of our financial performance.
(3)	Projected net income does not include any potential gains, losses or asset impairments associated with property dispositions, including those dispositions currently in process or contemplated.

(4)	We consider funds from operations, which we refer to as FFO, to be an appropriate measure of the operating performance of an equity REIT. NAREIT defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and impairment charges on properties held for investment, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT recommends that extraordinary items not be considered in arriving at FFO. We calculate FFO in accordance with this definition.

Most industry analysts and equity REITs, including us, consider FFO to be an appropriate, supplemental non-GAAP financial measure of operating performance because, by excluding gains or losses on dispositions, impairment charges and depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income by itself as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself.

Additionally, we consider Core FFO, which adjusts FFO for items that do not reflect ongoing operations, such as acquisition expenses, non-recurring asset write-offs and recoveries, expenses recognized for the exploration of strategic alternatives, expensed issuance costs and gains on the sale of real estate held for resale, to be a meaningful performance measurement. The computation of FFO in accordance with NAREIT’s definition includes certain items such as acquisition costs, issuance costs, non-recurring asset write-offs and recoveries and gains on sale of real estate held for resale that management believes are not indicative of our ongoing results and therefore affect the comparability of our period-over-period performance with the performances of similar REITs. Accordingly, management believes that it is helpful to investors to adjust FFO for such items. There can be no assurance that FFO or Core FFO presented by us is comparable to similarly titled measures of other REITs. FFO and Core FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.

(5)	EBITDA represents earnings before interest, taxes, depreciation and amortization. See Reconciliation of Net Income to EBITDA in the table on page 48.

Below are reconciliations between net income pursuant to GAAP and the non-GAAP measures noted in management’s projection summary above:

Reconciliation of Net Income to NOI

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	In millions
Net Income	$6.5	$11.2	$17.4	$22.3	$31.3
Advisory Services Income – Related Party	(3.7)	(4.0)	(5.1)	(4.4)	(3.3)
Interest and Other Income	—	—	—	—	—
General and Administrative	8.6	9.5	10.4	10.9	11.2
Legal and Professional	1.2	1.2	1.3	1.3	1.3
Acquisition Costs	0.6	0.6	0.8	1.3	1.6
Depreciation and Amortization	11.6	11.8	11.8	11.8	11.8
Loss (income) From Advised Funds	(0.5)	(0.3)	(0.6)	(0.9)	(1.7)
Joint Venture NOI adjustments	0.2	—	0.3	0.6	1.4
Interest Expense	10.3	12.1	15.7	19.9	24.2

Net Operating Income	$34.7	$42.1	$52.1	$62.9	$77.9

Reconciliation of Net Income to Core FFO

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	In millions
Net Income	$6.5	$11.2	$17.4	$22.3	$31.3
Depreciation of Real Estate Assets	11.6	11.8	11.8	11.8	11.8
Depreciation/Amortization of Real Estate Assets – Joint Ventures	1.4	1.6	1.6	1.6	1.6
Other Non-Recurring	(0.1)	—	—	—	—

Reported FFO Available to Stockholders	$19.4	$24.6	$30.8	$35.8	$44.8
Acquisition Costs, Including Joint Venture Portion	0.6	0.6	0.8	1.3	1.6

Core FFO Available to Stockholders	$20.0	$25.2	$31.7	$37.1	$46.4

Reconciliation of Net Income to EBITDA

	Projected 2014	Projected 2015	Projected 2016	Projected 2017	Projected 2018
	In millions
Net Income	$6.5	$11.2	$17.4	$22.3	$31.3
Plus: Interest	10.3	12.1	15.7	19.9	24.2
Plus: Depreciation & Amortization	11.6	11.8	11.8	11.8	11.8
Less: Amortization of Above Market Rents	(0.6)	(0.6)	(0.6)	(0.6)	(0.6)
Less: Amortization of Straight Line Rents	(0.4)	(1.7)	(3.9)	(3.8)	(3.2)
Plus: Joint Venture EBITDA Adjustments(1)	0.8	1.0	1.0	1.0	1.0

EBITDA	$28.3	$33.8	$41.4	$50.7	$64.6

(1)	Represents adjustments for interest, taxes, depreciation and amortization related to our joint venture interests.

Financing of the Merger

Edens has in place capital commitment agreements from each of Edens Retail Investments, LLC, a Delaware limited liability company, Knickerbocker Edens, LLC, a Delaware limited liability company, and BREP Edens Investment L.P., a Delaware limited partnership (the “Equity Commitment Agreements”), pursuant to which, and subject to the terms and condition thereof, Edens currently has available to it approximately $630 million in committed capital as of November 24, 2014 (the “Equity Financing”). In addition, Edens has in place its Third Amended and Restated Credit Agreement, dated as of March 18, 2014 (the “Amended Credit Agreement”, and together with the Equity Commitment Agreements, the “Financing Documents”), pursuant to which, and subject to the terms and conditions thereof, Edens has available to it approximately $334 million in capacity as of November 24, 2014 (the “Debt Financing, and together with the Equity Financing, the “Financing”). Edens has represented and warranted to the Company that the net proceeds contemplated from the Financing, together with other financial resources of Edens, will be sufficient for the satisfaction of Edens’ obligations under the merger agreement.

The merger agreement does not contain a financing condition. Under the terms of the merger agreement, Edens is obligated to obtain the Financing on the terms and conditions described in the Financing Documents in a timely manner, including (i) maintaining in effect the Financing Documents, (ii) satisfying on a timely basis all conditions to the funding of the financing applicable to Edens in the Financing Documents and the definitive agreements with respect thereto and complying with their obligations thereunder, (iii) fully enforcing all of their rights, and all of the obligations of the institutions party to the Financing Documents, under the Financing Documents and any definitive agreements relating thereto, and (iv) causing the institutions party to the Financing Documents to fund the financing at or prior to the closing. Should any portion of the financing become unavailable and such portion is reasonably required to fund the merger and the other transactions contemplated thereby, Edens is obligated to arrange and obtain alternative financing in an amount sufficient to consummate the merger and the other transactions contemplated thereby as promptly as reasonably practicable following the occurrence of such event. Edens is obligated to promptly provide us with the documentation evidencing such alternative sources of financing, including all relevant agreements, other Financing Documents and any proposed amendments or waivers thereto, and to give us prompt notice (but in any event within two business days) of any material breach by any party to a commitment letter or any termination of an equity commitment agreement. Edens is obligated to keep us reasonably informed on a current basis and in reasonable detail of the status of their effort to arrange the financing.

We are entitled to seek specific performance of Eden’s obligations under the merger agreement. If all other closing conditions have been satisfied or waived but Edens fails to obtain adequate financing to complete the merger, Edens remains obligated to perform their obligations under the merger agreement and consummate the merger and the other transactions contemplated thereby unless the merger agreement is terminated according to the terms set out in the merger agreement. In that event, so long as we are not in material breach of our obligations under the merger agreement, we would be entitled to terminate the merger agreement and be paid a reverse termination fee of $40,000,000 by Edens, without any liability or obligation on the part of AmREIT.

Interests of Executive Officers and Directors in the Merger

When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers (H. Kerr Taylor, Chad C. Braun, Tenel H. Tayar, Charles Scoville and Brett Treadwell) have interests in the merger other than their interests as AmREIT stockholders generally, pursuant to certain agreements between such executive officers and directors and AmREIT. These interests may be different from, or in conflict with, your interests as an AmREIT stockholder. The members of our board of directors were aware of these additional interests, and considered them when they approved the merger agreement, and in recommending to our stockholders that the merger and the other transactions contemplated by the merger agreement be approved.

Employment Agreements

The employment of our executive officers is governed by employment agreements, which provide for certain entitlements upon a “change of control” of the Company (as defined in the employment agreement). On the date of a change of control, all shares of restricted stock held by the executive officers will immediately vest. Additionally, if within a period beginning six months before, and ending 12 months after, the date of a change of control, the executive officer’s employment is terminated without “cause” (as defined in the employment agreement) or the executive officer terminates his employment for “good reason” (as defined in the employment agreement), then the executive officer will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a cash payment equal to 2.99 times for Mr. Taylor, 2.5 times for Mr. Braun and 2.0 times for Messrs. Tayar, Treadwell and Scoville, the executive officer’s annual base salary at the time of termination and annual bonus, computed as the average of the last three years’ bonuses received by the executive officer, payable in equal monthly installments over 24 months; and

•	continued participation in Company-provided medical or health insurance or benefit plans, at no cost to the executive officer, for 24 months after the date of termination; provided however, that if applicable law or the terms of the plan prohibit the continued participation of such executive officer or his dependents for all or part of such period, we will make a cash payment to the executive officer that is sufficient, on an after-tax basis, to reimburse the executive officer for obtaining insurance that provides substantially the same benefits as the Company-provided medical or health insurance or benefit plan over the same 24 month period.

Pursuant to the merger agreement, as a result of the merger, each executive officer will be deemed to have experienced a “good reason” event for purposes of his employment agreement.

Our board of directors approved amendments to the employment agreements effective October 31, 2014, to extend the term of each agreement until March 29, 2017. Upon the expiration of the term, each employment agreement will continue to renew for successive one-year periods until either party gives written notice of non-renewal. The amendments approved by our board of directors also:

•	clarified that the provision in the agreements that allows the board of directors to deem a change of control not to have occurred can only be exercised if the determination is made before the occurrence of the transactions or events that would otherwise constitute the change of control; and

•	deleted a paragraph providing that no change of control severance is payable under the employment agreements if the executive officer is terminated and immediately re-hired by the Company or any successor in connection with a transaction.

It is possible that, prior to the completion of the merger, some or all of our executive officers may enter into agreements, arrangements or understandings with Edens or Merger Sub or any of their respective affiliates regarding their continuing employment with the surviving entity or one or more of its affiliates. However, except as disclosed in the section entitled “—Background of the Merger”, beginning on page 24 of this proxy statement, as of the date of this proxy statement, such agreements have not been entered into or discussed. No framework regarding compensation has been provided by Edens or Merger Sub beyond what is provided for in the merger agreement. See also “The Merger Agreement—Employee Benefit Matters,” beginning on page 69 of this proxy statement for a summary of Eden’s obligations to our employees following the completion of the merger.

Potential Delayed Payments

All or a portion of the severance payments and benefits for all executive officers described above may be subject to a six-month delay in accordance with the requirements of Section 409A of the Code.

Treatment of Company Restricted Stock Held By Executive Officers and Directors

Immediately prior to the effective time, all outstanding shares of our common stock subject to vesting or other forfeiture conditions or repurchase rights by AmREIT or a subsidiary of AmREIT held by our executive officers (which is referred to as restricted stock) that remain unvested or otherwise subject to forfeiture conditions or repurchase shall automatically become vested and free of any such forfeiture conditions immediately prior to the effective time and will be automatically converted into and cancelled in exchange for the right to receive an amount equal to $26.55 per share in cash and without any interest, less any required withholding taxes.

Non-Employee Directors

Immediately prior to the effective time, all outstanding shares of AmREIT common stock subject to vesting or other forfeiture conditions or repurchase rights by AmREIT or a subsidiary of AmREIT held by our non-employee directors (which is referred to as restricted stock) that remain unvested or otherwise subject to forfeiture conditions or repurchase shall automatically become vested and free of any such forfeiture conditions immediately prior to the effective time and will be automatically converted into and cancelled in exchange for the right to receive an amount equal to $26.55 per share in cash and without any interest, less any required withholding taxes.

Company Restricted Stock Summary

The following table sets forth the number of shares of restricted stock held by our executive officers and non-employee directors as of November 24, 2014, as well as the approximate value of those awards. The dollar amounts set forth below were determined based on a per-share value of $26.55, which is the per-share merger consideration to be received by our stockholders. We have included all unvested restricted stock awards held by our executive officers as of November 24, 2014 in the table below. The vesting of certain of the restricted stock awards may be accelerated prior to the merger.

	Shares of Company Restricted Stock
Name	Shares (#)	Value ($)
Executive officers
H. Kerr Taylor	260,028	6,903,743
Chad C. Braun	91,531	2,430,148
Tenel H. Tayar	51,307	1,362,201
Charles Scoville	48,416	1,285,445
Brett Treadwell	38,309	1,017,104
Non-Employee Directors
H. L. “Hank” Rush, Jr.	6,553	173,982
Mack D. Pridgen III	6,289	166,973
Robert C. Cartwright, Jr.	6,164	163,654
Brent M. Longnecker	6,164	163,654
Scot J. Luther	5,978	158,716
Philip Taggart	5,978	158,716

Estimated Payments and Benefits Summary

Estimates of the total payments and benefits (including the value with respect to acceleration of vesting of equity awards, based on a $26.55 share value) that would be provided to our named executive officers— Messrs. Taylor, Braun, and Tayar—assuming the merger is consummated and each of the named executive officer’s employment is terminated without cause or for good reason on November 24, 2014, is set forth in the table in “Proposal No. 2 – Advisory Vote Regarding ‘Golden Parachute’ Compensation” under the heading “Golden

Parachute Compensation.” We estimate that the aggregate severance payments and benefits that would be provided to our other executive officers—Messrs. Scoville and Treadwell—would be $700,918 and $602,178, respectively, and the aggregate value of accelerated vesting of the Company restricted stock held by Messrs. Scoville and Treadwell, based on a $26.55 share value, would be $1,285,392 and $1,017,157, respectively.

Indemnification of Officers and Directors

The merger agreement provides that all rights to indemnification and exculpation by the Company and its subsidiaries in favor of the current or former directors or officers of the Company and its subsidiaries for their acts and omissions occurring at or prior to the effective time under the organizational documents of the Company, the respective organizational documents of its subsidiaries and indemnification agreements with the Company (in each case, as in effect on the date of the merger agreement) will survive the merger and will continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions (and until such later date as such claims and proceedings arising therefrom are finally disposed of).

The merger agreement requires that from and after the effective time, to the fullest extent permitted by law, the Buyer Parties will indemnify, defend and hold harmless, and provide advancement of expenses to, the present and former officers and directors of the Company and the Company’s subsidiaries and any employee of the Company or any of the Company’s subsidiaries who acts as a fiduciary under any Company benefit plan (each, an “Indemnified Party”) against all losses relating to any actual or threatened action, suit, proceeding or investigation, in respect of actions or omissions occurring at or prior to the effective time in connection with such person’s duties as an officer or director of the Company or any of the Company’s subsidiaries, including in respect of the merger agreement, the merger and the other transactions contemplated by the merger agreement provided that (i) an Indemnified Party shall not be entitled for indemnification for losses arising out of actions or omissions of the Indemnified Party (A) constituting a material breach of the merger agreement or (B) which were material to the matter giving rise to the proceeding and (1) were committed in bad faith or (2) were the result of active and deliberate dishonesty, (C) which resulted in the actual receipt of an improper benefit in money, property or services or (D) with respect to any criminal proceeding, the Indemnified Party had reasonable cause to believe his or her conduct was unlawful, and (ii) any person to whom expenses are to be advanced has provided an affirmation that the standards of indemnification set forth in the merger agreement have been satisfied and an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification.

The merger agreement also provides that, from the effective time until the sixth anniversary of the effective time (and until such later date as any proceedings commenced during such period are finally disposed of), the Buyer Parties will cause the existing policies of directors’ and officers’ insurance maintained by the Company as of the date of the merger agreement (the “D&O Insurance”) to be maintained for all persons who were covered by the D&O Insurance as of such date or provide substitute policies or a six-year “tail policy”, in each case, the material terms of which, including coverage and amount, are no less favorable than the existing policies. However, the Buyer Parties will not be required to expend in any one year an amount in excess of 300% of the last annual premium paid by the Company under the D&O Insurance prior to the date of the merger agreement, and if the annual premium payable for such insurance coverage exceeds 300% of such amount, the Buyer Parties will maintain the most favorable policies of directors’ and officers’ liability insurance obtainable for an annual premium equal to 300% of such amount.

In the event that the Buyer Parties or the surviving entity (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys substantially all of its assets to any person, or if the Buyer Parties dissolve the surviving entity then, and in each such case, the Buyer Parties will cause the successors and assigns of the Buyer Parties or the surviving entity, as applicable, to assume the obligations of the Buyer Parties or the surviving entity provided for in the provisions described in the three paragraphs above.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of the merger other than the filing of the certificate of merger with the Office of the Secretary of State of the State of Delaware, and the acceptance of the articles of merger for record by the State Department of Assessments and Taxation of Maryland.

Litigation Relating to the Merger

On July 14, 2014, two purported stockholders filed a complaint against AmREIT and its directors in the District Court of Harris County Texas in Houston, which is captioned Irving Braun et al. v. Taylor et al. The complaint sought to allege stockholder derivative and class action claims arising out of the decision by our board of directors to refuse Regency Centers Corporation private prior proposal to acquire AmREIT at $22 per share. The litigation was filed before AmREIT responded to Regency’s July 10, 2014 public proposal and before we announced that the board had decided to explore strategic alternatives. Plaintiffs alleged that the directors’ actions in response to Regency Center Corporation’s prior private proposal constituted a breach of fiduciary duty. The case was later stayed pending announcement of the conclusion of the board’s review of strategic alternatives. This announcement occurred on October 31, 2014. The plaintiffs have until no later than 30 days after October 31, 2014 to amend the complaint in light of our October 31, 2014 announcement.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to holders of our common stock whose shares of stock are surrendered in the merger in exchange for the merger consideration. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service (“IRS”) concerning the tax treatment of the merger, and the statements in this proxy are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary assumes that shares of our stock are held as “capital assets” within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal circumstances. In addition, this summary does not address the tax treatment of special classes of stockholders subject to special tax rules, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities;

•	mutual funds;

•	subchapter S corporations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders of our restricted stock or who acquired shares of our common stock through the exercise of employee stock options or warrants or otherwise as compensation; and

•	non-U.S. holders, as defined below, except to the extent discussed below.

If any entity treated as a partnership for U.S. federal income tax purposes holds our shares, the tax treatment of its owners generally will depend upon the status of the owner and the activities of the entity. If you are an owner of such an entity, you should consult your tax advisor.

We urge each stockholder to consult its own tax advisor regarding the U.S. federal income tax consequences to it of the merger in light of its own particular situation, as well as any consequences of the merger to such stockholder under applicable state, local or other tax laws.

For purposes of this section, a “U.S. holder” means a beneficial owner of our shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;

•	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (B) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

Consequences to Us of the Merger

For U.S. federal income tax purposes, we will be treated as if we sold all of our assets to Edens in exchange for the merger consideration and the assumption of our liabilities and then made a liquidating distribution of the merger consideration to our stockholders in exchange for shares of our common stock. As a REIT, we are generally entitled to receive a deduction for liquidating distributions. We anticipate our deemed liquidating distribution from the merger will exceed our taxable income recognized as a result of the merger, as a result of which we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the merger.

Consequences of the Merger to U.S. Holders of our Common Stock

General. As noted above, our stockholders will be deemed to have received a liquidating distribution from us, in an amount equal to the merger consideration, in exchange for their shares of our common stock. This exchange will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder of shares of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of cash received in exchange for shares of our common stock; and

•	the U.S. holder’s adjusted tax basis in such common stock.

Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the merger, the shares have been held for more than one year. An individual U.S. holder will be subject to tax on long-term capital gain at a maximum U.S. federal income tax rate of 20%. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of long-term capital gain realized by a non-corporate stockholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held Shares for Less than Six Months. A U.S. holder who has held shares of our common stock for less than six months at the effective time of the merger, taking into account the holding period rules of Sections 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends previously received from us, or such holder’s share of any previously designated retained capital gains, with respect to such shares of our common stock.

Consequences of the Merger to Non-U.S. Holders of our Common Stock

The U.S. federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of the merger consideration in exchange for our common stock is treated, for purposes of applying the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), in the same manner as a sale or exchange of our common stock (other than pursuant to a liquidation), the treatment of which is described below under “—Taxable Sale of Common Stock” or, alternatively, as a distribution governed by Section 897(h)(1) of the Code that is subject to tax under FIRPTA to the extent attributable to gain realized by us on the sale or exchange of U.S. real property interests. In IRS Notice 2007-55, the IRS expressed its intent to (1) treat the receipt by a stockholder of a liquidating distribution from a REIT (including the receipt of the merger consideration in the merger, which will be treated as a deemed liquidating distribution for U.S. federal income tax purposes) as a distribution governed by Section 897(h)(1) of the Code and therefore subject to tax under FIRPTA to the extent attributable to gain from the sale of U.S. real property interests, and (2) issue regulations, which will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. This treatment may be less favorable to certain non-U.S. holders than the treatment described below under “—Taxable Sale of Common Stock.”

Distribution of Gain from the Disposition of U.S. Real Property Interests. The Company intends to treat the merger consistently with IRS Notice 2007-55 and the remainder of this discussion assumes such treatment. Under IRS Notice 2007-55, unless the 5% Exception, described below, applies, the receipt of the merger consideration by a non-U.S. holder will be subject to U.S. federal income taxation on a net basis at regular U.S. federal income tax rates (and will be subject to withholding, as described below) to the extent attributable to gain from the sale of our real estate assets, and a corporate non-U.S. holder could be subject to a “branch profits” tax on such amount. However, if a non-U.S. holder did not own more than 5% of our common stock at any time during the one-year period ending on the date of the merger (the “5% Exception”), the merger consideration received by the non-U.S. holder generally would not be subject to U.S. federal income taxation (including withholding) under IRS Notice 2007-55 and, although not entirely clear under applicable law, would be subject to U.S. federal income taxation, if at all, in a manner similar to that described under “—Taxable Sale of Common Stock,” below.

As a result of the foregoing, we intend to withhold U.S. federal income tax at a rate of 35% from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of U.S. real property interests by us and paid to a non-U.S. holder unless such holder has demonstrated, to our satisfaction, that it qualifies for the 5% Exception. A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. holders are urged to consult with their tax advisors regarding the possible application of FIRPTA (including withholding under FIRPTA) and the possibility of mitigating the consequences of FIRPTA by selling their shares prior to the merger.

Taxable Sale of Common Stock. This section describes the U.S. federal income tax consequences to non-U.S. holders of a sale of our common stock, other than pursuant to a liquidation (including the deemed liquidation resulting from the merger). Accordingly, the tax treatment described in this section would apply only (i) to the extent provided above, in the event the 5% Exception applies, or (ii) a sale of our common stock by a non-U.S. holder preceding the merger.

A non-U.S. holder will not be subject to U.S. federal income taxation on any gain from the sale of our common stock unless: (i) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); (ii) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (iii) such common stock constitutes a “U.S. real property interest” under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will be subject to U.S. federal income taxation on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% “branch profits” tax if such gain constitutes “effectively connected earnings and profits” under the applicable branch profits tax rules.

A non-U.S. holder that is an individual present in the United States for 183 days or more in the taxable year of sale and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s common stock constitutes a “U.S. real property interest” under FIRPTA, such holder will be subject to U.S. federal income taxation on the gain recognized in the sale on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s common stock generally will not constitute a U.S. real property interest if (i) we are “domestically controlled” at the time of sale, or (ii) the non-U.S. holder holds 5% or less of our common stock at all times during the shorter of (a) the five-year period ending with the date of the sale and (b) the non-U.S. holder’s holding period for the stock. We will be “domestically controlled” if U.S. holders held directly or indirectly 50% or more in value of our shares at all times during the five-year period ending with the sale. We believe that we likely are currently “domestically controlled.” However, because our common stock is publicly traded, no assurances can be given that we will qualify as “domestically controlled” at the time of a non-U.S. holder’s sale of our stock.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to mitigate or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

Information Reporting and Backup Withholding

Backup withholding, presently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of our common stock in the merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Delisting and Deregistration of the Company’s Shares of Our Common Stock

If the merger is completed, the shares of our common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of our common stock will no longer be publicly traded, and the Company will no longer be required to file reports with the SEC.

THE MERGER AGREEMENT

The Merger Agreement

The following is a summary of material provisions of the merger agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated herein by reference. Copies of the merger agreement and the proxy statement, and any other filings that we make with the SEC with respect to the merger, may be obtained in the manner set forth in “Where You Can Find More Information.” Stockholders and other interested parties should read the merger agreement for a more complete description of the provisions summarized below.

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by the Company, Edens Investment Trust, Edens Limited Partnership and Merger Sub were qualified and subject to important limitations agreed to by the Company, Edens Investment Trust, Edens Limited Partnership and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by private disclosure schedules that were delivered by the Company to Edens Investment Trust and Edens Limited Partnership, which disclosure schedules are not reflected in the copy of the merger agreement attached to this proxy statement as Annex A. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Prior to the closing of the merger, the Company’s stockholders are not third-party beneficiaries under the merger agreement.

The Merger

The closing of the merger, which we refer to as the “closing,” will take place no later than the second business day following the satisfaction (or, to the extent permitted by law, waiver by all parties thereto) of the conditions to effecting the merger (other than those that by their terms are to be satisfied or waived at the closing), or at such other time and date as will be agreed upon in writing among the Buyer Parties and the Company. The date on which the closing occurs is referred to in this proxy statement as the “closing date.” On the closing date, the Company and the Buyer Parties will file a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the State Department of Assessments and Taxation of Maryland. The merger will become effective at the time the certificate of merger is so filed with the Secretary of State of the State of Delaware and the articles of merger have been accepted for record with the State Department of Assessments and Taxation of Maryland or at such other time as the Company and the Buyer Parties specify in the certificate of merger and articles of merger (the date and time the merger becomes effective is referred to in this proxy statement as the “effective time”).

At the effective time, the Company will be merged with and into Merger Sub, with Merger Sub being the surviving entity in the merger (which we refer to as the “Surviving LLC”), after which the separate corporate existence of the Company will cease, and Merger Sub will continue as the Surviving LLC and a wholly-owned subsidiary of Edens Limited Partnership. Edens Limited Partnership will be the sole member of Surviving LLC and the officers of Merger Sub, if any, immediately prior to the effective time will be the initial officers of the Surviving LLC and will each hold office in accordance with the terms of the operating agreement of the Surviving LLC.

Pre-Merger Transactions

The Buyer Parties will have the option to, upon reasonable notice to the Company (and without any further consent of the Company or its stockholders), request that the Company, immediately prior to the closing:

•	convert or cause the conversion of one or more of the Company’s subsidiaries that are organized as corporations into limited liability companies (or other entities) and one or more subsidiaries that are organized as limited liability companies or limited partnerships into other entities,

•	sell or cause to be sold all of the capital stock or interests owned by the Company in one or more of its subsidiaries on the terms and at the price designated by the Buyer Parties, and

•	sell or cause to be sold any of the assets of the Company or Company’s subsidiaries on the price and terms designated by the Buyer Parties;

provided, however that:

•	none of such transactions delay or prevent the completion of the merger,

•	such transactions will be implemented as close as possible to the effective time (but after the Buyer Parties have waived or confirmed that all conditions to the consummation of the merger have been satisfied),

•	neither the Company nor any of its subsidiaries shall be required to take any action in contravention of law or any organizational document,

•	the consummation of such transactions will be contingent upon receipt by the Company of a written notice of the Buyer Parties stating that the Buyer Parties’ conditions to close have been satisfied or waived, pursuant to the merger agreement,

•	such transactions will not affect or modify the Buyer Parties’ obligations under the merger agreement,

•	the Company and Company Subsidiaries will not be required to take any action that could adversely affect the classification of the Company as a REIT under the Code, and

•	neither the Company nor any subsidiary of the Company will be required to take an action that would reasonably be expected to result in adverse tax consequences or taxes being imposed on any stockholder of the Company.

The Buyer Parties will advance or reimburse the Company for reasonable out-of-pocket costs incurred by the Company in connection with any of the foregoing actions. The Buyer Parties have agreed to indemnify and hold harmless the Company and its subsidiaries and their representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such action.

Per Share Merger Consideration

At the effective time, each share of our common stock issued and outstanding immediately prior to the effective time will be automatically converted into and cancelled in exchange for the right to receive an amount equal to $26.55 per share, in cash and without any interest, less any required withholding taxes.

Treatment of Company Restricted Stock

Immediately prior to the effective time, all outstanding shares of our common stock subject to vesting or other forfeiture conditions or repurchase rights by AmREIT or a subsidiary of AmREIT that remain unvested or otherwise subject to forfeiture conditions or repurchase shall automatically become vested and free of any such forfeiture conditions immediately prior to the effective time and will be automatically converted into and cancelled in exchange for the right to receive an amount equal to $26.55 per share in cash and without any interest, less any required withholding taxes.

Payment for the Shares

Prior to the effective time, the Buyer Parties will select a bank or trust company reasonably acceptable to the Company to act as paying agent for the payment of the merger consideration. Prior to the effective time, the Buyer Parties will, or will cause the Surviving LLC to, deposit with such paying agent the funds necessary to pay the aggregate merger consideration to the Company’s stockholders. Promptly after the effective time (and in any event within five business days thereafter), the Buyer Parties will cause the paying agent to mail to each holder of shares of our common stock a letter of transmittal and instructions for effecting their surrender of the shares of AmREIT common stock in exchange for the merger consideration. Upon delivery of such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the paying agent, the holder of such shares of AmREIT common stock will be entitled to receive the merger consideration. You will not be entitled to receive the merger consideration until you submit a duly completed and executed letter of transmittal and any other documents as the paying agent may reasonably require. The merger consideration may be paid to a person other than the person in whose name the shares of our common stock are registered if a proper form for transfer is provided to the paying agent and Surviving LLC. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the satisfaction of the Buyer Parties that such stock transfer taxes have been paid or are not applicable. No interest will be paid or accrue on the cash payable upon surrender of any shares of AmREIT common stock.

If any cash deposited with the paying agent is not claimed within 12 months following the effective time, such cash will be returned to Edens Investment Trust upon demand, and any holder of shares of AmREIT common stock who has not complied with the exchange procedures in the merger agreement prior to such time shall thereafter look only to the Buyer Parties and the Surviving LLC as general creditors with respect to the payment of its claim for merger consideration (subject to abandoned property, escheat or similar laws). None of the paying agent, the Buyer Parties, the Surviving LLC or the Company or any of their respective employees, officers, directors, stockholders, partners, agents or affiliates will be liable to any person for any cash merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

No Further Ownership Rights

At the effective time, holders of the Company’s common stock will cease to be, and have no rights as, Company stockholders other than the right to receive the merger consideration. The merger consideration paid to the holders of Company common stock in accordance with the exchange and payment procedures contained in the merger agreement will be deemed to have been paid in full satisfaction of all rights and privileges pertaining to Company common stock.

Recommendation

The Company has represented in the merger agreement that the board of directors, at a meeting duly called and held, duly adopted resolutions by a unanimous vote of all directors (i) approving and declaring advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, (ii) determining that the terms of the merger agreement, the merger and other transactions contemplated by the merger agreement are advisable and in the best interests of the Company, (iii) directing the Company to submit the merger and other transactions contemplated by the merger agreement to a vote by the Company’s stockholders at a special meeting, and (iv) recommending that the Company’s stockholders approve the merger and the other transactions contemplated by the merger agreement (which we refer to as the “Company Recommendation”).

Representations and Warranties

The merger agreement contains representations and warranties of the Company and the Buyer Parties.

Some of the representations and warranties in the merger agreement made by the Company are qualified by “materiality” or “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material

Adverse Effect” means any change, circumstance, development, event, effect, condition, state of facts or occurrence (each, an “Event”) that (i) has a material adverse effect on the business, financial condition or results of operations of the Company, its subsidiaries and its joint ventures, taken as a whole, or (ii) prevents or materially delays the ability of the Company to consummate the merger. However, for purposes of clause (i), none of the following will be deemed either alone or in combination to constitute, and none of the following will be taken into account in determining whether there has been or would be, a Company Material Adverse Effect:

(a) any Event generally affecting (1) the industry in which the Company, its subsidiaries and its joint ventures primarily operate or (2) the economy, or financial, credit, foreign exchange, securities or capital markets (including changes in interest rates or exchange rates), including any disruption thereof, in the United States; or

(b) any Event, to the extent arising or resulting from:

(1) changes in applicable law or mandatory changes in applicable accounting regulations or principles or interpretations thereof;

(2) the announcement or pendency of the merger agreement or the anticipated consummation of the merger and the other transactions contemplated by the merger agreement;

(3) national or international political conditions, any outbreak or escalation of hostilities, insurrection or war, whether or not pursuant to declaration of a national emergency or war, acts of terrorism, sabotage, strikes, freight embargoes or similar calamity or crisis;

(4) fires, epidemics, quarantine restrictions, earthquakes, hurricanes, tornados or other natural disasters;

(5) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet publicly announced revenue or earnings projections or predictions or internal projections (provided that the underlying cause of any such decline, change or failure will be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be likely to occur to the extent not excluded by another exception herein);

(6) any proceeding by any of the Company’s stockholders arising out of, concerning or related to the merger agreement or any of the transactions contemplated by the merger agreement, in each case initiated after the date of the merger agreement;

(7) any Events directly or indirectly attributable to any submissions, or proceedings with any governmental entity under any antitrust law; or

(8) any Event that has been cured prior to the closing.

Any Event arising out of or resulting from the matters described in clauses (a), (b)(1), (b)(3) or (b)(4) above, will not be excluded if and to the extent that such Event disproportionately affects the Company, the Company’s subsidiaries and its joint ventures, taken as a whole, as compared to other persons engaged in the business in which the Company or any of the Company’s subsidiaries or its joint ventures engages.

In the merger agreement, the Company has made customary representations and warranties to the Buyer Parties with respect to, among other things:

•	corporate matters related to the Company and its subsidiaries and joint ventures, such as organization, standing and corporate power;

•	its subsidiaries and equity interests in joint ventures;

•	its capital structure and the capital structure of its subsidiaries and joint ventures;

•	authority to execute and deliver the merger agreement and the enforceability of the merger agreement against the Company and the absence of appraisal rights;

•	the vote of the Company stockholders required in connection with the approval of the merger and the other transactions contemplated by the merger agreement;

•	the absence of conflicts with, or breaches or violations of, Company, Company subsidiaries’, or Company joint ventures’ organizational documents, and laws, permits and certain contracts applicable to the Company, its subsidiaries and its joint ventures as a result of entering into the merger agreement or performing its obligations under the merger agreement;

•	the absence of any consents, approvals, licenses, permits, orders or authorizations required to be obtained from any governmental entity;

•	its SEC filings since January 1, 2013 and its financial statements contained therein;

•	the absence of liabilities required to be recorded on a balance sheet under generally accepted accounting principles as applied in the United States, or GAAP;

•	information to be supplied by the Company in connection with this proxy statement;

•	the absence of certain changes or events, including the absence of any Company Material Adverse Effect, since December 31, 2013;

•	tax matters affecting the Company and its subsidiaries and joint ventures;

•	labor relations;

•	matters relating to employee benefits and the Company’s employee benefit plans;

•	absence of litigation or orders against the Company and its subsidiaries and joint ventures;

•	compliance with laws by the Company, its subsidiaries and its joint ventures;

•	environmental matters affecting the Company and its subsidiaries and joint ventures;

•	real and personal property owned and leased by the Company, its subsidiaries and its joint ventures;

•	the Company’s, its subsidiaries’ and its joint ventures’ leases and ground leases;

•	the Company’s intellectual property;

•	the Company’s, its subsidiaries’ and its joint ventures’ material contracts and the absence of any breach or violation of, or default under, any material contract;

•	the Company’s insurance;

•	interested party transactions involving us, our subsidiaries and our joint ventures;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the receipt by the Company of a fairness opinion from Jefferies to the effect that, as of the date of the merger agreement, the merger consideration to be received by holders of the Company’s common stock is fair from a financial point of view to such holders;

•	the exemption of the merger agreement and the merger from the requirements of any business combination, control share acquisition or other takeover laws contained in the Maryland General Corporation Law;

•	the Company’s actions to cause the inapplicability of state anti-takeover statutes or regulations and the absence of stockholder rights plans, “poison pill plans” or other similar devices; and

•	the Company’s and its subsidiaries’ status under the Investment Company Act of 1940, as amended.

In the merger agreement, the Buyer Parties have made customary representations and warranties to the Company, including representations relating to:

•	corporate matters related to the Buyer Parties, such as organization, standing and organizational power;

•	organization of Merger Sub and the absence of any activities by Merger Sub other than those related to the merger agreement and the transactions contemplated by the merger agreement;

•	authority to execute and deliver the merger agreement and the enforceability of the merger agreement against the Buyer Parties;

•	the absence of conflicts with, or breaches or violations of the Buyer Parties’ organizational documents, and laws, permits and certain contracts applicable to the Buyer Parties as a result of entering into the merger agreement or performing its obligations under the merger agreement;

•	information to be supplied by the Buyer Parties in connection with this proxy statement;

•	the absence of any undisclosed broker’s or finder’s fees;

•	absence of litigation or orders against the Buyer Parties;

•	inapplicability of “interested stockholder” provisions under Section 3-601 of the Maryland General Corporate Law;

•	the Buyer Parties’ solvency after giving effect to the transactions; and

•	the equity and debt financing that, with other financial resources of the Buyer Parties, will provide the proceeds to satisfy the Buyer Parties’ obligations under the merger agreement.

Our Conduct of Business Pending the Merger

Except as required by law or as permitted under the merger agreement, from the date of the merger agreement until the effective time, the business of the Company and its subsidiaries will be conducted in the ordinary course consistent with past practice and the Company will, and will cause each of its subsidiaries to and will use reasonable best efforts to cause its joint ventures to (to the extent permitted by the organizational documents of its joint ventures):

•	use reasonable best efforts to preserve intact its current business organization;

•	keep available the services of its current officers and employees, keep and preserve its present relationships with tenants, joint venture partners or co-venturers, suppliers, licensors, licensees, distributors and others having material business dealings with the Company; and

•	preserve the Company’s status as a REIT within the meaning of the Code.

In addition, except (a) as required by law or (b) as permitted under the merger agreement, from the date of the merger agreement until the effective time, the Company, its subsidiaries and its joint ventures (to the reasonable best efforts of the Company and other than as required by the organizational documents of the Company) are subject to customary operating covenants and restrictions, including, but not limited to, restrictions relating to (subject to specified exceptions in the merger agreement):

•	declaring or paying dividends on or making other distributions in respect of the Company’s capital stock other than dividends and distributions in the ordinary course in an amount not to exceed $0.20 per share of Company common stock per quarter;

•	any stock split, reverse stock split or reclassification of any of its capital stock;

•	purchasing, redeeming or otherwise acquiring any shares of capital stock of the Company or any of its subsidiaries or joint ventures or any other securities thereof;

•	issuing, delivering, selling, pledging or granting any shares of capital stock or other voting securities, including any option, warrant, call or right to acquire any shares of capital stock of the Company or other voting securities, or any securities convertible into or exchangeable for any shares of capital stock of the Company or other voting securities;

•	amending the Company’s or its subsidiaries’ or joint ventures’ organizational documents;

•	acquiring, by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner, any business corporation or other entity or division thereof or any assets or property, other than acquisitions of personal property in the ordinary course of business consistent with past practice or pursuant to existing contractual commitments, or acquisitions of tenant improvements, furniture, equipment or other assets under any company lease in accordance with customary practice, and any other acquisitions for consideration that are individually not in excess of $1,000,000, or in the aggregate, not in excess of $5,000,000, or that have any material and adverse environmental conditions;

•	granting any employee, director or consultant of the Company an increase in compensation or severance or termination pay or entering into any severance or termination agreement with an employee, director or consultant, or establishing, adopting or entering into any collective bargaining or benefit plan (provided that the Company may enter into plans, agreements, benefits and compensation arrangements (excluding equity incentive grants) with new employees hired to replace existing employees in the ordinary course of business, that have a value that is consistent with past practice, and pay employees of the Company and its subsidiaries, in the ordinary course of business and consistent with past practices, cash bonuses earned under the Company’s benefit plans for the 2014 fiscal year);

•	except as required by generally accepted accounting principles, changing any methods of accounting or accounting practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company;

•	selling, leasing (as lessor), licensing, selling and leasing back or mortgaging or otherwise disposing of or subjecting to any lien any properties or assets of the Company or its subsidiaries, except for:

•	properties or assets that are individually not in excess of $1,000,000, or in the aggregate, not in excess of $5,000,000,

•	liens permitted pursuant to the merger agreement, and

•	in connection with the incurrence of indebtedness permitted pursuant to the merger agreement;

•	incurring or modifying any indebtedness for borrowed money or guaranteeing any such indebtedness of another person, except for advances under the Company’s existing credit facilities, short-term borrowings in the ordinary course of business, indebtedness for borrowed money incurred in order for the Company to pay any dividend or distribution permitted to be paid under the terms of the merger agreement, and refinancings through advances of credit incurred under the Company’s existing credit facilities of mortgage indebtedness secured by one or more of the Company’s properties as such loans become due and payable in accordance with their terms;

•	issuing or selling any debt securities or warrants or other rights to acquire any debt securities of the Company or its subsidiaries or joint ventures or guaranteeing any debt securities of another person;

•	making any loans, advances or capital contributions to, or investments in, any other person, other than to any of the Company’s wholly owned subsidiaries or advances to employees and officers and directors in the ordinary course of business consistent with past practice;

•	paying, discharging, settling or satisfying any action, litigation, claim or cancelling any indebtedness or waiving any claims or rights of value, other than:

•	in amounts individually not in excess of $1,000,000, or in the aggregate, not in excess of $5,000,000, or

•	in connection with ordinary course tenant matters consistent with past practice;

•	entering into, amending, extending, terminating, or waiving, releasing or assigning any rights or claims under any material contract or any contract that would have been deemed to be a material contract if entered into prior to the execution of the merger agreement;

•	adopting or entering into any collective bargaining agreement or other labor union contract applicable to the employees of the Company or its subsidiaries or joint ventures;

•	entering into, terminating, materially modifying or amending any lease of Company or its joint ventures property that relates to in excess of 10,000 square feet of net rentable area, except in connection with a right being exercised by a tenant under a Company lease or its joint ventures lease, provided that none of the Company nor any Company subsidiary will enter into a new lease, terminate, materially modify or amend a lease that relates to the real property of AmREIT Uptown Park, LP without the prior consent of the Buyer Parties;

•	authorizing or entering into any commitment for any new capital expenditure other than:

•	capital expenditures permitted pursuant to the merger agreement,

•	any other individual capital expenditure in amounts individually not in excess of $250,000 or in the aggregate not in excess of $500,000,

•	relating to certain existing capital projects, and

•	capital expenditures in the ordinary course of business and consistent with past practice to maintain the physical and structural integrity of the Company properties, and as reasonably determined by the Company to be necessary to keep such properties in working order, to comply with laws, and to repair and/or prevent damage to any of the Company properties in an emergency situation;

•	making, changing or revoking any material tax election or settling or compromising any material U.S. federal, state, local or foreign income tax liability, unless such election, settlement or compromise is required by law or necessary to preserve the status of the Company as a REIT under the Code, or to qualify or preserve the status of any Company subsidiary as a partnership or disregarded entity or as a “qualified REIT subsidiary” or a “taxable REIT subsidiary,” as the case may be, for U.S. federal income tax purposes;

•	entering into any new material line of business;

•	hiring any new employee other than to hire a replacement for an employee whose employment has terminated or with respect to vacant positions;

•	entering into any contract that would limit or otherwise restrict (or purport to do so) the Company or any of the Company subsidiaries or joint ventures or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

•	entering into any joint venture or partnership or other similar contract with any third party that is not a wholly owned Company subsidiary;

•	permitting existing insurance policies of the Company or the Company subsidiaries or joint ventures to be cancelled or terminated without replacing such insurance policies with comparable insurance policies, to the extent available on commercially reasonable terms; or

•	authorizing, agreeing, committing or resolving to take any of the actions described above.

Restrictions on Solicitations of Other Offers and Changes in Recommendation

The Company has agreed that, from October 31, 2014 to the effective time, the Company will, and will cause the Company subsidiaries and their representatives to, immediately cease all existing activities, discussions or negotiations with any person with respect to any Company Takeover Proposal (as defined below). The Company will request the prompt return or destruction of all materials related to the Company Takeover Proposal or the Company or its business, operations or affairs previously furnished to any such party.

The Company has agreed that, from October 31, 2014 to the effective time and subject to the specified exceptions described below, the Company will not, and it will cause its subsidiaries and representatives not to:

•	solicit, initiate, take any action or induce the making, submission or announcement of, or knowingly facilitate, encourage or assist, a Company Takeover Proposal;

•	enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or its subsidiaries or afford access to the business, properties, assets books, records or other information of the Company or any of its subsidiaries, in connection with, or otherwise knowingly cooperate in any way with, any person that is seeking to make, has made or may lead to a Company Takeover Proposal;

•	approve, adopt, endorse or recommend a Company Takeover Proposal;

•	fail to make, withhold, withdraw, amend, qualify or modify in a manner adverse to the Buyer Parties, or publicly propose to withhold, withdraw, amend, modify or qualify in a manner adverse to the Buyer Parties, the recommendation of the Company’s board of directors in favor of the merger;

•	propose publicly to approve, adopt, endorse or recommend any Company Takeover Proposal; or

•	enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument contemplating or otherwise relating to a Company Takeover Proposal.

Any of the actions described in the third, fourth or fifth bullets above are referred to herein as an “Adverse Recommendation Change.”

Prior to obtaining stockholder approval of the merger, in response to an unsolicited bona fide written Company Takeover Proposal (which did not result from a breach of the non-solicitation provisions of the merger agreement), if the board of directors of the Company reasonably believes, after consultation with its outside legal counsel and financial advisors, that such Company Takeover Proposal constitutes or is reasonably likely to lead to a Superior Company Proposal (as defined below), and the Company has provided to the Buyer Parties all information required to be delivered to the Buyer Parties in connection with a Company Takeover Proposal in accordance with the terms of the merger agreement, the Company may:

•	furnish non-public information with respect to the Company and its subsidiaries to the person making such Company Takeover Proposal (and its representatives) pursuant to an acceptable confidentiality agreement entered into in accordance with the non-solicitation provisions of the merger agreement (provided that all such information has previously been provided to the Buyer Parties or is provided to the Buyer Parties concurrent with the time it is provided to such person);

•	participate in discussions or negotiations with the person making such Company Takeover Proposal (and its representatives) regarding such Company Takeover Proposal;

in each case only if and to the extent that before taking any of such actions, the board of directors of the Company determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the duties of the members of the board of directors under applicable law.

Prior to obtaining stockholder approval of the merger, the board of directors of the Company may effect an “Adverse Recommendation Change” in respect of a Company Superior Proposal or enter into an agreement providing for a transaction that constitutes a Superior Company Proposal if:

•	the Company receives a Company Takeover Proposal (which did not result from a breach of the non-solicitation provisions of the merger agreement) that the board of directors of the Company determines, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Company Proposal;

•	the Company’s board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take action with respect to such Superior Company Proposal would be inconsistent with the duties of the members of the board of directors under applicable law;

•	the Company has previously notified the Buyer Parties that it intends to take such action;

•	the Company has made its representatives available to discuss in good faith with the Buyer Parties’ representative any proposed modifications to the terms and conditions of the merger agreement during the three business day period following the delivery of such notice;

•	if the Buyer Parties have delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms and conditions of the merger agreement during such three business day period, the board of directors of the Company will have determined in good faith, after consultation with outside legal counsel and after considering the terms of such offer by the Buyer Parties, that the failure to effect such Adverse Recommendation Change would be inconsistent with the duties of the members of the board of directors of the Company under applicable law; and

•	if, in the case of entering into an agreement for a Superior Company Proposal, the Company terminates the merger agreement in order to enter into an agreement for a Superior Company Proposal.

If any such Superior Company Proposal is revised, including any revision to price, then the Company shall deliver to the Buyer Parties a new notice of such revision. In such case, the Buyer Parties will have a two business day period to deliver proposed modifications to the Company.

Prior to obtaining stockholder approval, the Company may effect an Adverse Recommendation Change not in respect of a Company Takeover Proposal if:

•	the board of directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to effect such Adverse Recommendation Change would be inconsistent with the duties of the members of the Company’s board of directors under applicable law;

•	the Company has previously delivered to the Buyer Parties a notice that it intends to take such action;

•	the Company shall have made its representatives available to discuss in good faith with the Buyer Parties’ representatives any proposed modifications to the terms and conditions of this Agreement during the three business day period following delivery by the Company to the Buyer Parties of the notice described in the previous paragraph; and

•	if the Buyer Parties shall have delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of the merger agreement during such three business day period, the Company’s board of directors shall have determined in good faith, after consultation with outside legal counsel and after considering the terms of such offer by the Buyer Parties, that the failure to effect such Adverse Recommendation Change would be inconsistent with the duties of the members of the Company’s board of directors under applicable law.

The merger agreement also provides that the Company will promptly (and in any event within one business day after the receipt thereof) advise the Buyer Parties orally and in writing of the receipt by the Company (or any of its representatives) of inquiries, discussions, negotiations, proposals or expressions of interest with respect to a Company Takeover Proposal, or that the Company believes could reasonably be expected to lead to, a Company Takeover Proposal. The Company will also provide the identity of the person making, submitting, inquiring about or expressing interest with respect to such Company Takeover Proposal and a copy of such Company Takeover Proposal and any related draft agreements or written material setting forth the terms and conditions of such Company Takeover Proposal or, if oral, a summary thereof. The Company will keep the Buyer Parties reasonably informed on a prompt and timely basis of the status of any such Company Takeover Proposal and with respect to any change to the material terms of any such Company Takeover Proposal within twenty-four hours of such change. The Company will not enter into any contract, arrangement or commitment that prohibits the Company from providing such information to the Buyer Parties.

For purposes of this proxy statement and the merger agreement, the term “Company Takeover Proposal” means, other than the merger, any offer, proposal, inquiry, plan, arrangement or other expression or indication of interest relating to:

•	any acquisition or purchase (including through a merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification or other similar transactions), directly or indirectly, of twenty percent (20%) or more of any class of equity or voting securities as of the consummation of such acquisition or purchase of the Company or any of the Company subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of the Company,

•	any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any third party or “group” (as defined under Section 13(d) of the Exchange Act) beneficially owning twenty percent (20%) or more of any class of equity or voting securities as of the consummation of such tender offer or exchange offer of the Company or any of the Company subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of the Company,

•	any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification or other similar transaction involving the Company or any of the Company subsidiaries pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the voting equity interests in the surviving or resulting parent entity of such transaction,

•	a sale, transfer, lease, license, exchange, mortgage, pledge, transfer or acquisition or disposition of more than twenty percent (20%) of the consolidated net revenues, net income or assets (measured by the fair market value thereof) of the Company and the Company subsidiaries taken as a whole, or

•	a liquidation, dissolution or other winding up of the Company and the Company subsidiaries.

For purposes of this proxy statement and the merger agreement, the term “Superior Company Proposal” means any bona fide written Company Takeover Proposal (with all references to 20% in the definition of Company Takeover Proposal being treated as references to 50% for these purposes and the reference to 80% in the definition of Company Takeover Proposal being treated as a reference to 50%) on terms that the board of directors of the Company determines in good faith, after consultation with its outside legal counsel and financial advisors, to be more favorable to the Company and its stockholders than the merger, taking into account all financial, regulatory, legal and other aspects of such Company Takeover Proposal (including the likelihood of consummation of such Company Takeover Proposal) that the board of directors of the Company deems relevant.

Certain Standstill Waivers

During the period from the date of the merger agreement through the earlier of the effective time or the termination of the merger agreement (pursuant to the terms of the merger agreement), the Company will not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Company Takeover Proposal, or any standstill agreement to which the Company or any of its subsidiaries is a party, unless the Company’s board of directors determines after consulting with its outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of the board of directors of the Company under applicable law.

Reasonable Best Efforts

In the merger agreement, the Buyer Parties and the Company agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary to fulfill all conditions applicable to such party pursuant to the merger agreement and to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement. This includes obtaining all necessary actions or non-actions, waivers, consents, qualifications, approvals or exemptions from any governmental entity or non-governmental third party, defending any lawsuit or legal proceeding under any antitrust or competition law, and executing and delivering any additional documents or instruments necessary to consummate the transactions and carry out the merger agreement.

Employee Benefit Matters

For a period of at least 12 months following the effective time, the Buyer Parties will, and will cause the Surviving LLC to, provide to those individuals who are employed by the Company or its subsidiaries immediately prior to the effective time, which we refer to as the “Company Employees”:

•	base compensation that is no less favorable to each Company Employee than the base compensation provided to such Company Employee by the Company immediately prior to the effective time;

•	incentive compensation opportunities (exclusive of any equity-based compensation) that are no less favorable in the aggregate than those available to such employees under the Company’s incentive compensation programs and arrangements as in effect immediately prior to the effective time; and

•	employee benefits that, taken as a whole, are no less favorable to such employees in the aggregate than those provided to such employees under all plans and arrangements sponsored, maintained or contributed to by the Company or any of its subsidiaries for the benefit of employees of the Company or any of its subsidiaries prior to the merger, or similarly situated employees of the Buyer Parties and their subsidiaries.

Such compensation and employee benefits may be provided through the Surviving LLC’s continuation of one or more of the Company’s employee benefit plans, through the admission of the Company Employees to any one or more employee benefit policies, plans or programs maintained by the Buyer Parties or their affiliates from time to time, or through a combination of the foregoing alternatives, as determined in the Buyer Parties’ sole and absolute discretion.

For a period of at least 12 months following the effective time, the Buyer Parties will, and will cause the Surviving LLC to, provide severance payments and benefits to Company Employees who are not party to an employment, severance, change in control or similar agreement that provides severance benefits, and who are terminated by the Buyer Parties or an affiliate other than for cause (as determined based on the Company’s policies as of the date of the merger agreement). Such severance payments will be no less favorable than the greater of the severance payments and benefits based on the Company’s current policies and the severance payments and benefits provided by the Buyer Parties and their subsidiaries to similarly situated employees of the Buyer Parties and their subsidiaries, provided that the Buyer Parties may condition such payments and benefits upon execution by the applicable Company Employee of a commercially standard release of claims in a form reasonably satisfactory to the Buyer Parties.

The Buyer Parties will, or will cause the Surviving LLC to, assume and honor the obligations of the Company and its subsidiaries under each benefit plan of the Company, in accordance with their terms, subject to the right to make amendments or modifications to the extent permitted by such terms.

The Buyer Parties acknowledge that:

•	the merger will constitute a “change in control” (or concept of similar import) under the Company’s benefit plans and benefit arrangements and

•	as a result of the merger, certain individuals will be deemed to have experienced a “good reason” event (or concept of similar import), as applicable, for all purposes under their Company benefit arrangements.

The Buyer Parties will, and will cause the Surviving LLC to, subject to certain exceptions, give each Company Employee full credit, for purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements that such employees may be eligible to participate in after the effective time, for such Company Employee’s service with the Company or any of its subsidiaries to the same extent recognized by the Company or any of its subsidiaries immediately prior to the effective time.

In addition, the Buyer Parties will, and will cause the Surviving LLC to, use commercially reasonable efforts to waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such employees may be eligible to participate in after the effective time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the effective time under any welfare plan maintained for the Company Employees immediately prior to the effective time, and provide each Company Employee with credit for any co-payments and deductibles paid in the plan year in which the effective time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which employees are eligible to participate after the effective time.

The merger agreement also provides no Company Employees are third party beneficiaries of the foregoing provisions.

Conditions to the Merger

The respective obligations of each party to consummate the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	the holders of a majority of the outstanding shares of Company common stock shall have affirmatively voted to approve the merger; and

•	no federal, state, local or foreign judgment, injunction, order, writ, ruling or decree will have been issued by any governmental entity and no other law preventing the consummation of the merger will be in effect; provided that prior to asserting this condition, each of the parties to the merger agreement has complied in all material respects with its covenants in the merger agreement to use reasonable best efforts to effect the merger.

The obligations of the Buyer Parties to effect the merger are subject to the satisfaction or waiver (if permissible under applicable law) of the following additional conditions:

•	the representations and warranties of the Company related to authority, execution and delivery, enforceability, no appraisal rights, absence of certain changes or events and certain representations and warranties relating to capital structure will be true and correct in all respects as of the closing date, except to the extent such representation and warranty relating to capital structure expressly relates to a specific date (in which case, as of such specific date) and except where the representation and warranty relating to capital structure would not result in additional aggregate consideration payable by the Buyer Parties or the Surviving LLC in excess of a de minimis amount in the aggregate;

•	the representations and warranties of the Company related to organization, standing and power, company subsidiaries and joint venture equity interests, the inapplicability of takeover statutes, and the absence of a rights plan will be true and correct in all material respects as of the closing date as if made at such date except to the extent such representations and warranties expressly related to a specific date (in which case, as of such specific date);

•	all other representations and warranties of the Company set forth in the merger agreement will be true and correct (without giving effect to any limitation as to materially or Company Material Adverse Effect) at the closing date as if made at such date, except to the extent such representation or warranty speaks to another date (in which case, as of such date), except where the failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to have had, a Company Material Adverse Effect;

•	the Company will have performed or complied with in all material respects all obligations required to be performed or complied with by it under the merger agreement at or prior to the closing date;

•	the Buyer Parties will have received a tax opinion of Morrison & Foerster LLP, dated as of the closing date, that with respect to a certain period ending on the closing date, the Company and its predecessor-in-interest, AmREIT, a Maryland real estate investment trust, were organized and have operated for qualification and taxation as a REIT under the Code;

•	that no event has occurred from the date of the merger agreement to the effective time that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; and

•	the Company shall have delivered to the Buyer Parties a certificate certifying that the conditions in the first, second, third, fourth and sixth bullets above have been satisfied as of the closing date.

The obligations of the Company to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of the Buyer Parties that are qualified by reference to a Buyer Material Adverse Effect will be true and correct in all respects as of the closing date, except to the extent such representation and warranty is expressly made as of an earlier date (in which case on and as of such earlier date);

•	the representations and warranties of the Buyer Parties that are not qualified by reference to a Buyer Material Adverse Effect will be true and correct as of the closing date, except to the extent that any such representation or warranty is expressly made as of earlier date (in which case on and as of such earlier date), other than for such failures to be so true and correct (without giving effect to any limitation as to materiality or Buyer Material Adverse Effect set forth therein) that would not be reasonably likely to have a Buyer Material Adverse Effect. As used above, “Buyer Material Adverse Effect” means any event that prevents or materially delays any of the Buyer Parties from performing their obligations under the merger agreement in any material respect or the consummation of the merger;

•	the Buyer Parties will have performed or complied with in all material respects all obligations required to be performed or complied with by them under the merger agreement at or prior to the closing date, and the Company will have received a certificate signed by an executive officer of the Buyer Parties to such effect; and

•	the Buyer Parties shall have delivered to the Company a certificate certifying that the conditions in the two bullets above have been satisfied as of the closing date.

Termination

The merger agreement may be terminated at any time prior to the effective time (whether before or after the time AmREIT stockholders approve the merger and the other transactions contemplated by the merger agreement) except as otherwise provided below:

•	by mutual written consent of the Buyer Parties and the Company;

•	by any of the Buyer Parties or the Company:

•	if the merger has not been consummated on or before May 1, 2015, unless the failure to consummate the merger is the result of a material breach of the merger agreement by the party seeking to terminate it,

•	if there is any law or any federal, state, local or foreign judgment, injunction, order, writ, ruling, temporary restraining order or decree permanently enjoining, restraining or prohibiting the consummation of the merger that will have become final and nonappealable, or

•	if, upon a vote taken at the special meeting (or any adjournment or postponement thereof), the Company fails to obtain stockholder approval of the merger and the other transactions contemplated by the merger agreement (provided that the Company may not terminate the merger agreement if it has not complied with its obligations under the non-solicitation covenant or with its obligations with respect to the special meeting in all material respects, or it has otherwise breached in any material respect any of its obligations under the merger agreement in any manner that was the proximate cause of the failure to obtain the stockholder approval of the merger);

•	by the Buyer Parties, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement such that the conditions to the Buyer Parties’ obligation to consummate the merger would not be satisfied if such termination occurred on May 1, 2015, which breach or failure to perform is incapable of being cured by the Company by May 1, 2015 or, if capable of being cured by the Company on or before May 1, 2015, has not been cured prior to the earlier of (x) 30 days after the delivery of written notice to the Company of such breach and (y) May 1, 2015 (provided that the Buyer Parties are not then in material breach of any representation, warranty or covenant in the merger agreement);

•	by the Buyer Parties, prior to the effective time, if (i) an Adverse Recommendation Change occurs, (ii) (A) a Company Takeover Proposal is publicly proposed or announced or otherwise becomes publicly known and (B) the board of directors of the Company fails to confirm the recommendation by the board of directors of the Company of the merger agreement, the merger or the other transactions contemplated by the merger agreement within five business days of a request from the Buyer Parties to do so, or (iii) the Company materially breaches or fails to perform any of its obligations under the non-solicitation provisions of the merger agreement;

•	by the Company, if the Buyer Parties breach or fail to perform any of their representations, warranties or covenants contained in the merger agreement such that the conditions to the Company’s obligation to consummate the merger would not be satisfied if the date of such termination was May 1, 2015, which breach or failure to perform is incapable of being cured by the Buyer Parties by May 1, 2015 or, if capable of being cured by the Buyer Parties by May 1, 2015, has not been cured prior to the earlier of (x) 30 days after the delivery of written notice to the Buyer Parties of such breach and (y) May 1, 2015 (provided that the Company is not then in material breach of any representation, warranty or covenant contained in the merger agreement); or

•	by the Company, prior to obtaining stockholder approval of the merger and other transactions contemplated by the merger agreement, in order to concurrently or immediately after enter into a written agreement for a Company Takeover Proposal that is a Superior Company Proposal, if the Company concurrently with, and as a condition to, any such termination, pays the Buyer Parties the Company Termination Fee set forth below, provided that the Company may not terminate the merger agreement pursuant to such provision if such Superior Company Proposal resulted from a material breach by the Company of the non-solicitation provisions of the merger agreement.

Effect of Termination; Termination Fees

If the merger agreement is terminated, the merger agreement will become void and have no effect without any liability or obligation on the part of the Buyer Parties or the Company (or any stockholder, director, officer, employee, agent, consultant or representative of such party), other than obligations for payment of the Company Termination Fee or Reverse Termination Fee, obligations related to the protection of the Company’s confidential information, liability for damages incurred or suffered by a party to the extent such damages were the result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants or other agreements set forth in the merger agreement, and certain general provisions.

Company Termination Fee

The Company will pay the Buyer Parties a termination fee equal to $16,500,000 (the “Company Termination Fee”) if the merger agreement is terminated:

•	by the Buyer Parties prior to the effective time, if (i) there has been an Adverse Recommendation Change, (ii) (A) a Company Takeover Proposal is publicly proposed or announced or otherwise becomes publicly known and (B) the board of directors of the Company fails to confirm its recommendation of the merger agreement, the merger and the other transactions contemplated by the merger agreement within five business days of a request from the Buyer Parties to do so, or (iii) the Company materially breaches or fails to perform any of its obligations under the non-solicitation provisions of the merger agreement;

•	by the Company in order to enter into an agreement for a Superior Company Proposal; or

•	by the Buyer Parties or the Company if (i) the merger has not been consummated on or before May 1, 2015 or (ii) the Company fails receive stockholder approval of the merger upon a vote taken at the special meeting, and in any such case (A) a Company Takeover Proposal is made to the Company or any person has publicly announced an intention to make a Company Takeover Proposal and (B) the Company, either (1) within nine months after termination of the merger agreement consummates a transaction regarding a Company Takeover Proposal, or (2) within nine months after termination of the merger agreement, executes a definitive agreement which is later consummated with respect to a Company Takeover Proposal (in each case, substituting “50%” for “20%” in the definition of Company Takeover Proposal).

Reverse Termination Fee

The Buyer Parties will pay to the Company a termination fee equal to $40,000,000 (which we refer to as the “Reverse Termination Fee”):

•	the Buyer Parties or the Company terminate the merger agreement because there is any law, judgment, injunction, order, writ or ruling preventing the consummation of the merger that has become final and nonappealable or the merger has not been consummated on or before May 1, 2015, but only if in any such case (x) the condition to the closing that there be no law, judgment, injunction, order, writ or ruling preventing the consummation of the merger is not satisfied due to a judgment, injunction, order, writ or ruling resulting from an action, suit or proceeding brought by a governmental entity (other than with respect to federal or state securities laws applicable to us) and (y) all of the other conditions to the Buyer Parties’ obligation to consummate the merger have been satisfied; or

•	if the Company terminates the merger agreement as a result of the Buyer Parties’ material breach of their obligations to obtain financing and use their reasonable best efforts in fulfilling the conditions to consummate the merger and at the time of such termination all other conditions to the Buyer Parties’ obligation to consummate the merger have been satisfied.

Fees and Expenses

Except with respect to the Company Termination Fee or Reverse Termination Fee as described above, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Amendment

The merger agreement may be amended by the parties thereto at any time before or after the Company’s stockholders approve the merger and the other transactions contemplated by the merger agreement; provided, however, that (i) after the Company stockholders approve the merger and the other transactions contemplated by the merger agreement, there will be made no amendment or waiver that by law requires further approval by the stockholders of the Company without the further approval of such stockholders, (ii) no amendment will be made to the merger agreement after the effective time, and (iii) except as otherwise provided in the merger agreement, no amendment of the merger agreement by the Company will require the approval of the stockholders of the Company.

Governing Law

The merger agreement is governed by Maryland law.

Specific Performance

The parties will have the right to seek specific performance of the terms of the merger agreement, in addition to any other remedy in law or equity to which they may be entitled; provided that if the Company Termination Fee or Reverse Termination Fee is paid pursuant to the merger agreement, such payment will be the sole and exclusive remedy of the non-paying party under the merger agreement. The Company will be entitled to seek specific performance of the Buyer Parties’ obligations (i) to enforce their rights and obligations of the institutions parties to the Financing Documents (as defined above in this proxy statement), under the Financing Documents and any definitive agreements relating thereto and (ii) to cause the institutions parties to the Financing Documents to fund the Financing (as defined above in this proxy statement) at or prior to the closing, only in the event that (1) all of the conditions to each party’s obligation to effect the merger and all of the conditions to obligations of the Buyer Parties are satisfied (except for those conditions that cannot be satisfied until the closing), (2) in the case of an action for specific performance with respect to equity commitment agreements, the Debt Financing (as defined above in this proxy statement) has been funded, is expected to be or will be funded at the closing, and (3) the Company has confirmed in writing to the Buyer Parties that if specific performance is granted and the Equity Financing (as defined above in this proxy statement) and Debt Financing are funded, then the closing will occur, and that it is willing to waive any unsatisfied conditions to its obligations under the merger agreement.

PROPOSAL NO. 2 — ADVISORY VOTE REGARDING “GOLDEN PARACHUTE” COMPENSATION

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation which each of the Company’s named executive officers may receive that is based on or that otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation. The “golden parachute” compensation payable to the Company’s named executive officers is subject to a non-binding advisory vote of the Company stockholders.

Pursuant to the merger agreement, the Company’s named executive officers will be entitled to full acceleration of vesting of all shares of Company restricted stock that they hold immediately prior to the effective time.

Additionally, assuming the merger is completed and the employment of each of the named executive officers is terminated on November 24, 2014, in a qualifying termination of employment, we estimate that the named executive officers would receive approximately the amounts set forth in the table below. We have included the value of all unvested restricted stock awards held by our named executive officers as of November 24, 2014 in the table below. The vesting of certain of the restricted stock awards may be accelerated prior to the merger. The amounts shown in the equity column are based on a per share price of the Company’s common stock of $26.55. A qualifying termination is where the named executive officer’s employment is terminated without cause or the executive officer terminates his employment for good reason, within a period beginning six months before, and ending 12 months after, the date of a change of control (which would include the merger). Pursuant to the merger agreement, as a result of the merger, each named executive officer will be deemed to have experienced a “good reason” event for purposes of his employment agreement. As a result, if each named executive officer terminates employment within the period beginning six months before, and ending 12 months after, the date of the merger, such named executive officer will receive the entire “double trigger” benefits described below, which are in addition to the receipt of the “single trigger” benefits that each named executive officer automatically receives without any further action on the date of the merger.

All severance payments and benefits in the table below are subject to a “double trigger,” meaning they are only provided following a qualifying termination in connection with the merger, other than the accelerated vesting of shares of Company restricted stock, which becomes vested automatically upon the completion of the merger, which we refer to as “single-trigger” benefits.

Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. As a result, the actual amounts, if any, to be received by a named executive officer may differ from the amounts set forth below.

“Golden Parachute Compensation”

Named Executive Officer	Cash Severance ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)	Total ($) (4)
H. Kerr Taylor	$1,791,135	$6,903,659	$49,632	$8,744,426
Chad C. Braun	$962,337	$2,430,163	$43,150	$3,435,650
Tenel H. Tayar	$729,196	$1,362,272	$27,264	$2,118,732

(1)	The amounts include the value of cash severance benefits under the existing employment agreement with the Company for each named executive officer, which represent “double trigger” benefits (i.e., requiring the occurrence of a qualifying termination of employment within the period beginning six months before, and ending 12 months after, the completion of the merger, in addition to the completion of the merger) and payable in equal monthly installments over 24 months. The estimated amount of each benefit for each named executive officer is as follows:

•	Mr. Taylor: $1,791,135 for cash severance payable under Mr. Taylor’s employment agreement with the Company, which represents 2.99 times each of his base salary ($375,000) and annual bonus ($224,042), computed as the average of the last three years’ bonuses received by the named executive officer;

•	Mr. Braun: $962,337 for cash severance payable under Mr. Braun’s employment agreement with the Company, which represents 2.5 times each of his base salary ($236,000) and annual bonus ($148,935), computed as the average of the last three years’ bonuses received by the named executive officer; and

•	Mr. Tayar: $729,196 for cash severance payable under Mr. Tayar’s employment agreement with the Company, which represents 2.0 times each of his base salary ($212,000) and annual bonus ($152,598), computed as the average of the last three years’ bonuses received by the named executive officer.

(2)	Represents the value of the accelerated vesting of the shares of Company restricted stock for each named executive officer, which restricted stock vests immediately prior to the effective time of the merger – a “single trigger” benefit.
(3)	These amounts represent the value of the “double trigger” costs for continued participation in Company-provided medical or health insurance or benefit plans, at no cost to the named executive officer, for 24 months after the date of termination. These amounts do not represent the alternative amounts that each named executive officer may become entitled to if applicable law or the terms of the plan prohibit the continued participation of such named executive officer or his dependents for all or part of such period. The Company must make a cash payment to the named executive officer that is sufficient, on an after-tax basis, to reimburse the named executive officer for obtaining insurance that provides substantially the same benefits as the Company-provided medical or health insurance or benefit plan over the same 24 month period.
(4)	The following table shows, for each named executive officer, the aggregate amounts that are “single trigger” or “double trigger” benefits. The amounts in the “Single Trigger” column represent the value of the accelerated vesting of the shares of Company restricted stock, while the amounts in the “Double Trigger” column represent the value of the cash severance benefits and costs for continued participation in Company-provided medical or health insurance or benefit plans:

Named Executive officer	Single Trigger ($)	Double Trigger ($)
H. Kerr Taylor	$6,903,659	$1,849,767
Chad C. Braun	$2,430,163	$1,005,487
Tenel H. Tayar	$1,362,272	$756,460

Advisory Vote on Golden Parachutes

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to the Company’s named executive officers in connection with the proposed merger and the agreements pursuant to which such compensation may be paid or become payable. As required by those rules, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that will or may be paid or become payable to AmREIT’s named executive officers in connection with the merger and the agreements pursuant to which such compensation may be paid or become payable, as disclosed in the table in the section of the proxy statement entitled “Proposal No. 2 — Advisory Vote Regarding ‘Golden Parachute’ Compensation,” and the section of the proxy statement entitled

“Proposal No. 1 — Approval of the Merger — Interests of Executive Officers and Directors in the Merger,” are hereby APPROVED.”

The vote on “golden parachute” compensation payable in connection with the proposed merger is a vote separate and apart from the vote to approve the merger. Accordingly, you may vote to approve the golden parachute compensation and vote not to approve the merger or vice versa. The approval of the golden parachute compensation is not a condition to the closing of the merger. In addition, because the vote to approve golden parachute compensation is advisory only, it will not be binding on AmREIT or Edens. Accordingly, because we are contractually obligated to pay the compensation, if the merger is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding advisory vote.

The affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting will be required to approve the non-binding advisory resolution on “golden parachute” compensation that will or may be paid or become payable to our named executive officers in connection with the merger. Your abstention or the failure to vote your shares and “broker non-votes,” if any, will have no effect on the outcome of the proposal.

Our board of directors unanimously recommends that you vote “FOR” the approval, on an advisory (non-binding) basis, of the “golden parachute” compensation that will or may be paid or become payable to our named executive officers in connection with the merger and the agreements pursuant to which such compensation may be paid or become payable.

PROPOSAL NO. 3 — ADJOURNMENTS OF THE SPECIAL MEETING

Proposal for Adjournments

We are asking our common stockholders to vote on a proposal to approve any adjournments, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

The affirmative vote of a majority of the votes cast on the matter by holders of our common stock present, in person or represented by proxy, at the special meeting will be required to approve the proposal for adjournment. Your abstention or the failure to vote your shares and “broker non-votes,” if any, will have no effect on the outcome of the proposal. In addition, our bylaws permit the chairman of the special meeting, acting in his or her own discretion and without any action by our stockholders, to adjourn the special meeting to a later date and time and at a place announced at the special meeting.

Our board of directors recommends that you vote “FOR” the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Postponements of the Special Meeting

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders from time to time to a date not more than 120 days after the original record date.

MARKET PRICE OF OUR COMMON STOCK

The Company’s common stock is currently publicly traded on the NYSE under the symbol “AMRE.” The following table sets forth the high and low sales prices per share on the NYSE and the dividends declared per share for the periods indicated.

Fiscal Year	High	Low	Cash Dividends Declared Per Share
2012:
Third Quarter	$15.25	$14.00	$0.20
Fourth Quarter	$17.20	$15.44	$0.20
2013:
First Quarter	$19.46	$16.99	$0.20
Second Quarter	$19.97	$18.05	$0.20
Third Quarter	$19.70	$16.68	$0.20
Fourth Quarter	$18.27	$16.47	$0.20
2014:
First Quarter	$17.86	$15.69	$0.20
Second Quarter	$18.46	$16.03	$0.20
Third Quarter	$23.73	$18.52	$0.20
Fourth Quarter (through November 25, 2014)	$26.69	$21.53	$—

On July 9, 2014, the last trading day prior to Regency Centers Corporation publicly disclosing an offer to purchase the Company, the closing price of our common stock on the NYSE was $19.20 per share. On October 31, 2014, the last trading day prior to the date of the public announcement of the merger agreement, the closing price of our common stock on the NYSE was $24.64 per share. On December     , 2014, the last trading day before the date of this proxy statement, the high and low sales prices per share for our common stock as reported on the NYSE were $              and $              respectively. We had              stockholders of record at the close of business on December 16, 2014, the record date for the special meeting.

We have historically paid regular quarterly cash dividends on our common stock. Pursuant to the merger agreement, without the prior written consent of the Buyer Parties, we may not pay any dividends or distribution other than regular quarterly cash dividends on our common stock not to exceed $0.20 per share of our common stock (including a pro-rated dividend for any partial quarter ending at the effective time of the merger).

The market price of our common stock is subject to fluctuation. As a result, stockholders are urged to obtain current market quotations before making any decision with respect to the merger. No assurance can be given concerning the market price for our common stock before the effective time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors, Executive Officers and Beneficial Owners of More Than 5% of Common Stock

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of November 24, 2014 by (1) all current directors, (2) each named executive officer, (3) each person known by us to own beneficially more than 5% of our outstanding shares of our common stock and (4) all directors and executive officers as a group. The number of shares beneficially owned by each entity, person, director or named executive officer is determined pursuant to the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, each person listed below has sole voting and investment power with respect to their shares of our common stock (except to the extent authority is shared by spouses under applicable law) and has an address of AmREIT, Inc., 8 Greenway Plaza, Suite 1000, Houston, Texas 77046. To our knowledge, none of the shares of our common stock beneficially owned by our directors or executive officers are pledged as security for an obligation.

Name Of Beneficial Owner	Shares Of Our Common Stock Beneficially Owned (1)	Percentage Ownership Of Common Stock
5% Stockholders:
Vanguard Group, Inc. (2) 100 Vanguard Blvd., Suite V26 Malvern, PA 19355	1,986,551	10.09%
Forward Management LLC (3) 101 California Street, Suite 1600 San Francisco, CA 94411	1,023,639	5.20%
Named Executive Officers:
H. Kerr Taylor (4)	925,942	4.70%
Chad C. Braun (5)	152,201	*
Tenel H. Tayar (6)	83,059	*
Directors:		*
Robert S. Cartwright, Jr.(7)	34,499	*
Philip Taggart (8)	25,533	*
H.L. “Hank” Rush, Jr. (9)	19,362	*
Brent M. Longnecker (10)	99,094	*
Scot J. Luther (11)	15,746	*
Mack D. Pridgen(12)	20,818	*
All Executive Officers and Directors as a Group (11 persons)	1,485,707	7.55%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of our common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, “voting power” is the power to vote or direct the voting of shares of our common stock and “investment power” is the power to dispose or direct the disposition of shares of our commons stock.
(2)	The indicated ownership is based solely upon a Schedule 13G filed with the SEC by the beneficial owner on November 10, 2014 reporting beneficial ownership as of September 30, 2014. Vanguard Group, Inc. reported voting power over 20,771 shares and sole dispositive power over 1,965,780 shares.
(3)	The indicated ownership is based solely upon a Form 13F filed with the SEC by the beneficial owner on November 12, 2014 reporting beneficial ownership as of September 30, 2014. FMR LLC reported voting and sole dispositive power over all shares of our common stock.
(4)	Includes 260,028 restricted shares of our common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.

(5)	Includes 91,531 restricted shares of our common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(6)	Includes 51,307 restricted shares of our common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(7)	Includes 6,164 restricted shares of our common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(8)	Includes 5,978 restricted shares of our common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(9)	Includes 6,553 restricted shares of our common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(10)	Includes 6,164 restricted shares of our common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(11)	Includes 5,978 restricted shares of our common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.
(12)	Includes 6,289 restricted shares of our common stock, respectively, issued pursuant to the 1999 Flexible Incentive Plan.

NO DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a corporation under Maryland law. Under Maryland corporate law, because shares of our common stock were listed on the NYSE at the close of business on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders may not exercise the rights of objecting common stockholders to receive the fair value of their shares of our common stock in connection with the merger. However, our common stockholders may vote against the merger and the other transactions contemplated by the merger agreement.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold an annual meeting in 2015 only if the merger is not completed. We will consider for inclusion in our proxy materials for the 2015 Annual Meeting of Stockholders, if such meeting is held, proposals that are received no later than December 8, 2014 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and our bylaws. Stockholders must submit their proposals to our Corporate Secretary, Chad C. Braun, at AmREIT, Inc., 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.

In addition, any stockholder who wishes to nominate an individual for election to the board of directors or propose any other business to be considered by the stockholders (other than a stockholder proposal to be included in our proxy materials pursuant to Rule 14a-8 of the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of our bylaws, a copy of which is on file with the SEC and may be obtained from our Corporate Secretary upon request. These notice provisions require that nominations of individuals for election to the board of directors and proposals of business to be considered by the stockholders for the 2015 Annual Meeting of Stockholders must be made in writing and submitted to our Corporate Secretary at the address above no later than December 8, 2014.

OTHER MATTERS

Additional Proposals for the Special Meeting of Stockholders

No business may be transacted at the special meeting other than the matters set forth in the notice of special meeting accompanying this proxy statement and we currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the board of directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxies named in the enclosed proxy card will vote in accordance with their discretion.

Delivery of Documents to Stockholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon rules of the SEC that permit us to deliver only one proxy statement to multiple stockholders who share an address, which we refer to as householding, unless we received contrary instructions from any stockholder at that address. Upon oral or written request, we will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you are a stockholder at a shared address to which we delivered a single copy of this proxy statement and you desire to receive a separate copy of this proxy statement, or you desire to notify us that you wish to receive a separate copy of proxy materials in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of this proxy statement and you desire to receive one copy of proxy materials in the future, please submit your request by mail to AmREIT, Inc., 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, Attention: Corporate Secretary or by calling us at (713) 850-1400.

If you hold shares of our common stock through a bank, broker or other nominee, you must contact your bank, broker or nominee directly if you have questions, require additional copies of the proxy materials or wish to receive multiple sets by revoking your consent to householding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

You also may obtain free copies of the documents the Company files with the SEC by going to the “Investors Relations” section of our website at www.amreit.com (the information available at our website address is not incorporated by reference into this proxy statement).

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on February 21, 2014;

•	Definitive Proxy Statement for the Company’s 2014 Annual Meeting filed on April 8, 2014;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 2, 2014, August 1, 2014 (as amended on October 23, 2014) and November 5, 2014, respectively;

•	Current Reports on Form 8-K filed with the SEC on November 4, 2014 (only with respect to Item 8.01 of such 8-K), November 3, 2014, July 29, 2014 (only with respect to Items 3.03 and 8.01 and Exhibit 99.2 of such 8-K), July 16, 2014, July 10, 2014 and May 16, 2014.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

Requests for copies of our filings should be directed to AmREIT, Inc., 8 Greenway Plaza, Suite 1000, Houston, Texas 77046, Attention: Corporate Secretary, and should be made at least five business days before the date of the special meeting in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

among

EDENS INVESTMENT TRUST,

EDENS LIMITED PARTNERSHIP,

SATURN SUBSIDIARY, LLC

and

AMREIT, INC.

Dated as of October 31, 2014

ARTICLE I THE MERGER		A-4

1.01	The Merger	A-4

1.02	Closing	A-4

1.03	Effective Time	A-5

1.04	Effects	A-5

1.05	Operating Company Agreement	A-5

1.06	Members and Officers of Surviving LLC	A-5

1.07	Pre-Merger Transactions	A-5

ARTICLE II EFFECTS OF THE MERGER		A-6

2.01	Effects on Shares and Membership Interests	A-6

2.02	Exchange of Shares	A-7

2.03	Adjustments	A-8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-8

3.01	Organization, Standing and Power	A-8

3.02	Company Subsidiaries; Equity Interests	A-9

3.03	Capital Structure	A-9

3.04	Authority; Execution and Delivery; Enforceability; No Appraisal Rights	A-10

3.05	No Conflicts; Consents	A-11

3.06	SEC Documents; Financial Statements; Undisclosed Liabilities	A-11

3.07	Information Supplied	A-13

3.08	Absence of Certain Changes or Events	A-13

3.09	Taxes	A-13

3.10	Labor Relations	A-16

3.11	Employee Benefits	A-16

3.12	Litigation	A-18

3.13	Compliance with Applicable Laws	A-18

3.14	Environmental Matters	A-18

3.15	Property	A-19

3.16	Intellectual Property	A-21

3.17	Contracts	A-21

3.18	Insurance	A-23

3.19	Interested Party Transactions	A-23

3.20	Brokers	A-23

3.21	Opinion of Financial Advisor	A-24

3.22	Inapplicability of Takeover Statutes; No Rights Plan	A-24

3.23	Investment Company Act	A-24

3.24	No Other Representations and Warranties	A-24

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES		A-24

4.01	Organization, Standing and Power	A-24

4.02	Organization of Merger Sub; No Prior Activities	A-25

4.03	Authority; Execution and Delivery; Enforceability	A-25

4.04	No Conflicts; Consents	A-25

4.05	Information Supplied	A-26

4.06	Brokers	A-26

4.07	Absence of Litigation	A-26

4.08	Takeover Statutes	A-26

4.09	Solvency	A-26

4.10	Financing	A-26

4.11	No Other Representations and Warranties	A-27

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS		A-27

5.01	Conduct of Business	A-27

5.02	Control of the Operations	A-30

5.03	No Solicitation	A-30

ARTICLE VI ADDITIONAL AGREEMENTS		A-33

6.01	Preparation of Proxy Statement; Stockholders Meeting	A-33

6.02	Access to Information; Confidentiality	A-34

6.03	Reasonable Best Efforts; Notification	A-34

6.04	Certain Tax Matters	A-37

6.05	Benefit Plans	A-37

6.06	Financing	A-38

6.07	Indemnification	A-39

6.08	Fees and Expenses	A-41

6.09	Public Announcements	A-44

6.10	Transfer Taxes	A-44

6.11	Merger Sub Compliance	A-44

6.12	Stockholder Litigation	A-44

6.13	State Takeover Statutes; Other Matters	A-44

6.14	Further Assurances	A-45

ARTICLE VII CONDITIONS PRECEDENT		A-45

7.01	Conditions to Each Party’s Obligation to Effect the Merger	A-45

7.02	Additional Conditions to Obligations of the Buyer Parties	A-45

7.03	Additional Conditions to Obligations of the Company	A-46

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		A-46

8.01	Termination	A-46

8.02	Effect of Termination	A-47

8.03	Amendment	A-48

8.04	Extension; Waiver	A-48

8.05	Procedure for Termination, Amendment, Extension or Waiver	A-48

ARTICLE IX GENERAL PROVISIONS		A-48

9.01	Nonsurvival of Representations and Warranties	A-48

9.02	Notices	A-49

9.03	Definitions	A-50

9.04	Interpretation; Exhibits and Disclosure Letters	A-55

9.05	Severability	A-56

9.06	Counterparts	A-56

9.07	Entire Agreement; No Third Party Beneficiaries	A-56

9.08	Governing Law	A-56

9.09	Assignment	A-57

9.10	Consents and Approvals	A-57

9.11	Enforcement	A-57

9.12	No Recourse to Financing Sources	A-58

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 31, 2014, among Edens Investment Trust, a Maryland statutory trust (“Parent”), Edens Limited Partnership, a Delaware limited partnership (“Operating Partnership”), Saturn Subsidiary, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Operating Partnership (“Merger Sub”, and together with Parent and Operating Partnership, the “Buyer Parties”), and AmREIT, Inc., a Maryland corporation (the “Company”).

WHEREAS, the parties wish to effect a business combination through a merger of the Company with and into Merger Sub on the terms and subject to the conditions set forth in this Agreement (the “Merger”) and in accordance with the Maryland General Corporation Law (the “MGCL”) and the Delaware Limited Liability Company Act (the “LLC Act”);

WHEREAS, the board of directors of the Company (the “Company Board”) has (i) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement (collectively with the Merger, the “Transactions”) and (ii) determined that the terms of the Merger and the other Transactions are advisable and in the best interests of the Company;

WHEREAS, the Company Board has directed that the Merger and, to the extent stockholder approval is required, the other Transactions be submitted for consideration at a meeting of the Company’s stockholders and has resolved to recommend that the Company’s stockholders vote to approve the Merger and, to the extent stockholder approval is required, the other Transactions;

WHEREAS, the Buyer Parties have approved this Agreement and the Merger and declared that this Agreement and the Merger are advisable on the terms and subject to the conditions set forth herein;

WHEREAS, the parties intend that, for U.S. federal income Tax purposes, the Merger will be treated as a taxable sale by the Company of all of the Company’s assets to the Operating Partnership in exchange for the Merger Consideration (as defined herein) and the assumption of all of the Company’s liabilities, followed by a distribution of such Merger Consideration to the stockholders of the Company in liquidation pursuant to Sections 331, 336 and 562 of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of liquidation” of the Company for U.S. federal income Tax purposes; and

WHEREAS, the Buyer Parties and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, the parties hereto agree as follows (capitalized terms not defined at the first use of such terms shall have the meanings ascribed to such terms in Section 9.03 hereof or as otherwise ascribed to such terms herein):

ARTICLE I

THE MERGER

1.01    The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the MGCL and the LLC Act, the Company shall be merged with and into Merger Sub at the Effective Time. At the Effective Time, the separate corporate existence of the Company shall cease and the Merger Sub shall continue as the surviving limited liability company in the Merger (“Surviving LLC”).

1.02    Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Morrison & Foerster LLP, 2000 Pennsylvania Avenue N.W., Suite 6000, Washington, D.C., at 9:00 a.m. (Eastern Time) on the second (2nd) Business Day following the satisfaction (or, to the extent permitted by Law, waiver by all parties hereto) of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other time and date as shall be agreed upon in writing among the Buyer Parties and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

1.03    Effective Time. On the Closing Date or as soon as practicable thereafter, the parties hereto shall duly file (a) articles of merger in a form that complies with the MGCL (the “Articles of Merger”), with the State Department of Assessments and Taxation of Maryland (the “SDAT”), in accordance with the relevant provisions of the MGCL and (b) a certificate of merger (the “Certificate of Merger”) with the Office of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the LLC Act. The parties shall make all other filings or recordings required under the MGCL and the LLC Act. The Merger shall become effective at such time as the Articles of Merger and the Certificate of Merger have been accepted for record by the SDAT and duly filed with the Delaware Secretary of State, respectively, or at such other date and time (not to exceed thirty (30) days from the date the Articles of Merger are accepted for record by the SDAT and the Certificate of Merger is duly filed with the Delaware Secretary of State) as the Buyer Parties and the Company shall agree and designate in such filing in accordance with the MGCL and the LLC Act (the time that the Merger becomes effective being the “Effective Time”).

1.04    Effects. The Merger shall have the effects set forth in the MGCL and the LLC Act.

1.05    Operating Company Agreement; Certificate of Formation. The limited liability company operating agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the limited liability company operating agreement of Surviving LLC until thereafter amended as provided therein or by law (the “Operating Agreement”). The certificate of formation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of formation of Surviving LLC until thereafter amended as provided therein or by law.

1.06    Members and Officers of Surviving LLC. Parent, the sole member of Merger Sub immediately prior to the Effective Time, shall be the sole member of Surviving LLC and the officers of Merger Sub, if any, immediately prior to the Effective Time shall be the initial officers of Surviving LLC, each to hold office in accordance with the terms of the Operating Agreement of Surviving LLC.

1.07    Pre-Merger Transactions. The Buyer Parties shall have the option, in their sole discretion and without requiring the further consent of the Company, the Company Board or the Company’s stockholders, upon reasonable notice to the Company, to request that the Company, immediately prior to the Closing, (a) convert or cause the conversion of one or more of the Company’s subsidiaries (“Company Subsidiaries”) that are organized as corporations into limited liability companies (or other entities) and one or more Company Subsidiaries that are organized as limited partnerships or limited liability companies into other entities, on the basis of Organizational Documents as reasonably requested by the Buyer Parties, (b) sell or cause to be sold all of the capital stock, shares of beneficial interests, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more Company Subsidiaries to any person at a price and on terms all as designated by the Buyer Parties, and (c) sell or cause to be sold any of the assets of the Company or one or more Company Subsidiaries to any person at a price and on terms all as designated by the Buyer Parties (clauses (a), (b) and (c) being “Requested Transactions”); provided, however, that (i) none of the Requested Transactions shall delay or prevent the completion of the Merger, (ii) the Requested Transactions shall be implemented as close as possible to the Effective Time (but after the Buyer Parties shall have waived or confirmed that all conditions to the consummation of the Merger have been satisfied), (iii) neither the Company nor any Company Subsidiary shall be required to take any action in contravention of any Law or Organizational Document, (iv) the consummation of any such Requested Transactions shall be contingent upon the receipt by the Company of a written notice from the Buyer Parties confirming that all of the conditions set forth in Sections 7.01 and 7.02 have been satisfied (or, with respect to Section 7.02, at the option of the Buyer Parties, waived) and that the Buyer Parties are prepared to proceed immediately with the Closing (it being understood that in any event the

Requested Transactions will be deemed to have occurred prior to the Closing), (v) the Requested Transactions (or the inability to complete the Requested Transactions) shall not affect or modify in any respect the obligations of the Buyer Parties under this Agreement, including payment of the Merger Consideration, (vi) neither the Company nor any Company Subsidiary shall be required to take any such action that could adversely affect the classification of the Company as a “real estate investment trust” (a “REIT”) within the meaning of Section 856 of the Code, and (vii) neither the Company nor any Company Subsidiary shall be required to take any such action that would reasonably be expected to result in any Taxes being imposed on, or any adverse Tax consequences to, any stockholder or other equity interest holder of the Company, or other adverse consequences to the stockholders or equity holders of the Company as a whole, incrementally greater than the Taxes or other adverse consequences to such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 1.07 unless such holders are indemnified by the Buyer Parties for such incremental Taxes. The Buyer Parties shall upon request by the Company advance to the Company all reasonable out-of-pocket costs to be incurred by the Company or, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company in connection with any actions taken by the Company in accordance with this Section 1.07 (including reasonable fees and expenses of their Representatives). The Buyer Parties, on a joint and several basis, hereby agree to indemnify and hold harmless the Company and the Company Subsidiaries, and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions. Without limiting the foregoing, none of the representations, warranties or covenants of the Company shall be deemed to apply to, or deemed breached or violated by, any of the Requested Transactions.

ARTICLE II

EFFECTS OF THE MERGER

2.01    Effects on Shares and Membership Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the common stock of the Company, par value $0.01 per share (the “Company Common Stock”), or holders of any membership interests in Merger Sub:

(a)    Membership Interests of Merger Sub. Each membership interest in Merger Sub issued and outstanding immediately prior to the Effective Time shall remain as one issued and outstanding membership interest in Surviving LLC.

(b)    Conversion of the Company Common Stock.

(i)    Subject to Section 2.01(c), each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an amount equal to $26.55 per share of the Company Common Stock, in cash and without interest (the “Merger Consideration”).

(ii)    As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of shares of Company Common Stock (the “Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Shares in accordance with Section 2.02, without interest.

(iii)    As provided in Section 2.02(g), the right of any holder of Shares to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable Tax Laws.

(c)    Company Restricted Stock. The Buyer Parties acknowledge that all outstanding shares of Company Common Stock subject to vesting or other forfeiture conditions or repurchase rights by the Company or a Company Subsidiary (such shares, the “Company Restricted Stock”) that remain unvested or otherwise subject to forfeiture conditions or repurchase shall automatically become fully vested and free of any such forfeiture conditions or repurchase rights immediately prior to the Effective Time, and each share of Company Restricted Stock shall be considered an outstanding share of Company Common Stock for all purposes of this Agreement, including the right to receive the Merger Consideration.

2.02    Exchange of Shares.

(a)    Paying Agent. Prior to the Effective Time, the Buyer Parties shall select a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of Shares. Prior to the Effective Time, the Buyer Parties shall, or shall cause the Surviving LLC to, deposit with the Paying Agent to be held in trust for the benefit of holders of Shares all of the cash necessary to pay for the shares of the Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 2.01(b) (such cash being hereinafter referred to as the “Exchange Fund”). The Buyer Parties shall, or shall cause the Surviving LLC to, promptly deposit additional funds with the Paying Agent in an amount equal to any deficiency in the amount required to make such payment.

(b)    Exchange Procedure. Promptly after the Effective Time (and in any event within five (5) Business Days thereafter), the Surviving LLC or the Buyer Parties shall cause the Paying Agent to mail to each holder of record of Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall be in customary form and have such other provisions as the Buyer Parties and the Company shall reasonably agree) and (ii) instructions for effecting the exchange of Shares for the Merger Consideration. Upon delivery of such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Shares shall be entitled to receive in exchange therefor the amount of Merger Consideration into which the Shares shall have been converted pursuant to Section 2.01. In the event of a transfer of ownership of the Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name such records indicate, if Surviving LLC shall be presented with a proper form for such transfer and the person requesting such payment shall pay any Transfer Taxes or other Taxes required by reason of the payment to a person other than the registered holder of such Shares or shall have established to the satisfaction of the Buyer Parties that such Taxes have been paid or are not applicable. Until the procedures set forth in this Section 2.02 have been satisfied, each Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of Merger Consideration, without interest, into which the Shares have been converted pursuant to Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Shares.

(c)    No Further Ownership Rights in the Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, subject, however, to the Surviving LLC’s obligation to pay any dividends or to make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time; and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving LLC of Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Shares are presented to the Surviving LLC or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(d)    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Company Common Stock for twelve (12) months after the Effective Time shall be delivered to the Parent upon demand, and any holder of the Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to the Buyer Parties and the Surviving LLC (subject to abandoned property, escheat or similar Laws) as general creditors thereof with respect to the payment of its claim for Merger Consideration, without any interest thereon.

(e)    No Liability. None of the Buyer Parties, the Surviving LLC, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Shares have not been surrendered prior to the date on which the Merger Consideration in respect of such Shares would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Shares shall, to the extent permitted by applicable Law, become the property of the Surviving LLC, free and clear of all claims or interest of any person previously entitled thereto.

(f)    Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Buyer Parties; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investments shall be paid to Parent, or as directed by, the Buyer Parties. In no event, however, shall such investment or any such payment of interest or income delay the receipt by holders of Shares of the Merger Consideration, or otherwise impair such holders’ rights hereunder.

(g)    Withholding Rights. The Buyer Parties, the Surviving LLC or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of the Company Common Stock or any holder of Company Restricted Stock such amounts as the Buyer Parties, the Surviving LLC or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity responsible for the assessment, determination, collection or administration of any Tax (“Taxing Authority”) by the Buyer Parties, the Surviving LLC or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of the Company Common Stock or the holder of Company Restricted Stock, as the case may be, in respect of which such deduction and withholding was made by the Buyer Parties, the Surviving LLC or the Paying Agent.

2.03    Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the Company SEC Documents filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) after December 31, 2013 and up to the day that is three (3) Business Days prior to the date hereof (such documents filed with the SEC, subject to the penultimate sentence in Section 9.04, being the “Filed Company SEC Documents”) or (ii) the letter, dated as of the date of this Agreement, from the Company to the Buyer Parties (the “Company Disclosure Letter”), the Company represents and warrants to the Buyer Parties that:

3.01    Organization, Standing and Power.

(a)    The Company, each Company Subsidiary, and each JV Entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction) and has full corporate or other power and authority to own, lease or otherwise hold and operate its properties and assets and to conduct its businesses as presently conducted, except where the failure to be in good standing or have such power or authority, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect. The Company, each Company Subsidiary, and each JV Entity is duly qualified or licensed to do business and is in good standing (to the extent the concept is recognized by such jurisdiction) in each jurisdiction where the nature of its business or its ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect.

(b)    The Company has made available to the Buyer Parties true, complete, and accurate copies of the Organizational Documents of the Company, each Company Subsidiary, and the JV Entities (including any amendments, modifications or side letters thereto).

3.02    Company Subsidiaries; Equity Interests.

(a)    Except as set forth in Section 3.02(a) of the Company Disclosure Letter, all of the outstanding shares of capital stock or other equity interests of each Company Subsidiary are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests other than Liens or other restrictions specified in any Material Contracts existing as of the date of this Agreement.

(b)    Each entity in which the Company or any Company Subsidiary has a direct or indirect interest set forth on Section 3.02(b) of the Company Disclosure Letter (the “JV Entities”), was organized in the jurisdictions set forth on Section 3.02(b) of the Company Disclosure Letter, and the names of the members and partners in each JV Entity and their respective percentage interests of each such member or partner in each JV Entity is set forth on Section 3.02(b) of the Company Disclosure Letter. The Company or the applicable Company Subsidiary identified on Section 3.02(b) of the Company Disclosure Letter owns all of the interests of the JV Entities set forth next to the Company’s or such Company Subsidiary’s name on Section 3.02(b) of the Company Disclosure Letter, free and clear of all Liens other than restrictions on transfer or repurchase rights set forth in the Organizational Documents of such JV Entity. Except for its interests in the Company Subsidiaries and the JV Entities, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity or voting interest in any person.

3.03    Capital Structure.

(a)    The authorized capital stock of the Company consists of 1,000,000,000 shares of the Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”, and, together with the Company Common Stock, the “Company Capital Stock”). At the close of business on October 30, 2014 (the “Measurement Date”), (i) 19,685,084 shares of the Company Common Stock (which includes 529,090 shares of Company Restricted Stock) were issued and outstanding, (ii) 825,647 additional shares of the Company Common Stock were reserved and available for issuance pursuant to the AmREIT 1999 Flexible Incentive Plan and (iii) no shares of Company Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock and Company Restricted Stock have been duly authorized and validly issued and fully paid and non-assessable and were issued free of preemptive rights. Except for the number of shares of Company Common Stock and Company Restricted Stock set forth in clause (i) of the second sentence above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Company Common Stock may vote (“Voting Company Debt”). Except pursuant to the Organizational Documents of the JV Entities, and except for the number of shares of Company Restricted Stock set forth in clause (i) of the second sentence above, there are no options, warrants, rights, convertible or exchangeable securities, commitments, or undertakings of any kind to which the Company, any Company Subsidiary or any JV Entity is a party or by which any of them is bound (i) obligating the Company, any Company Subsidiary or any JV Entity to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company, of any Company Subsidiary or of any JV Entity or any Voting Company Debt or (ii) obligating the Company, any Company Subsidiary or any JV Entity to issue, grant, extend or enter into any such option, warrant, security, commitment or undertaking. There are no outstanding obligations (contingent or otherwise) of the Company, any of the Company Subsidiaries or any JV Entity to repurchase, redeem or otherwise acquire or retire any equity securities of the Company, any of the Company Subsidiaries or any of the JV Entities, except pursuant to the Organizational Documents of the JV Entities, and except as set forth on Section 3.03(a) of the Company Disclosure Letter or pursuant to any Company Benefit Plan relating to the Company Restricted Stock.

(b)    Except pursuant to the Organizational Documents of the JV Entities, and except for the number of shares of Company Restricted Stock set forth in clause (i) of the second sentence of Section 3.03(a), there are no (i) stock option, restricted shares, restricted share units, stock appreciation rights, performance shares, performance share units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company, any Company Subsidiary or any JV Entity, (ii) voting trusts, proxies or other similar agreements or understandings to which the Company, any Company Subsidiary or any JV Entity was a party or by which the Company, any Company Subsidiary or any JV Entity was bound with respect to the voting of any shares of capital stock of the Company, any Company Subsidiary or any JV Entity, or (iii) contractual obligations or commitments of any character to which the Company, any Company Subsidiary or any JV Entity was a party or by which the Company, any Company Subsidiary or any JV Entity was bound restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company, any Company Subsidiary or any JV Entity.

(c)    Section 3.03(c) of the Company Disclosure Letter sets forth (i) the name of each holder of shares of Company Restricted Stock, (ii) the month and year such shares of Company Restricted Stock were granted and (iii) the number of shares of Company Restricted Stock held by each holder which will be vested at or prior to the Effective Time.

3.04    Authority; Execution and Delivery; Enforceability; No Appraisal Rights.

(a)    The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate actions on the part of the Company are necessary to authorize this Agreement, subject to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Buyer Parties, this Agreement constitutes the Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except that such enforceability may be (i) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally and (ii) subject to general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (clauses (i) and (ii), the “Bankruptcy and Equity Exception”).

(b)    The Company Board, at a meeting duly called and held, duly adopted resolutions unanimously (i) approving and declaring advisable this Agreement, the Merger and the other Transactions, (ii) determining that the terms of the Merger and the other Transactions are advisable and in the best interests of the Company, (iii) directing that the Merger and the other Transactions be submitted for consideration at the Company Stockholder Meeting, and (iv) recommending that the Company’s stockholders approve the Merger and the other Transactions (such recommendation, the “Company Board Recommendation”).

(c)    Assuming the accuracy of the representations in Section 4.08, the only vote of holders of any class or series of Company Capital Stock necessary to approve the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”).

(d)    No holder of Shares nor any other Person will have any appraisal or dissenters’ rights with respect to any Shares, pursuant to the MGCL or any other provision of Law, in connection with the Transactions or the approval of the Merger.

3.05    No Conflicts; Consents.

(a)    The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company’s Organizational Documents or the Organizational Documents of any Company Subsidiary or any JV Entity, (ii) any loan or credit agreement, debenture, contract, lease, license, indenture, note, bond, mortgage, agreement, concession, franchise or other obligation, commitment or instrument, (a “Contract”) to which the Company, any Company Subsidiary or any JV Entity is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any federal, state, local or foreign judgment, preliminary or permanent injunction, decree, order, writ, temporary restraining order, ruling or decree, entered by or with any Governmental Entity (“Judgment”) or any federal, state, local or foreign statute, law, code, ordinance, rule or regulation (“Law”) applicable to the Company, any Company Subsidiary or any JV Entity or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect.

(b)    No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any U.S. federal, state, local or foreign government or any court of competent jurisdiction, administrative, regulatory or other governmental agency, authority or commission, other governmental authority or instrumentality or any non-governmental self-regulatory agency, authority or commission, domestic or foreign (a “Governmental Entity”), is required to be obtained or made by or with respect to the Company, any Company Subsidiary or any JV Entity in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the SEC of (A) a proxy statement relating to the approval of the Merger and the other Transactions contemplated by this Agreement by the Company’s stockholders (the “Proxy Statement”), and (B) such reports under Section 13 of the Securities Exchange Act of 1934, as amended as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) such filings as may be required under any state securities Laws, (iii) the filing of the Articles of Merger with the SDAT and the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required in connection with the Taxes described in Section 6.10, (v) such filings as may be required under the rules and regulations of the New York Stock Exchange and (vi) such other items that, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect.

3.06    SEC Documents; Financial Statements; Undisclosed Liabilities.

(a)    The Company has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents with the SEC required to be filed or furnished, as applicable, by the Company or any of the Company Subsidiaries or JV Entities since and including January 1, 2013, under the Exchange Act (such documents, together with any documents and information incorporated therein by reference and together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Company SEC Documents”).

(b)    As of its respective date, each Company SEC Document complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, each as in effect on the date so filed. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), except to the extent revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)    Each of the financial statements (including the related notes) of the Company included in the Company SEC Documents filed since January 1, 2013, complied as to form at the time it was filed in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, has been prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) in all material respects (except, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited financial statements, to normal year-end audit adjustments).

(d)    None of the Company, any Company Subsidiary or any JV Entity has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except liabilities, obligations, conditions or circumstances (i) to the extent disclosed and provided for in the most recent financial statements included in the Filed Company SEC Documents or of a nature not required by GAAP to be reflected thereon, (ii) related to the future performance of any Contract, (iii) incurred or arising in the ordinary course of business since the date of the most recent financial statements included in the Filed Company SEC Documents or in connection with the Transactions, (iv) set forth in Section 3.06(d) of the Company Disclosure Letter, or (v) as would not reasonably be likely to, individually or in the aggregate, have a Company Material Adverse Effect.

(e)    The Company has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Since January 1, 2013, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board (i) all known significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and have identified for the Company’s auditors any material weaknesses in internal controls, and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since January 1, 2013, the Company has not received any written notification from its independent accountants of any (i) “significant deficiency” or (ii) “material weakness” in the Company’s internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

(f)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company required to be disclosed in reports the Company files under the Exchange Act is recorded and made known to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents.

(g)    Except for the JV Entities with respect to the Company, the Company Subsidiaries and other JV Entities, none of the Company, any of the Company Subsidiaries or any of the JV Entities has entered into or is subject to (i) any “off balance sheet arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) or (ii) any other commitment to become a party to any joint venture, off balance sheet partnership or any similar Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries or JV Entities, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, in each case where the results, purpose or effect of such arrangement or commitment is to avoid disclosure of any material transaction involving, or material liabilities of, the Company, any of the Company Subsidiaries or any of the JV Entities in the Company’s or such Company Subsidiary’s published financial statements or other Filed Company SEC Documents.

(h)    Section 3.06(h) of the Disclosure Letter sets forth a list that is true and correct in all material respects of the amounts owed by the Company, any Company Subsidiary or any JV Entity, as of the date indicated thereon, relating to indebtedness for borrowed money.

3.07    Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, at the date such materials are first mailed to the Company’s stockholders and at the time of the Company Stockholders Meeting, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Buyer Parties or any of their respective Representatives for inclusion or incorporation by reference therein.

3.08    Absence of Certain Changes or Events. From December 31, 2013 through the date of this Agreement:

(a)    there has not been any Event that, individually or together with any other Event, has had or would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect;

(b)    except in connection with this Agreement and the Transactions or as expressly contemplated or permitted by this Agreement, the Company, each Company Subsidiary and each JV Entity has conducted its respective business in all material respects only in the ordinary course of business;

(c)    there has not been any material change in the accounting methods, principles or practices of the Company or any of the Company Subsidiaries or any of the JV Entities; and

(d)    there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, assets, stock, property or other securities) with respect to any shares of capital stock of or other equity or ownership interest in the Company, any of the Company Subsidiaries or any of the JV Entities (other than dividends or distributions by a Company Subsidiary to the Company or any other Company Subsidiary), or any direct or indirect repurchase, redemption or other acquisition or retirement by the Company, any of the Company Subsidiaries or any of the JV Entities of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company, any of the Company Subsidiaries or any of the JV Entities, except for the declaration and payment by the Company of quarterly dividends on Company Common Stock in accordance with the Company’s prior practice.

3.09    Taxes.

(a)    Each of the Company, the Company Subsidiaries and the JV Entities (i) has timely filed (or had filed on their behalf) all U.S. federal income and other material Tax Returns (as defined below) required to be filed by it (after giving effect to any filing extension granted by a Taxing Authority) under applicable Law and such Tax Returns are true, correct and complete in all material respects, and (ii) has timely paid (or had timely paid on its behalf) all U.S. federal income and other material Taxes (whether or not shown on such Tax Returns) required to be paid by it under applicable Law, other than Taxes being contested in good faith and for which adequate reserves have been established in the Company’s most recent financial statements contained in the Filed Company SEC Documents. None of the Company, any Company Subsidiary or any JV Entity has executed or filed with the Internal Revenue Service (the “IRS”) or any other Taxing Authority any agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation). As used herein, the term “Tax Returns” means all reports, returns, declarations, statements or other written information required to be supplied to a Taxing Authority in connection with Taxes. Unless the context requires otherwise, for purposes of Section 3.09 (other than Section 3.09(b)), “Company” shall be deemed to include the Predecessor Company with respect to its taxable year ended December 31, 2003 through its taxable year ended November 24, 2009.

(b)    Each of the Company and the Predecessor Company, (i) for each taxable year commencing with its taxable year ended December 31, 2008 (in the case of the Company) or its taxable year ended December 31, 2004 through its taxable year ended November 24, 2009 (in the case of the Predecessor Company), has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) in the case of the Company, has operated since December 31, 2013 to the date hereof in a manner that will permit it to qualify as a REIT for the taxable year that includes the date hereof, (iii) in the case of the Company, shall continue to operate in such a manner as to permit it to continue to qualify as a REIT for each taxable year through the taxable year that will end with the Merger, and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a successful challenge by the IRS or any other Taxing Authority to its status as a REIT.

(c)    The Company does not own and has not owned, directly or indirectly (including through one or more partnerships, joint ventures or other pass-through entities), any stock or any other equity ownership interest in any corporation (including any entity classified as a corporation for federal income tax purposes), other than a corporation that, at all times during which the Company has held, directly or indirectly, its stock or other equity ownership interest, has qualified as a “qualified REIT subsidiary,” within the meaning of Section 856(i)(2) of the Code, or as a “taxable REIT subsidiary,” within the meaning of Section 856(1) of the Code.

(d)    Each Company Subsidiary and JV Entity that is a partnership, joint venture, trust or limited liability company has been, since its formation, treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

(e)    None of the Company, any Company Subsidiary or any JV Entity holds any asset the disposition of which would be subject to, or rules similar to, Section 1374 of the Code, Treasury Regulations Section 1.337(d)-7 or any other temporary or final regulations under Section 337(d) of the Code.

(f)    The Company has not incurred any liability for Taxes under Sections 856(c), 856(g), 857(b), 860(c) or 4981 of the Code, Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6 or 1.337(d)-7, or any rules similar to Section 1374 of the Code, in each case that have not been paid. To the knowledge of the Company, none of the Company, any Company Subsidiary or any JV Entity (other than a “taxable REIT subsidiary” of the Company) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. To the knowledge of the Company, none of the Company, any Company Subsidiary or any JV Entity has engaged in any transaction that would give rise to “redetermined rents”, “redetermined deductions”, or “excess interest”, in each case as defined in Section 857(b)(7) of the Code.

(g)    All material deficiencies asserted or assessments made with respect to the Company, any Company Subsidiary or any JV Entity as a result of any examinations by the IRS or any other Taxing Authority of the Tax Returns of the Company, any Company Subsidiary or any JV Entity have been fully paid and there are no other audits, examinations or other proceedings relating to any material Taxes of the Company, any Company

Subsidiary or any JV Entity by any Taxing Authority in progress. None of the Company, any Company Subsidiary or any JV Entity has received any written notice from any Taxing Authority that it intends to conduct such an audit, examination or other proceeding in respect of Taxes or to make any assessment for material Taxes and, to the knowledge of the Company, no such audit, examination, or other proceeding is threatened. None of the Company, any Company Subsidiary or any JV Entity is a party to any litigation or pending litigation or administrative proceeding relating to Taxes (other than litigation dealing with appeals of property Tax valuations).

(h)    The Company, the Company Subsidiaries and the JV Entities have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any foreign Laws) and have duly and timely withheld and paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(i)    No claim has been made in writing by a Taxing Authority in a jurisdiction where the Company, any Company Subsidiary or any JV Entity does not file Tax Returns that the Company, any such Company Subsidiary or any JV Entity is or may be subject to a material amount of Taxes in that jurisdiction and, to the knowledge of the Company, no such claim is threatened.

(j)    None of the Company, any Company Subsidiary or any JV Entity has requested any extension of time within which to file any material Tax Return, which material Tax Return has not yet been filed.

(k)    None of the Company, any Company Subsidiary or any JV Entity is a party to any Tax sharing or similar agreement or arrangement, other than any agreement or arrangement solely between the Company, any Company Subsidiary and any JV Entity, pursuant to which it will have any obligation to make any payments after the Closing.

(l)    None of the Company, any Company Subsidiary or any JV Entity has requested or received a ruling from, or requested or entered into a binding agreement with, the IRS or any other Taxing Authority relating to Taxes.

(m)    There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company, any Company Subsidiary or any JV Entity.

(n)    To the knowledge of the Company, as of the date hereof, the Company is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(o)    None of the Company, any Company Subsidiary or any JV Entity is subject, directly or indirectly, to any Tax Protection Agreements.

(p)    None of the Company, any Company Subsidiary or any JV Entity is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code or a “reportable transaction” as such term is used in the Treasury regulations under Section 6011 of the Code.

(q)    Section 3.09(q) of the Company Disclosure Letter sets forth each Company Subsidiary and JV Entity and whether such Company Subsidiary or JV Entity is, for U.S. federal income Tax purposes, a partnership, disregarded entity, “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code or “taxable REIT subsidiary” under Section 856(l) of the Code.

(r)    The aggregate federal income tax basis of the Company’s assets (as determined for federal income tax purposes) is and will be immediately prior to the Merger in excess of the amount of the Company’s liabilities (as determined for federal income tax purposes), including, without limitation, the Company’s proportionate share of any liabilities of a partnership under Section 752 of the Code.

(s)    None of the Company, any Company Subsidiary or any JV Entity (i) is or has been a member of an affiliated group filing a consolidated federal income tax return or (ii) has any liability for the Taxes of another person (excluding the Company, any Company Subsidiary or the Predecessor Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract.

(t)    Notwithstanding any provision herein to the contrary, the representations in this Section 3.09 are the sole representations of the Company, the Company Subsidiaries and the JV Entities regarding their Tax matters.

3.10    Labor Relations.

(a)    Section 3.10 of the Company Disclosure Letter contains a list, as of the date hereof, of all collective bargaining agreements to which the Company or any Company Subsidiary is a party. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, since January 1, 2013, none of the Company nor any Company Subsidiary has experienced any material strikes, work stoppages, slowdowns, lockouts or, to the knowledge of the Company, union organization attempts, and, to the knowledge of the Company, there is no such item threatened against the Company or any Company Subsidiary.

(b)    To the knowledge of the Company, no employee or officer of the Company, or any Company Subsidiary is in violation of any employment contract, confidentiality or trade secret disclosure agreement, or non-competition agreement, in any material respect, in each case only with respect to agreements to which the Company or any Company Subsidiary is a party.

3.11    Employee Benefits.

(a)    Section 3.11(a) of the Company Disclosure Letter lists each material (i) “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) bonus, incentive, deferred compensation, stock purchase, stock or stock-based, severance, retention, employment, change in control or fringe benefit plan, program, arrangement, policy or agreement that is sponsored, maintained or contributed to by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director or consultant of the Company or any Company Subsidiary (collectively, the “Company Benefit Plans”).

(b)    The Company has made available to the Buyer Parties true and complete copies of the following with respect to the Company Benefit Plans, as applicable: (i) the Company Benefit Plan and current amendments thereto, (ii) the most recently filed annual report on Form 5500, (iii) the most recently received IRS determination letter or opinion letter, and (iv) the most recent summary plan description and all material modifications thereto.

(c)    Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or is entitled to rely on a favorable opinion issued by the IRS, and to the knowledge of the Company no fact or event has occurred since the date of such determination or opinion letter that would reasonably be likely to adversely affect the qualified status of any such Company Benefit Plan in any way that would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(d)    Each Company Benefit Plan has been operated in all respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, and all reports, documents and notices required to be filed with respect to each Company Benefit Plan have been timely filed, except for such noncompliance or failure to file that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(e)    Neither the Company nor any ERISA Affiliate sponsors or has sponsored or contributes to, or has contributed to, any Company Benefit Plan that is subject to the provisions of Section 412 of the Code or Title IV or Section 302 of ERISA, is a voluntary employee beneficiary association, or is a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor any Company Subsidiary has any liability with respect to any Company Benefit Plan that provides for any post-employment or postretirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Company Subsidiary, except (i) as required by Section 4980B of the Code, (ii) coverage or benefits the entire cost of which is borne by the employee or former employee or (iii) coverage or benefits in the nature of severance under the employment, severance or change in control plans or agreements listed in Section 3.11(a) of the Company Disclosure Letter, in each case, except for such liability that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(f)    No material action, suit, investigation, audit, proceeding or claim (other than routine claims for benefits) is pending against or involves or, to the knowledge of the Company, is threatened against or threatened to involve, any Company Benefit Plan before any court or arbitrator or any Governmental Entity, including the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, except for such action, suit, investigation, audit proceeding or claim that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(g)    Each Company Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) that the Company or a Company Subsidiary is a party to has been operated and administered since January 1, 2010 in good faith compliance with Section 409A of the Code and any proposed and final guidance under Section 409A of the Code, except for such noncompliance that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(h)    Neither the Company nor any Company Subsidiary or JV Entity has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Company Benefit Plan.

(i)    Except as set forth on Section 3.11(i) of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Company Benefit Plan, policy, arrangement, statement, commitment or agreement, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise) of an “excess parachute payment” (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any Company Subsidiary.

(j)    The Company and the Company Subsidiaries have classified all individuals who perform services for them correctly under each Company Benefit Plan, ERISA, the Code and other applicable law as common law employees, independent contractors or leased employees. except for any misclassification that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(k)    The term “ERISA Affiliate” means any entity that, together with the Company, would be treated as a single employer under Section 414 of the Code.

(l)    Section 3.11(l) of the Company Disclosure Letter sets forth, as of the date hereof, each employee of the Company or any Company Subsidiary and the base compensation paid to each such employee during each of the Company’s two most recent fiscal years.

(m)    The Company, each Company Subsidiary, each JV Entity and each Company Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (a “Company Health Plan”) (i) is currently in compliance with the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (“PPACA”), the Health

Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (“HCERA”), and all regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”), (ii) has been in compliance with all applicable Healthcare Reform Laws since March 23, 2010 and (iii) no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Company, any Company Subsidiary, any JV Entity or any Company Health Plan to penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws, except in the case of each of (i), (ii) and (iii) above for such noncompliance, occurrence or existence that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

3.12    Litigation. There is no, and since January 1, 2013 there has not been any, claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary or any JV Entity that, individually or in the aggregate, would reasonably be likely to have a Company Material Adverse Effect. There is no, and since January 1, 2013 there has not been any, Judgment outstanding against the Company, any Company Subsidiary, any JV Entity or any of their respective assets that, individually or in the aggregate, would reasonably be likely to have a Company Material Adverse Effect. Since January 1, 2013, the Company has not received any written notification of, and to the knowledge of the Company there is no, investigation by any Governmental Entity involving the Company, any Company Subsidiary, any JV Entity or any of their respective assets that, individually or in the aggregate, would reasonably be likely to have a Company Material Adverse Effect.

3.13    Compliance with Applicable Laws. None of the Company, any Company Subsidiary or any JV Entity is in violation of, and since January 1, 2013 none of the Company, any Company Subsidiary, or any JV Entity has been given written notice of or been charged with any violation of, any Law or Judgment of any Governmental Entity, except for any such violations that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. As of the date hereof, the Company, each Company Subsidiary and each JV Entity has all permits, authorizations, approvals, registrations, certificates, orders, waivers and variances (each, a “Permit”) necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. To the knowledge of the Company, none of the Company, any Company Subsidiary or any JV Entity has received notice that any Permit will be terminated or modified or cannot be renewed in the ordinary course of business.

3.14    Environmental Matters. The Company has made available to the Buyer Parties true, complete, and accurate copies of all material environmental or health and safety audits, studies, reports, analyses, data, and results of investigations with respect to the Company Properties and all material correspondence related to any current or outstanding material liabilities of the Company, any Company Subsidiary or any JV Entity under any Environmental Law. Except as set forth in such reports or as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect:

(a)    the Company, the Company Subsidiaries and the JV Entities (i) are in compliance with all Environmental Laws, (ii) hold all Permits, identification numbers and licenses required under any Environmental Law to own or operate their assets as currently owned and operated (“Environmental Permits”) and (iii) are in compliance with their respective Environmental Permits;

(b)    none of the Company, any Company Subsidiary, any JV Entity or, to the knowledge of the Company, any other person, has released Hazardous Substances on any real property owned, leased or operated by the Company, the Company Subsidiaries or the JV Entities;

(c)    none of the Company, any Company Subsidiary or any JV Entity has received any written notice alleging that the Company, any Company Subsidiary or any JV Entity may be in violation of, or liable under, or a potentially responsible party pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any other Environmental Law; and

(d)    none of the Company, any Company Subsidiary or any JV Entity (i) has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances. Notwithstanding any other provision of this Agreement, this Section 3.14 sets forth the Company’s sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws or other environmental matters.

3.15    Property.

(a)    Except as set forth in Section 3.15(a)(i) of the Company Disclosure Letter, as of the date hereof, the Company, a Company Subsidiary or a JV Entity owns fee simple title to, or a leasehold interest in, each of the real properties identified in Section 3.15(a)(i) of the Company Disclosure Letter (each property so owned, a “Company Property” and collectively, the “Company Properties”), which comprise all of the real estate properties owned or leased by the Company, the Company Subsidiaries and the JV Entities, as of the date hereof, in each case (except as provided below) free and clear of Liens, except for Permitted Liens and any other limitation of any kind that would not individually, or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(b)    Except as set forth in Section 3.15(b) of the Company Disclosure Letter, the Company has made available to the Buyer Parties copies of all leases that are in effect as of the date hereof and to which the Company or any Company Subsidiary is a party as landlord with respect to each of the applicable Company Properties (such leases, together with all amendments, modifications, supplements, renewals, extensions, guarantees and other documents related thereto, the “Company Leases”) that relate to in excess of 5,000 square feet of net rentable area, which copies are true, correct and complete in all material respects. As of the date hereof, all Company Leases and all leases to which any JV Entity is party as a landlord with respect to each of the Company Properties (the “JV Leases”) that relate to in excess of 5,000 square feet of net rentable area are in full force and effect with respect to the Company and the Company Subsidiaries and the JV Entities, and none of the Company, any Company Subsidiary or any JV Entity has received written notice that the Company or the applicable Company Subsidiary or JV Entity is in default under any such Company Lease or JV Lease, except for violations or defaults that have been cured.

(c)    Except for discrepancies, errors or omissions that, individually or in the aggregate, would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, the rent rolls for each of the Company Properties, as of October 31, 2014, which rent rolls have previously been made available by or on behalf of the Company, any Company Subsidiary or any JV Entity to the Buyer Parties, are true and correct in all respects with respect to Company Properties owned by the Company, any Company Subsidiary or any JV Entity and (i) correctly reference each lease or sublease that was in effect as of such date, and to which the Company or a Company Subsidiary or any JV Entity is a party as lessor or sublessor with respect to each of the Company Properties and (ii) identify the rent payable under the Company Lease or JV Lease as of such date with respect to Company Properties owned by the Company, any Company Subsidiary or any JV Entity. The Company has made available to the Buyer Parties a list of all security deposit amounts held as of the date hereof under the Company Leases and the JV Leases and such security deposits are in the amounts required by the applicable Company Lease or JV Lease as of the date hereof and which security deposits have been held and applied in all material respects in accordance with Law and the applicable Company Leases as of the date hereof.

(d)    With respect to Company Properties owned by the Company or any Company Subsidiary or any JV Entity as of the date hereof, the Company Properties are not subject to any rights of way, restrictive covenants (including deed restrictions or limitations issued pursuant to any Environmental Law), declarations, agreements, or Laws affecting building use or occupancy, or reservations of an interest in title except for Permitted Liens.

(e)    Except as provided for in Section 3.15(e) of the Company Disclosure Letter, valid policies of title insurance (each a “Company Title Insurance Policy”) have been issued insuring, as of the effective date of each such Company Title Insurance Policy, the Company’s, the applicable Company Subsidiary’s or the applicable JV Entity’s fee title to or leasehold interest in each Company Property, subject to the matters disclosed on the Company Title Insurance Policies and Permitted Liens. As of the date of this Agreement, to the knowledge of the Company, each Company Title Insurance Policy is in full force and effect and no claim has been made against any such policy.

(f)    Except as set forth in Section 3.15(f) of the Company Disclosure Letter, to the knowledge of the Company, as of the date hereof, (i) no material certificate, Permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained and is not in full force and effect, except for any such permits and approvals that are being sought in connection with the development or redevelopment of any Company Properties, and except for such failures to obtain and to have in full force and effect, which would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect and (ii) none of the Company, any Company Subsidiary or any JV Entity has received written notice of any violation of any Law affecting any of the Company Properties issued by any Governmental Entity which has not been cured, contested in good faith or which violation would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(g)    Except as set forth in Section 3.15(g) of the Company Disclosure Letter, to the knowledge of the Company, none of the Company, any Company Subsidiary or any JV Entity has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, except for any such proceedings that have been initiated in connection with the development or redevelopment of any of the Company Properties, or (ii) any Laws including any zoning regulation or ordinance, building, fire, health or similar Law, code, ordinance, order or regulation has been violated for any Company Property, which in the case of clauses (i) and (ii) above, would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

(h)    Section 3.15(h) of the Company Disclosure Letter sets forth a correct and complete list as of the date of this Agreement of each ground lease pursuant to which the Company, any Company Subsidiary or any JV Entity, is a lessee (individually, together with all amendments, modifications, supplements, renewals, extensions, guarantees and other documents related thereto, a “Ground Lease” and collectively, “Ground Leases”). To the knowledge of the Company, as of the date hereof, each Ground Lease is in full force and effect and none of the Company or any Company Subsidiary has received a written notice that it is in default under any Ground Lease which remains uncured. The Company has made available to the Buyer Parties copies of each Ground Lease. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) none of the Company, any Company Subsidiary or any JV Entity is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Ground Lease, (ii) no event has occurred which would result in a breach or violation of, or a default under, any Ground Lease by the Company, any Company Subsidiary, any JV Entity or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), and (iii) each Ground Lease is valid, binding and enforceable (subject to the Bankruptcy and Equity Exception) in accordance with its terms and is in full force and effect with respect to the Company or the applicable Company Subsidiary or JV Entity and, to the knowledge of the Company, with respect to the other parties thereto.

(i)    (i) Section 3.15(i)(i) of the Company Disclosure Letter lists each Company Property that is under development as of the date hereof by the Company, any Company Subsidiary or any JV Entity (other than normal repair and maintenance), and describes the status of such development as of the date hereof and (ii) Section 3.15 (i)(ii) of the Company Disclosure Letter lists each Company Property that is subject to a binding agreement for development or commencement of construction by the Company or a Company Subsidiary or any JV Entity, as

of the date hereof, in each case with respect to the foregoing clauses (i) and (ii), other than those pertaining to customary capital repairs, replacements and other similar correction or deferred maintenance items in the ordinary course of business.

(j)    Except as set forth in Section 3.15(j) of the Company Disclosure Letter, as of the date hereof, none of the Company, any Company Subsidiary or any JV Entity has entered into or is a party to any unexpired option agreements, rights of first offer, rights of first negotiation or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of third parties to purchase or otherwise acquire a Company Property or any portion thereof or entered into any Contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof.

(k)    Except as set forth in Section 3.15(k) of the Company Disclosure Letter, as of the date hereof, none of the Company, any Company Subsidiary or any JV Entity is a party to any agreement relating to the management of any of the Company Properties by a party other than the Company or a Company Subsidiary or any JV Entity.

(l)    The Company or a Company Subsidiary or a JV Entity has good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all material personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy) except as individually or in the aggregate has not had and would not reasonably be likely to have a Company Material Adverse Effect. None of the Company’s or such Company Subsidiaries’ or any JV Entity’s ownership of or leasehold interest in any such personal property is subject to any Liens, except for Permitted Liens and Liens that have not and would not reasonably be likely to have a Company Material Adverse Effect.

(m)    Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, the Company, each of the Company Subsidiaries and each of the JV Entities has good and sufficient title to all of the personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the Company’s consolidated balance sheet for the year ended December 31, 2013, except as since sold or otherwise disposed of in the ordinary course of business), or used by them in the ordinary course of business, free and clear of all Liens, except for Permitted Liens.

3.16    Intellectual Property. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (a) the conduct of the business of the Company, the Company Subsidiaries and the JV Entities as currently conducted does not infringe the Intellectual Property rights of any third party in the United States, (b) with respect to Intellectual Property owned by or licensed to the Company, any Company Subsidiary or any JV Entity that is necessary for the conduct of the business of the Company, the Company Subsidiaries and the JV Entities, taken as a whole, as currently conducted (“Company Intellectual Property”), the Company, such Company Subsidiary or such JV Entity has the right to use such Company Intellectual Property in the operation of its business as currently conducted, and (c) all fees and filings required to maintain any registration of any Intellectual Property used by the Company, any Company Subsidiary or any JV Entity have been paid or timely filed, are current and are not in default or in arrears. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, there are no claims pending, or to the knowledge of the Company, threatened against the Company or any Company Subsidiary or JV Entity (i) against the use of any Company Intellectual Property or computer software programs by the Company, any of the Company Subsidiaries or any of the JV Entities in their businesses as currently conducted, (ii) challenging the ownership, validity or effectiveness of any Company Intellectual Property owned by the Company, any of the Company Subsidiaries or any of the JV Entities, or (iii) challenging the license or legally enforceable right to use the Company Intellectual Property.

3.17    Contracts.

(a)    Except for this Agreement and except for Contracts filed as exhibits to the Filed Company SEC Documents, none of the Company, the Company Subsidiaries or any JV Entity is a party to or bound by any of the following Contracts (except for any Contract that (1) is terminable upon 90 days or less notice without a penalty premium, (2) will be fully performed or satisfied as of or prior to Closing, (3) is a Company Lease or a JV Lease or (4) is a Ground Lease) (each such Contract, a “Material Contract”):

(i)    any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended;

(ii)    any Contract containing covenants binding upon the Company, the Company Subsidiaries or the JV Entities that materially restrict the ability of the Company, any of the Company Subsidiaries or the JV Entities (or that, following the consummation of the Merger, would materially restrict the ability of the Surviving LLC or its affiliates) to compete in any business or geographic area or with any person;

(iii)    any Contract pursuant to which the Company, any Company Subsidiary or any JV Entity is subject to continuing indemnification (whether related to environmental matters or otherwise), or any “earn-out”, purchase price adjustment or contingent purchase price obligations, in each case, that would reasonably be likely to result in payments by the Company, any Company Subsidiary or any JV Entity in excess of $1,000,000;

(iv)    any partnership, limited liability company agreement, joint venture or other similar agreement entered into with any third party;

(v)    any Contract for the pending sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell, dispose of, or master lease, by merger, purchase or sale of assets or stock or otherwise, any real property, including any Company Property or any asset that, if purchased by the Company, any Company Subsidiary or any JV Entity, would be a Company Property;

(vi)    any Contract concerning an interest rate cap, interest rate collar, interest rate swap, or currency hedging transaction to which the Company, any Company Subsidiary or any JV Entity is a party;

(vii)    any Contract for the acquisition, sale, lease or license of material properties or assets of the Company, the Company Subsidiaries or the JV Entities outside the ordinary course of business (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 2014;

(viii)    any Contract that calls for annual payments by, or other consideration from, the Company, any Company Subsidiary or any JV Entity under such Contract of more than $1,000,000 in any year over the remaining term of such Contract;

(ix)    any Contract pursuant to which the Company, any Company Subsidiary or any JV Entity agrees to indemnify or hold harmless any director or executive officer of the Company, any Company Subsidiary or any JV Entity (other than the Organizational Documents of the Company, the Company Subsidiaries and the JV Entities) or, other than in the ordinary course of business (which ordinary course of business includes indemnities to any lender, servicer or financing source in connection with the incurrence, assignment, termination or amendment of any indebtedness for borrowed money, indemnities to any party to a purchase and sale agreement with the Company, and indemnities to any financial advisor, consultant or vendor in the ordinary course of business), any third party;

(x)    except for the Organizational Documents of the JV Entities, any Contract which requires or purports to require the Company, any Company Subsidiary or any JV Entity, or after the consummation of the Transactions, the Buyer Parties or any of their affiliates, to offer any third party co-development or participation rights in any new development or acquisition;

(xi)    any brokerage agreement, service contract, or any contract pursuant to which the Company, any of the Company Subsidiaries or any JV Entity, acts as leasing or managing agent for or provides development services for any real property for any third party, and in each case, pursuant to which the Company, any of the Company Subsidiaries or any of the JV Entities realizes fee income in excess of $1,000,000 per annum with respect to such Contract; or

(xii)    any Contract relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) or under which the Company, any Company Subsidiary or any JV Entity has, directly or indirectly, made any loan, capital contribution to, or other investment in, any person (other than in the Company or any Company Subsidiary or any JV Entity and other than (A) extensions of credit in the ordinary course of business and (B) investments in marketable securities in the ordinary course of business consistent with past practice).

(b)    As of the date hereof, each of the Material Contracts is valid, binding and enforceable on the Company, the Company Subsidiaries or the JV Entities, as the case may be, and, to the knowledge of the Company, each other party thereto and is in full force and effect, in each case subject to the Bankruptcy and Equity Exception, except for such failures to be valid, binding or enforceable or to be in full force and effect as, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect. Except as set forth in Section 3.17 of the Company Disclosure Letter, (i) none of the Company, any Company Subsidiary or any JV Entity is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract, (ii) none of the Company, any Company Subsidiary or any JV Entity has received since January 1, 2013, any written claim of default by the Company, such Company Subsidiary or such JV Entity under any Material Contract that has not been cured to the satisfaction of the other part(y)(ies) thereto, and (iii) no event or circumstance (with or without notice or lapse of time, or both) has occurred which would result in a default or acceleration of payment, or forfeiture of any rights, under a Material Contract except, in the case of each of clauses (i), (ii) and (iii) above, as would not individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. Except for Material Contracts filed as exhibits to the Filed Company SEC Documents, the Company has made available to the Buyer Parties true, complete, and accurate copies of all Material Contracts (including any material amendments, modifications or side letters thereto in existence as of the date hereof).

3.18    Insurance. All of the insurance policies held by, or for the benefit of, the Company, any Company Subsidiary, or any JV Entity (the “Company Insurance Policies”) are in full force and effect, all premiums due and payable under all such Company Insurance Policies have been paid and the Company, each Company Subsidiary, and each JV Entity are otherwise in compliance in all respects with the terms of such policies, except for such failures to be in full force and effect, to pay any premiums or to be in compliance that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. No outstanding written notice of cancellation or termination has been received with respect to any such Company Insurance Policy, other than in connection with ordinary renewals. There is no claim by the Company, any Company Subsidiary or any JV Entity pending under any such Company Insurance Policies which (a) has been denied or disputed by the insurer and (b) would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. None of such Company Insurance Policies will terminate or lapse by reason of the execution of this Agreement.

3.19    Interested Party Transactions. None of the Company, any Company Subsidiary or any JV Entity, on the one hand, is a party to any transaction or Contract with any affiliate, stockholder that beneficially owns 5% or more of the Company’s outstanding common stock, or director or executive officer of the Company, any Company Subsidiary or any JV Entity, on the other hand, and no event has occurred since the date of the Company’s last proxy statement to its stockholders that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.20    Brokers. None of the Company or any Company Subsidiary, nor any of their respective officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Transactions except that the Company has employed Jefferies LLC as its financial advisor, whose fees and expenses will be paid by the Company in accordance with the Company’s agreement with such firm. The Company has made available to the Buyer Parties an accurate and complete copy of the engagement letter between the Company and Jefferies LLC relating to the Merger and the other Transactions.

3.21    Opinion of Financial Advisor. The Company has received the opinion of Jefferies LLC, dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration to be received pursuant to the Merger Agreement by the holders of the Company Common Stock is fair to such holders from a financial point of view. A correct and complete signed copy of such opinion will be delivered to the Buyer Parties solely for informational purposes promptly after the date hereof. Jefferies LLC has consented to the inclusion of such opinion in the Proxy Statement.

3.22    Inapplicability of Takeover Statutes; No Rights Plan. The Company Board has taken all actions necessary to render inapplicable to the Merger and the other Transactions, the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. Assuming the accuracy of the representations in Section 4.08, no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law is applicable to this Agreement, the Merger or the other Transactions. There is no stockholder rights plan, “poison pill” plan or other similar device in effect, to which the Company is a party or otherwise bound.

3.23    Investment Company Act. None of the Company, any Company Subsidiary or JV Entity is, or on the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

3.24    No Other Representations and Warranties. In entering into this Agreement, the Company has relied solely upon its independent investigation and analysis of the Buyer Parties, and the Company acknowledges and agrees that it has not been induced by and has not relied upon any representation, warranty or statement, whether express or implied, made by the Buyer Parties, or any of their respective affiliates, stockholders, controlling persons or Representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (a) none of the Buyer Parties makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger and the Company is not relying on any representation or warranty except for those expressly set forth in this Agreement, (b) no person has been authorized by the Buyer Parties to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such party and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or any of its Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information are the subject of any express representation or warranty set forth in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

The Buyer Parties, jointly and severally, represent and warrant to the Company that:

4.01    Organization, Standing and Power.

(a)    Operating Partnership is a Delaware limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Parent is a Maryland statutory trust duly organized, validly existing and in good standing under the Laws of the State of Maryland. Each of the Operating Partnership and Parent has the requisite organizational power and authority to own, lease or otherwise hold and operate its properties and assets and to conduct its businesses as presently conducted, except where the failure to be so organized, existing or in good standing or have such power and authority, individually or in the aggregate, would not reasonably be likely to have Buyer Material Adverse Effect. In this Agreement, the term “Buyer Material Adverse Effect” means any Event that prevents or materially delays any of the Buyer Parties from performing its obligations under this Agreement in any material respect or the consummation of the Merger or the other Transactions.

(b)    Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full organizational power and authority to own, lease or otherwise hold and operate its properties and assets and to conduct its businesses as presently conducted, except where the failure to be so organized, existing or in good standing or have such power and authority, individually or in the aggregate, would not reasonably be likely to have a Buyer Material Adverse Effect.

(c)    Each of the Buyer Parties is duly qualified or licensed to do business and is in good standing (to the extent the concept is recognized by such jurisdiction) in each jurisdiction where the nature of its business or its ownership, leasing or operation of its properties make such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be likely to have a Buyer Material Adverse Effect.

4.02    Organization of Merger Sub; No Prior Activities. Merger Sub is a wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions and Merger Sub has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the Transactions.

4.03    Authority; Execution and Delivery; Enforceability. Each of the Buyer Parties has all requisite organizational power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of the Buyer Parties of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary organizational action, on the part of the Buyer Parties, and no other organizational actions, on the part of either the Buyer Parties are necessary to authorize this Agreement, the Merger or the other Transactions. Neither the approval nor adoption of this Agreement nor the consummation of the Merger or the other Transactions requires any approval of the partners, members or trustees of the Buyer Parties, as applicable. Each of the Buyer Parties has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.04    No Conflicts; Consents.

(a)    The execution and delivery by each of the Buyer Parties of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Buyer Parties or any of the Buyer Parties’ subsidiaries under, any provision of (i) the Organizational Documents of the Buyer Parties or any of the Buyer Parties’ subsidiaries, (ii) any Contract to which the Buyer Parties or any of the Buyer Parties’ subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to the Buyer Parties or any of the Buyer Parties subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be likely to have a Buyer Material Adverse Effect.

(b)    No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Buyer Parties or any of the Buyer Parties’ subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) the filing with the SEC of such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) the filing of the Articles of Merger with the SDAT and the Certificate of Merger with the Delaware Secretary of State, (iii) such filings as may be required in connection with the Taxes described in Section 6.10, and (iv) such other items that would not reasonably be likely to, individually or in the aggregate, have a Buyer Material Adverse Effect.

4.05    Information Supplied. None of the information supplied or to be supplied by the Buyer Parties for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.06    Brokers. None of the Buyer Parties, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Transactions except Goldman, Sachs & Co., whose fees and expenses will be paid by the Buyer Parties in accordance with the Buyer Parties’ agreement with such firm.

4.07    Absence of Litigation. As of the date hereof, there is no suit, action or proceeding pending or, to the knowledge of any of the Buyer Parties, threatened against any of the Buyer Parties or any claim, subsidiary of any of the Buyer Parties that, individually or in the aggregate, would reasonably be likely to have a Buyer Material Adverse Effect.

4.08    Takeover Statutes. None of the Buyer Parties or any subsidiary or affiliate of any of the Buyer Parties is, nor at any time during the last five (5) years has been, an “interested stockholder” of the Company as defined in Section 3-601 of the MGCL.

4.09    Solvency. None of the Buyer Parties is, nor will any of the Buyer Parties after giving effect to the Transactions (including the Financing) be, insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they mature). None of the Buyer Parties has, nor will the Buyer Parties after giving effect to the Transactions (including the Financing) have, (a) unreasonably small capital with which to engage in its business or (b) incurred debts beyond its ability to pay as they become due.

4.10    Financing. The Buyer Parties have delivered to the Company true, correct and complete copies, as of the date of this Agreement, of (i) executed Capital Commitment Agreements (including all exhibits, schedules and amendments thereto in effect as of the date of this Agreement) from each of Edens Retail Investments LLC, a Delaware limited liability company, Knickerbocker Edens LLC, a Delaware limited liability company, and BREP Edens Investment Partners L.P., Delaware limited partnership, dated as of December 19, 2013 (the “Equity Commitment Agreements”), pursuant to which, and subject to the terms and conditions thereof, the Financing Source party thereto has agreed and committed to provide the equity financing set forth therein (the “Equity Financing”), and (ii) Operating Partnership’s Third Amended and Restated Credit Agreement, dated as of March 18, 2014 (as amended, the “Amended Credit Agreement”, and together with the Equity Commitment Agreements, the “Financing Documents”), pursuant to which, and subject to the terms and conditions thereof, the Financing Sources party thereto have agreed and committed to provide the debt financing set forth therein (the “Debt Financing”, and together with the Equity Financing, the “Financing”). The Financing Documents have not been amended, restated or otherwise modified or waived prior to the date of this Agreement and the commitments contained in the Financing Documents have not been withdrawn, modified or rescinded in any respect prior to the date of this Agreement. As of the date of this Agreement, the Financing Documents are in full force and effect and are the valid, binding and enforceable obligations of the Operating Partnership and the other parties thereto (except for the Bankruptcy and Equity Exception). There are no conditions precedent to the funding of the full amount of the Financing, other than as expressly set forth in or contemplated by the Financing Documents. Subject to the terms and conditions of the Financing Documents, the net proceeds contemplated from the Financing, together with other financial resources of the Buyer Parties, including cash on hand of the Buyer Parties and the Company on the Closing Date, will, in the aggregate, be sufficient for the satisfaction of all of the Buyer Parties’ obligations under this Agreement, including the payment of any amounts required to be paid by the Buyer Parties pursuant to Article I and Article II and of all fees and expenses required to be paid by the Buyer Parties and reasonably expected to be incurred in connection herewith. The Buyer Parties have fully paid all fees required to be paid prior to the date of this Agreement pursuant to the Financing Documents. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Buyer Parties or, to the knowledge of the Buyer Parties, any other parties thereto, under the Financing Documents. As of the date of this Agreement, none of the Buyer Parties is not aware of any fact, occurrence or condition that makes any of the assumptions or statements set forth in any of the Financing Documents inaccurate in any material respect, nor does it have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to the Buyer Parties on the date of the Closing. The consummation of the Merger and the other Transactions will not result in the violation of any covenant under or other breach of or default under any Financing Document.

4.11    No Other Representations and Warranties. In entering into this Agreement, each of the Buyer Parties has relied solely upon its independent investigation and analysis of the Company and the Company Subsidiaries and the JV Entities, and each of the Buyer Parties acknowledges and agrees that it has not been induced by and has not relied upon any representation, warranty or statement, whether express or implied, made by the Company, any Company Subsidiary or any JV Entity, or any of their respective affiliates, stockholders, controlling persons or Representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. The Buyer Parties each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (a) the Company does not make, or has not made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger and the Buyer Parties are not relying on any representation or warranty except for those expressly set forth in this Agreement, (b) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by the Buyer Parties as having been authorized by such party and (c) all estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Buyer Parties or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information are the subject of any express representation or warranty set forth in Article III.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.01    Conduct of Business. Except for matters set forth in Schedule 5.01, otherwise contemplated by this Agreement or required by Law, from the date of this Agreement until the Effective Time, the Company shall, and shall cause each Company Subsidiary to, and use its reasonable best efforts to cause the JV Entities to (to the extent permitted by the Organizational Documents of the JV Entities) (i) conduct its respective business in the ordinary course consistent with past practice, (ii) use reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees, keep and preserve its present relationships with tenants, joint venture partners or co-venturers, suppliers, licensors, licensees, distributors and others having material business dealings with it, and (iii) preserve the Company’s status as a REIT within the meaning of the Code. In addition, and without limiting the generality of the foregoing, except for matters set forth in Schedule 5.01, or as otherwise contemplated by this Agreement or required by Law, from the date of this Agreement until the Effective Time, the Company shall not, shall not permit any Company Subsidiary to, and shall use its reasonable best efforts to cause the JV Entities not to (other than as required by the Organizational Documents of the JV Entities, and it being understood that for purposes of this Section 5.01 the term “Company Subsidiary” shall be deemed to include each JV Entity), do any of the following without the prior written consent of the Buyer Parties (which consent shall not be unreasonably withheld, conditioned or delayed):

(a)    declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions (1) in the ordinary course in an amount not to exceed $0.20 per share of Company Common Stock per quarter, or (2) by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except pursuant to the forfeiture of Company Restricted Stock or the acquisition or withholding by the Company of shares of the Company Common Stock in settlement of Tax withholding obligations relating to Company Restricted Stock). Notwithstanding the foregoing, the Company shall be permitted to make distributions reasonably necessary for the Company to maintain its status as a REIT under the Code and avoid the imposition of corporate level or excise Tax under the Code or other applicable Tax Law;

(b)    issue, deliver, sell, pledge or grant (i) any shares of its capital stock, (ii) any Voting Company Debt or other voting securities, (iii) any securities convertible into or exchangeable for, or any options, warrants, calls or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (iv) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

(c)    amend the Company’s Organizational Documents or the Organizational Documents of any Company Subsidiary;

(d)    acquire or agree to acquire (i) by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets or property, other than (x) acquisitions of personal property in the ordinary course of business consistent with past practice or pursuant to existing contractual commitments, (y) acquisitions of tenant improvements, furniture, equipment or other assets under any Company Lease in accordance with customary practice, and (z) any other acquisitions for consideration that are individually not in excess of $1,000,000, or in the aggregate, not in excess of $5,000,000, or that have any material and adverse environmental conditions;

(e)    (i) grant to any employee, director or consultant of the Company or any Company Subsidiary any increase in compensation, (ii) grant to any current or former employee, director or consultant of the Company or any Company Subsidiary any increase in severance or termination pay, (iii) enter into any severance or termination agreement with any such employee, director or consultant, (iv) establish, adopt, enter into or amend any collective bargaining agreement or Company Benefit Plan or (v) take any action to accelerate any rights or benefits under any Company Benefit Plan, other than, in the case of the foregoing clauses (i), (ii), (iii), (iv) and (v), as required pursuant to the terms of any Company Benefit Plan or applicable Law or as otherwise expressly permitted by this Agreement; provided that the foregoing clauses (i), (ii), (iii), (iv) and (v) shall not restrict the Company or any of the Company Subsidiaries from (A) entering into or making available to an employee that is hired to replace an existing employee, in each case in the ordinary course of business, plans, agreements, benefits and compensation arrangements (excluding equity incentive grants) that have a value that is consistent with the past practice of making compensation and benefits available to such newly hired employees in similar positions, or (B) paying employees of the Company or any Company Subsidiary, in the ordinary course of business and consistent with past practice, cash bonuses earned under any Company Benefit Plan with respect to the Company’s 2014 fiscal year, which payments under this clause (B) shall not exceed the aggregate amount set forth on Schedule 5.01(e);

(f)    make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

(g)    sell, lease (as lessor), license, sell and lease back, mortgage or otherwise dispose of or subject to any Lien any properties or assets of the Company or the Company Subsidiaries, except for (i) properties or assets that are individually not in excess of $1,000,000, or in the aggregate, not in excess of $5,000,000, (ii) Permitted Liens, and (iii) in connection with the incurrence of indebtedness permitted by Section 5.01(h);

(h)    (i) incur or modify any indebtedness for borrowed money or guarantee any such indebtedness of another person, except for (A) advances of credit incurred under the Company’s existing credit facilities, (B) short-term borrowings incurred in the ordinary course of business, (C) indebtedness for borrowed money incurred in order for the Company to pay any dividend or distribution permitted to be paid under the terms of this Agreement, and (D) refinancings through advances of credit incurred under the Company’s existing credit facilities of mortgage indebtedness secured by one or more Company Properties as such loans become due and payable in accordance with their terms, (ii) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than (y) to any direct or indirect wholly owned subsidiary of the Company and (z) advances to employees in respect of travel or other related ordinary expenses and advancement of expenses to officers and directors in accordance with the Company’s Amended and Restated Bylaws and any indemnification agreements to which the Company is a party, in the ordinary course of business consistent with past practice;

(i)    (i) pay, discharge, settle or satisfy any action, litigation, claim or arbitration or (ii) cancel any indebtedness or waive any claims or rights of value, other than (x) in amounts individually not in excess of $1,000,000, or in the aggregate, not in excess of $5,000,000, or (y) in connection with ordinary course tenant matters consistent with past practice;

(j)    enter into or amend, extend or terminate, or waive, release or assign any rights or claims under, any Material Contract (other than any expiration of such Material Contract in accordance with its terms) or any Contract that would have been deemed to be a Material Contract if entered into prior to the date hereof;

(k)    adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of the Company or any Company Subsidiary;

(l)    (i) except in connection with a right being exercised by a tenant under a Company Lease or JV Lease, enter into any new lease (including renewals) for in excess of 10,000 square feet of net rentable area at a Company Property; or (ii) except in connection with a right being exercised by a tenant under an existing Company Lease or JV Lease, terminate or materially modify or amend any Company Lease or JV Lease that relates to in excess of 10,000 square feet of net rentable area; provided that none of the Company nor any Company Subsidiary shall enter into any new lease, or terminate, materially modify or amend any Company Lease or JV Lease, that relates to the real property of AmREIT Uptown Park, LP without the prior written consent of the Buyer Parties;

(m)    authorize, or enter into any commitment for, any new capital expenditure (such authorized or committed new capital expenditures being referred to hereinafter as the “Capital Expenditures”) relating to the Company Properties other than (i) Capital Expenditures to be made in connection with Company Leases and JV Leases that the Company is permitted to enter into pursuant to Section 5.01(l), (ii) any other individual Capital Expenditure in amounts individually not in excess of $250,000, or in the aggregate not in excess of $500,000, (iii) Capital Expenditures set forth on Schedule 5.01(m) of the Disclosure Letter and (iv) Capital Expenditures in the ordinary course of business and consistent with past practice to maintain the physical and structural integrity of the Company Properties and as reasonably determined by the Company to be necessary to keep the Company Properties in working order, to comply with Laws, and to repair and/or prevent damage to any of the Company Properties as is necessary in the event of an emergency situation;

(n)    make, change or revoke any material Tax election or settle or compromise any material U.S. federal, state, local or foreign income Tax liability, unless such election, settlement or compromise is required by Law or necessary (i) to preserve the status of the Company as a REIT under the Code, or (ii) to qualify or preserve the status of any Company Subsidiary as a partnership or disregarded entity or as a “qualified REIT subsidiary” or a “taxable REIT subsidiary,” as the case may be, for U.S. federal income Tax purposes;

(o)    enter into any new material line of business;

(p)    hire any new employee other than to hire a replacement for an employee whose employment has terminated or with respect to vacant positions;

(q)    enter into any Contract that would limit or otherwise restrict (or purport to do so) the Company or any of the Company Subsidiaries or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

(r)    enter into any joint venture or partnership or other similar Contract with any third party that is not a wholly owned Company Subsidiary;

(s)    permit existing insurance policies of the Company or the Company Subsidiaries to be cancelled or terminated without replacing such insurance policies with comparable insurance policies, to the extent available on commercially reasonable terms; or

(t)    authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

5.02    Control of the Operations. Nothing contained in this Agreement shall give the Buyer Parties, directly or indirectly, rights to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms of this Agreement, complete control and supervision of its and the Company Subsidiaries’ operations.

5.03    No Solicitation.

(a)    Upon execution of this Agreement, the Company shall, and shall cause the Company Subsidiaries and its and their respective Representatives to, immediately cease or cause to be terminated any and all activities, discussions or negotiations with any Person with respect to any Company Takeover Proposal. The Company shall promptly after the date of this Agreement instruct each Person (other than the Buyer Parties and their subsidiaries) which has heretofore executed a confidentiality agreement relating to a Company Takeover Proposal with or for the benefit of the Company to promptly return or destroy all information, documents, and materials relating to the Company Takeover Proposal or to the Company or its businesses, operations or affairs heretofore furnished by the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of any confidentiality agreement with such Person. Subject to Section 5.03(b) and Section 5.03(c), from the execution of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, neither the Company nor any of the Company Subsidiaries shall, and the Company and the Company Subsidiaries shall not authorize or permit any of its or their Representatives to, directly or indirectly, (i) solicit, initiate, take any action or induce the making, submission or announcement of, or knowingly facilitate, encourage or assist, a Company Takeover Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of the Company Subsidiaries or afford access to the business, properties, assets, books, records or other information of the Company or any of the Company Subsidiaries to, or otherwise knowingly cooperate in any way with any Person (other than the Buyer Parties and their subsidiaries and their respective Representatives) that is seeking to make, or has made, or may lead to, or would reasonably be expected to lead to a Company Takeover Proposal, (iii) approve, adopt, endorse, or recommend a Company Takeover Proposal, (iv) fail to make, withhold, withdraw, amend, qualify or modify in a manner adverse to the Buyer Parties, or publicly propose to withhold, withdraw, amend, modify or qualify in a manner adverse to the Buyer Parties, the Company Board Recommendation, (v) propose publicly to approve, adopt, endorse or recommend any Company Takeover Proposal (any of the foregoing in clause (iii), (iv) or (v), whether taken by Company Board or any committee thereof being referred to as an “Adverse Recommendation Change”), or (vi) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument contemplating or otherwise relating to a Company Takeover Proposal.

(b)    Notwithstanding anything contained in Section 5.03(a) to the contrary, prior to obtaining the Company Stockholder Approval, if (i) the Company or any of its Representatives shall have received an unsolicited bona fide written Company Takeover Proposal that the Company Board reasonably believes, after consultation with its outside legal counsel and financial advisors, constitutes, or is reasonably likely to lead to, a Superior Company Proposal, (ii) the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that the failure to take action with respect to such Company Takeover Proposal would be inconsistent with the duties of the members of the Company Board under applicable Law, (iii) such Company Takeover Proposal was not the result of a breach of this Section 5.03 and (iv) the Company provides to the Buyer Parties in accordance with Section 5.03(d) the information required to be delivered by the Company to the Buyer Parties, then, so long as the foregoing conditions in the immediately preceding clauses (i)-(iv) remain satisfied, the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with such Person and its Representatives with respect to the Company Takeover Proposal, and (B) furnish to such Person or its Representatives non-public information relating to the Company or any of the Company Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall concurrently provide to the Buyer Parties any such information that is provided to any such Person which was not previously provided to or made available to the Buyer Parties.

(c)    Notwithstanding anything contained in this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, the Company Board may (i) (x) effect an Adverse Recommendation Change in respect of a Company Takeover Proposal, or (y) enter into an agreement providing for a transaction that constitutes a Superior Company Proposal, if (1) the Company shall have received a Company Takeover Proposal that was not the result of a breach of Section 5.03(a) that the Company Board determines, after consultation with its outside legal counsel and financial advisors, constitutes a Superior Company Proposal and the Company shall have otherwise complied with the provisions of Section 5.03, (2) the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take action with respect to such Superior Company Proposal would be inconsistent with the duties of the members of the Company Board under applicable Law, (3) the Company has previously notified the Buyer Parties in writing that it intends to take such action (a “Section 5.03 Notice”), (4) the Company shall have made its Representatives available to discuss in good faith with the Buyer Parties’ Representatives any proposed modifications to the terms and conditions of this Agreement during the three (3) Business Day period following delivery by the Company to the Buyer Parties of the Section 5.03 Notice delivered to the Buyer Parties, (5) if the Buyer Parties shall have delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of this Agreement during such three (3) Business Day period, the Company Board shall have determined in good faith (after consultation with its outside legal counsel and financial advisors), after considering the terms of such offer by the Buyer Parties, that the Superior Company Proposal giving rise to such Section 5.03 Notice continues to be a Superior Company Proposal, and (6) in the case of clause (y) above, the Company terminates this Agreement in accordance with Section 8.01(f), or (ii) effect an Adverse Recommendation Change other than in respect of a Company Takeover Proposal if (A) the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to effect such Adverse Recommendation Change would be inconsistent with the duties of the members of the Company Board under applicable Law, (B) the Company has previously delivered to the Buyer Parties a Section 5.03 Notice that it intends to take such action, (C) the Company shall have made its Representatives available to discuss in good faith with the Buyer Parties’ Representatives any proposed modifications to the terms and conditions of this Agreement during the three (3) Business Day period following delivery by the Company to the Buyer Parties of the Section 5.03 Notice delivered to the Buyer Parties, and (D) if the Buyer Parties shall have delivered to the Company a written, binding and irrevocable offer capable of being accepted by the Company to alter the terms or conditions of this Agreement during such three (3) Business Day period, the Company Board shall have determined in good faith, after consultation with outside legal counsel and after considering the terms of such offer by the Buyer Parties, that the failure to effect such Adverse Recommendation Change would be inconsistent with the duties of the members of the Company Board under applicable law. If any Superior Company Proposal that is the subject of clause (i) of this Section 5.03(c) is revised, including any revision to price, then the Company shall deliver to the Buyer Parties a new Section 5.03 Notice and again comply with the requirements of clause (i) of this Section 5.03(c) with respect to such revised Superior Company Proposal, on each occasion on which a revised Superior Company Proposal is submitted, provided that in connection with each new Section 5.03 Notice contemplated by this sentence, each reference to a three (3) Business Day period in the preceding sentence shall be deemed to be a reference to a two (2) Business Day period.

(d)    The Company shall promptly (and in any event within one (1) Business Day) advise the Buyer Parties orally and in writing of the receipt by the Company (or any of its Representatives) of any inquiries, discussions negotiations, proposals or expressions of interest with respect to a Company Takeover Proposal, or that the Company believes could reasonably be expected to lead to a Company Takeover Proposal. The Company shall also provide the identity of the Person making, submitting, inquiring about or expressing interest with respect to such Company Takeover Proposal and (i) if it is in writing, a copy of such Company Takeover Proposal and any related draft agreements and other written material setting forth the terms and conditions of such Company Takeover Proposal submitted to the Company in connection therewith and (ii) if oral, a summary thereof (including the terms and conditions of the Company Takeover Proposal). The Company shall keep the Buyer Parties reasonably informed on a prompt and timely basis of the status and details of any such Company Takeover Proposal and with respect to any change to the material terms of any such Company Takeover Proposal within twenty-four (24) hours of any such change. The Company shall not, and shall cause the Company Subsidiaries not to, enter into any contract, arrangement, or commitment with any Person subsequent to the date of this Agreement, and neither the Company nor any of the Company Subsidiaries is or shall become party to any contract, arrangement, or commitment, in each case, that prohibits the Company from providing such information to the Buyer Parties.

(e)    Nothing contained in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, failure to so disclose would be inconsistent with the duties of the members of the Company Board under applicable Law; provided, that any disclosure of a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act other than (A) a “stop, look and listen” communication limited solely to the type contemplated by Rule 14d-9(f) under the Exchange Act, (B) any express rejection of any applicable Company Takeover Proposal or (C) any express reaffirmation of the Company Board Recommendation, shall be deemed to be an Adverse Recommendation Change. No change, withdrawal or modification of the Company Board Recommendation shall change the approval of the Company Board for purposes of causing any Law to be inapplicable to the Merger and the other transactions contemplated by this Agreement.

(f)    During the period from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Company Takeover Proposal, or any standstill agreement to which the Company or any of the Company Subsidiaries is a party (other than any between the Company and any of the Buyer Parties), in each case unless the Company Board determines after consulting with its outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of the Company Board under applicable Law; provided that the Company shall not enforce and hereby waives any provision of any such agreement that would prohibit a third party from requesting such termination, amendment, modification or waiver or from communicating confidentially a Company Takeover Proposal to the Company Board (i.e., a “don’t ask, don’t waive” provision).

ARTICLE VI

ADDITIONAL AGREEMENTS

6.01    Preparation of Proxy Statement; Stockholders Meeting.

(a)    The Company shall, as soon as practicable and in any event within twenty (20) Business Days after the date hereof, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company and the Buyer Parties shall use its respective reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Buyer Parties shall promptly furnish to the Company all information concerning the Buyer Parties required to be set forth in the Proxy Statement or reasonably requested by the Company for inclusion therein. Each of the Buyer Parties shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and to correct any material omissions therein. The Company shall notify the Buyer Parties promptly of the receipt of any comments or communications (whether written or oral) from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall make available to the Buyer Parties copies of all correspondence between the Company and the SEC or its staff with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall provide the Buyer Parties and its counsel a reasonable opportunity to review the Proxy Statement prior to its being filed with the SEC and shall provide the Buyer Parties and their counsel a reasonable opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information prior to their being filed with, or sent to, the SEC. The Company shall give reasonable and good faith consideration to any comments made by the Buyer Parties or its counsel. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after filing with the SEC.

(b)    The Company shall, as soon as practicable after the date hereof, duly call, establish a record date for, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of seeking the Company Stockholder Approval. The Company shall cause the Company Stockholder Meeting to be held (on a date selected by the Company in consultation with the Buyer Parties) as promptly as practicable after the mailing of the Proxy Statement; provided, however, that such date is in accordance with all applicable Laws with respect to the Company Stockholder Meeting. The notice of such Company Stockholder Meeting shall state that a proposal to approve the Merger and the other Transactions, a proposal to adjourn the Company Stockholder Meeting if necessary or appropriate to solicit additional proxies in favor of the proposal to approve the Merger and the other Transactions, and a non-binding advisory proposal to approve change-in-control payments to executives of the Company will be considered and voted upon at the Company Stockholder Meeting and, except to the extent required by Law, no other matters shall be considered or voted upon at the Company Stockholder Meeting without Parent’s prior written consent. Subject to Section 5.03, the Company Board shall (i) recommend approval of the Merger and the other Transactions by the Company’s stockholders and shall include the Company Board Recommendation in the Proxy Statement, (ii) use its reasonable best efforts to obtain the Company Stockholder Approval, (iii) otherwise comply in all material respects with all legal requirements applicable to such meeting, and (iv) take all other action necessary or advisable to secure the Company Stockholder Approval.

(c)    The Buyer Parties shall cause all shares of the Company Common Stock owned by the Buyer Parties or any of their affiliates to be voted in favor of the approval of this Agreement, the Merger and the other Transactions.

(d)    Immediately following the execution of this Agreement, Operating Partnership shall execute and deliver, in its capacity as the sole member of Merger Sub, a written consent approving this Agreement, the Merger and the other Transactions.

6.02    Access to Information; Confidentiality. Subject to applicable Law, and upon reasonable prior written notice, the Company shall, and shall cause each of the Company Subsidiaries to, afford to the Buyer Parties and to their Representatives reasonable access during normal business hours during the period prior to the Effective Time to all of their properties, offices, personnel and books and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish promptly to the Buyer Parties all financial, operating and other data and information concerning its business, properties and personnel as the Buyer Parties may reasonably request; provided, however, that any such access shall not interfere unreasonably with the business or operations of the Company or the Company Subsidiaries or otherwise result in any unreasonable interference with the prompt and timely discharge by such employees of their normal duties. None of the Company or any Company Subsidiary shall be required to (i) provide access to or to disclose information where such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege of the Company or the Company Subsidiaries (provided that the Company shall use its reasonable efforts to allow for such access or disclosure in a manner that would not reasonably be expected to jeopardize the attorney-client privilege) or contravene any Law or binding agreement entered into prior to the date of this Agreement or (ii) provide access to or to disclose such portions of documents or information relating to pricing or other matters that are highly sensitive where such access or disclosure is reasonably likely to result in antitrust difficulties for the Company or any of its affiliates; provided, however, that the Company will use its commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which any of the preceding restrictions apply. No investigation made pursuant to this Section shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto to consummate the Merger. In connection with the continuing operation of the business of the Company and the Company’s Subsidiaries between the date hereof and the Effective Time, the Company shall use its commercially reasonable efforts to consult on a regular basis with the representatives of the Buyer Parties and their subsidiaries with regard to material operational developments and the general status of ongoing operations pursuant to procedures reasonably requested by the Buyer Parties, their subsidiaries or such Representatives, provided that such procedures do not interfere unreasonably with the conduct of the business of the Company and the Company Subsidiaries and shall not require disclosure of information not required to be disclosed by the preceding provisions of this Section 6.02. All information exchanged pursuant to this Section 6.02 shall be subject to the non-disclosure agreement, dated as of August 15, 2014, between the Company and the Parent (the “Confidentiality Agreement”).

6.03    Reasonable Best Efforts; Notification.

(a)    Upon the terms and subject to the conditions set forth in this Agreement, each of the Buyer Parties and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) obtaining all necessary actions or non-actions, waivers, Consents and qualifications from Governmental Entities and making all necessary registrations, filings and notifications and taking all reasonable steps as may be necessary to obtain an approval, clearance, non-action letter, waiver or exemption from any Governmental Entity; (ii) obtaining all necessary Consents, qualifications, approvals, waivers or exemptions from non-governmental third parties; (iii) the defending of any lawsuit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions under any antitrust or competition Law, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (iv) executing and delivering any additional documents or instruments necessary to consummate the Transactions and to carry out this Agreement. In connection with obtaining any consent or approval from any non-governmental third parties with respect to the Transactions, notwithstanding anything to the contrary in this Agreement, (A) without the prior written consent of the Buyer Parties (not to be unreasonably conditioned, withheld or delayed), the Company shall not and shall not permit any of the Company Subsidiaries or JV Entities to pay or commit to pay, to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person or modify any Contract and (B) none of the Buyer Parties or their affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation.

(b)    Without limiting Section 6.03(a), each of the Company and the Buyer Parties shall use its reasonable best efforts to make any required filing or submissions under any antitrust Law that the Company or the Buyer Parties determines should be made, in each case with respect to the Transactions, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to such applicable antitrust Law.

(c)    The Company and the Buyer Parties shall reasonably cooperate with each other in connection with the making of all such filings, including furnishing to the others such information and assistance as a party may reasonably request in connection with its preparation of any filing or submission that is necessary or allowable under applicable competition or other Law or requested by any competition authorities. The Company and the Buyer Parties shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Law (including all information required to be included in the Company’s disclosure documents) in connection with the Transactions. To the extent permitted by applicable Law or any relevant Governmental Entity, and subject to all applicable privileges, including the attorney-client privilege, each party hereto shall (i) give the other parties hereto prompt notice upon obtaining knowledge of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other Transactions, (ii) keep the other parties hereto informed as to the status of any such request, inquiry, investigation, action or legal proceeding and (iii) promptly inform the other parties hereto of any material communication to or from the U.S. Federal Trade Commission, the U.S. Department of Justice, any foreign competition authority or any other Governmental Entity regarding the Merger or any of the other Transactions. The parties hereto will consult and reasonably cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals to be made or submitted by or on behalf of any party hereto, including reasonable access to any materials submitted in connection with any proceedings under or relating to any applicable federal, state or foreign competition, merger control, antitrust or similar Law, including any proceeding under 16 C.F.R. § 803.20.

(d)    Any party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 6.03 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient, unless express written permission is obtained in advance from the source of such materials. In addition, except as may be prohibited by any Governmental Entity or by any Law, each party hereto will permit authorized Representatives of the other parties to be present at each meeting or telephone conference of which such party shall have advance notice (other than telephone conversations to the extent they relate to administrative matters) with representatives of any Governmental Entity relating to any such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such request, inquiry, investigation, action or proceeding.

(e)    Without limiting any other obligation of the Buyer Parties hereunder, the Buyer Parties shall respond to and seek to resolve as promptly as reasonably practicable any objection asserted by any Governmental Entity with respect to the Transactions, and shall use its reasonable best efforts to defend any action, suit, dispute, litigation, proceeding, hearing, arbitration or claim by or before any Governmental Entity, whether judicial or administrative, whether brought by private parties or Governmental Entities or officials, challenging this Agreement or the consummation of the Transactions. The Buyer Parties shall use their reasonable best efforts to take such action as reasonably necessary to ensure that no Governmental Entity enters any order, decision, Judgment, decree, ruling, injunction (preliminary or permanent), or establishes any Law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger or the other Transactions, or to ensure that no Governmental Entity with the authority to clear, authorize or otherwise approve the consummation of the Merger, fails to do so by the Outside Date. In the event that any action is threatened or instituted challenging the Merger as violative of any Law, the Buyer Parties shall use their reasonable best efforts to take such action as reasonably necessary to avoid or resolve such action and in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would restrain, enjoin or otherwise prevent or materially delay the consummation of the Transactions, the Buyer Parties shall use their reasonable best efforts to take such steps as reasonably necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the Outside Date; provided, that each of the parties hereto shall cooperate with one another in connection with all proceedings related to the foregoing and the Buyer Parties shall have final decision-making authority with respect thereto. The required actions by the Buyer Parties hereunder shall include, without limitation, the proposal, negotiation and acceptance by the Buyer Parties prior to the Outside Date of (i) any and all divestitures of the businesses or assets of it or its subsidiaries or its affiliates or of the Company or any of the Company Subsidiaries, (ii) any agreement to hold any assets of the Buyer Parties or their subsidiaries or their affiliates or of the Company or any of the Company Subsidiaries separate, (iii) any limitation to or modification of any of the businesses, services or operations of the Buyer Parties or their subsidiaries or its affiliates or, following the Closing, of the Company or any of the Company Subsidiaries, and (iv) any other action (including any action that limits the freedom of action, ownership or control with respect to, or ability to retain or hold, any of the businesses, assets, properties or services of the Buyer Parties or their subsidiaries or their affiliates or of the Company or any of the Company Subsidiaries), in each case as may be required by any applicable Governmental Entity in order to obtain approval for the Transactions. If the Buyer Parties elect to propose, negotiate, or offer to commit to and effect by consent decree, hold separate order, or otherwise, any sale, divestiture, license, disposition, prohibition or limitation or other action of a type described in the immediately preceding sentence with respect to any assets or businesses of the Buyer Parties or any of their Subsidiaries, or effective as of the Effective Time, the Company or any of the Company Subsidiaries or the Surviving LLC or its Subsidiaries, the Company and the Company Subsidiaries shall, and shall cause their respective Representatives to, reasonably cooperate in all respects as requested by the Buyer Parties in connection with any such sale, divestiture, license, disposition, prohibition or limitation or other action of a type described in the immediately preceding sentence, so long as such sale, divestiture, license, disposition, prohibition or limitation or other action is to be effective only as of the Effective Time.

(f)    Each of the Company, on the one hand, and the Buyer Parties, on the other hand, shall, to the extent permitted by applicable Law and any relevant Governmental Entity and subject to all privileges (including the attorney-client privilege), promptly (and in any event within two (2) Business Days) notify the other party in writing of:

(i)    any notice or other communication from any person alleging that the Consent of such person is or may be required in connection with the Transactions;

(ii)    any action, suit, claim, investigation or proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of the Company Subsidiaries or the Buyer Parties or any of their subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any of the representations and warranties contained herein, or that relate to the consummation of the Transactions;

(iii)    any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that would reasonably be likely to cause the conditions set forth in Article VII not to be satisfied;

(iv)    any notice or other communication from any Governmental Entity in connection with the Merger;

(v)    in the case of the Company, any Event which, either individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect or would reasonably be likely to materially impair or delay the ability of the Company and the Company Subsidiaries to consummate the Merger;

(vi)    in the case of the Buyer Parties, any change or development that would reasonably be likely to materially impair or delay the ability of the Buyer Parties to consummate the Merger; and

(vii)    any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(g)    The parties hereto agree that this Section 6.03 shall not govern the obligations of the parties hereto with respect to obtaining the Financing, which obligations are set forth in Section 6.06.

6.04    Certain Tax Matters. For U.S. federal income Tax purposes, the parties agree to report and treat the Merger as a taxable sale by the Company of all of the Company’s assets to the Operating Partnership in exchange for the Merger Consideration to be received by holders of Company Common Stock and the assumption of all of the Company’s liabilities, followed by the Company’s liquidating distribution of the Merger Consideration to its stockholders under Sections 331, 336 and 562 of the Code. This Agreement shall constitute a “plan of liquidation” of the Company for U.S. federal income Tax purposes adopted by the Company Board.

6.05    Benefit Plans.

(a)    For a period of at least twelve (12) months following the Effective Time, the Buyer Parties shall, and shall cause the Surviving LLC to, provide to those individuals who are employed by the Company or the Company Subsidiaries immediately prior to the Effective Time (the “Company Employees”): (i) base compensation that is no less favorable to each Company Employee than the base compensation provided to such Company Employee by the Company immediately prior to the Effective Time; (ii) incentive compensation opportunities (exclusive of any equity-based compensation) that are no less favorable in the aggregate than those available to such employees under the Company’s incentive compensation programs and arrangements as in effect immediately prior to the Effective Time; and (iii) employee benefits that, taken as a whole, are no less favorable to such Company Employees in the aggregate than those provided to (A) such Company Employees under the Company Benefit Plans or (B) similarly situated employees of the Buyer Parties and their subsidiaries. Such compensation and employee benefits may be provided through the Surviving LLC’s continuation of one or more of the Company Benefit Plans, through the admission of the Company Employees to any one or more employee benefit policies, plans or programs maintained by the Buyer Parties or their affiliates from time to time, or through a combination of the foregoing alternatives, as determined in the Buyer Parties’ sole and absolute discretion.

(b)    Without limiting Section 6.05(a), for a period of at least twelve (12) months following the Effective Time, the Buyer Parties shall, and shall cause the Surviving LLC to, provide severance payments and benefits to Company Employees who are not party to an employment, severance, change in control or similar agreement that provides severance benefits, and who are terminated by the Buyer Parties or an affiliate other than for cause (as determined based on the Company’s policies as of the date hereof), which severance payments shall be no less favorable than the greater of (i) the severance payments and benefits based on the Company’s current policies, as set forth on Section 3.11(a) of the Company Disclosure Letter and (ii) the severance payments and benefits provided by the Buyer Parties and their subsidiaries to similarly situated employees of the Buyer Parties and their subsidiaries, provided that the Buyer Parties may condition such payments and benefits upon execution by the applicable Company Employee of a commercially standard release of claims in a form reasonably satisfactory to the Buyer Parties.

(c)    The Buyer Parties shall, or shall cause the Surviving LLC to, assume and honor the obligations of the Company and the Company Subsidiaries under each Company Benefit Plan, in accordance with their terms, subject to the right to make amendments or modifications to the extent permitted by such terms. The Buyer Parties hereby acknowledge that (i) the Merger will constitute a “Change in Control” (or concept of similar import) under the Company Benefit Plans and (ii) as a result of the Merger, the individuals identified in Schedule 6.05(c) will be deemed to have experienced a “Good Reason” event (or concept of similar import), as applicable, for all purposes under the Company Benefit Plans.

(d)    The Buyer Parties shall, and shall cause the Surviving LLC to, give each Company Employee full credit for purposes of eligibility, vesting, benefit accrual and determination of the level of benefits under any employee benefit plans or arrangements that such employees may be eligible to participate in after the Effective Time for such Company Employee’s service with the Company or any Company Subsidiary to the same extent recognized by the Company or any Company Subsidiary immediately prior to the Effective Time; provided that the foregoing shall not apply (i) for benefit accrual purposes under any defined benefit pension plan, (ii) as would result in the duplication of benefits for the same period of service or (iii) for any newly established plan of the Buyer Parties for which similarly situated employees of the Buyer Parties do not receive past service credit.

(e)    The Buyer Parties shall, and shall cause the Surviving LLC to, use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Company Employees immediately prior to the Effective Time, and (ii) provide each Company Employee with credit for any co-payments and deductibles paid in the plan year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans in which employees are eligible to participate after the Effective Time.

(f)    Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of shares of Company Common Stock (including Company Common Stock acquired upon the vesting of any shares Company Restricted Stock) pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

(g)    Unless the Buyer Parties request otherwise in writing, the Company Board shall adopt resolutions terminating, effective no later than the day prior to the Effective Time, any Company Benefit Plan which is intended to meet the requirements of Section 401(k) of the Code, and which is sponsored, or contributed to, by the Company or any Company Subsidiary (each, a “401(k) Plan”). At the Closing, the Company shall provide to the Buyer Parties (a) executed resolutions of the Board of Directors of the Company authorizing such termination, and (b) an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

(h)    This Section 6.05 shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Section 6.05. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any other benefit plan, program, agreement, policy or arrangement maintained or sponsored by the Buyer Parties, the Company or any Company Subsidiary or any of their respective affiliates, (ii) alter or limit the ability of the Buyer Parties or any of its subsidiaries (including, after the Effective Time, the Surviving LLC or any subsidiary of the Surviving LLC) to amend, modify or terminate any of the Company Benefit Plans or any other benefit or employment plan, program, agreement, policy or arrangement after the Effective Time, or (iii) confer upon any current or former employee or other service provider of the Company or the Company Subsidiaries, any right to employment or continued employment or continued service with the Buyer Parties or any of its subsidiaries (including, following the Effective Time, the Surviving LLC or any subsidiary of the Surviving LLC), or constitute or create an employment or agreement with, or modify the at-will status of any, employee or other service provider.

6.06    Financing.

(a)    Unless, and to the extent, the Buyer Parties have sufficient cash from other sources sufficient to consummate the Merger, and the other Transactions and to pay the Merger Consideration and all other amounts required to be paid by the Buyer Parties in connection with the consummation of the Transactions and any other related fees and expenses, the Buyer Parties shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Documents and in a timely manner, including (i) maintaining in effect the Financing Documents, (ii) satisfying on a timely basis all conditions to the funding of the Financing on the Closing Date applicable to the Buyer Parties in the Financing Documents and the definitive agreements with respect thereto and comply with their obligations thereunder, (iii) fully enforcing all of their rights, and all of the obligations of the institutions parties to the Financing Documents, under the Financing Documents and any definitive agreements relating thereto, and (iv) causing the institutions parties to the Financing Documents to fund the Financing at or prior to the Closing. The Buyer Parties shall have the right from time to time to amend, replace, supplement or otherwise modify, or waive any of their rights under, the Financing Documents and/or substitute other debt or equity financing for all or any portion of the Financing from the same and/or alternative financing sources, provided that any such amendment, replacement, supplement or other modification to or waiver of any provision of the Financing Documents and the definitive agreements with respect thereto that amends the Financing and/or substitution of all or any portion of the Financing shall not impose additional conditions precedent to the Financing as set forth in the Financing Documents that could reasonably be expected to prevent or materially delay the consummation of the Transactions; provided, further, that the Buyer Parties shall not amend, replace, supplement or otherwise modify or waive any provision of the Financing Documents or the definitive agreements with respect thereto in a manner that (A) adversely impacts the ability of the Buyer Parties to enforce their rights against the other parties to the Equity Commitment Agreements or the definitive agreements with respect thereto, or (B) adversely impacts the ability of the Buyer Parties or the Company to enforce their respective rights against the other parties to the Amended Credit Agreement or the definitive agreements with respect thereto. The Buyer Parties shall not release or consent to the termination of the obligations of the Financing Sources under the Financing Documents, except for assignments and replacements of an individual lender under the terms of or in connection with the syndication of the Debt Financing or as otherwise expressly contemplated by the Financing Documents. The Buyer Parties shall be permitted to reduce the amount of Financing under the Financing Documents in their reasonable discretion, provided that the Buyer Parties shall not reduce the Financing to an amount committed below the amount that is required, together with the financial resources of the Buyer Parties, including cash on hand of the Buyer Parties and the Company, to consummate the Transactions, and provided, further, that such reduction shall not impose additional conditions precedent to the Financing as set forth in the Financing Documents that could reasonably be likely to prevent or materially delay the consummation of the Transactions. If any portion of the Financing becomes unavailable in the manner or from the sources contemplated in the Financing Documents and such portion is reasonably required to fund the Merger Consideration, the Buyer Parties shall arrange and obtain alternative financing in an amount sufficient to consummate the Transactions as promptly as reasonably practicable following the occurrence of such event. The Buyer Parties shall promptly provide the Company with the documentation evidencing such alternative sources of financing, including all relevant agreements, other financing documents and any proposed amendments or waivers thereto, and shall give the Company prompt notice (but in any event within two (2) Business Days) of any material breach by any party to a Commitment Letter or any termination of a Commitment Letter. The Buyer Parties shall keep the Company reasonably informed on a current basis and in reasonable detail of the status of their effort to arrange the Financing.

(b)    For the avoidance of doubt, if the Buyer Parties fail to obtain the Financing contemplated by the Financing Documents or any alternative financing, the Buyer Parties shall continue to be obligated to perform their obligations under this Agreement, including this Section 6.06, and to consummate the Transactions on the terms contemplated hereby (subject only to satisfaction or waiver of the conditions set forth in Section 7.01 and Section 7.02) unless and until this Agreement is terminated in accordance with Article VIII. The parties hereby agree and acknowledge that, with respect to the Buyer Parties’ obligations pursuant to this Section 6.06, time is of the essence. Notwithstanding anything to the contrary in this Agreement, there shall be no cure period for any breach by the Buyer Parties of this Section 6.06.

6.07    Indemnification.

(a)    The Buyer Parties agree that all rights to indemnification, exculpation and advancement of expenses from liabilities for acts or omissions occurring at or prior to the Effective Time (including any matters arising in connection with the Transactions) in favor of the current or former directors or officers of the Company and the Company Subsidiaries as provided in the Company’s Organizational Documents, and the Organizational Documents of the Company Subsidiaries, and any indemnification or other agreements of the Company (in each case, as in effect on the date of this Agreement) shall be assumed by the Surviving LLC in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions (and until such later date as such claims and proceedings arising therefrom shall be finally disposed of), and from and after the Effective Time the Buyer Parties shall ensure that the Surviving LLC complies with and honors the foregoing obligations.

(b)    The Buyer Parties shall cause to be maintained for a period of not less than six (6) years from the Effective Time (and until such later time as any proceedings commenced during such period shall be finally disposed of) the Company’s current directors’ and officers’ insurance and indemnification policies (provided that the Buyer Parties may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions that are no less favorable to the Indemnified Parties) with respect to events occurring at or prior to the Effective Time (the “D&O Insurance”) for all persons who are currently covered by such D&O Insurance, so long as the annual premium therefor would not be in excess of 300% of the last annual premium paid prior to the date of this Agreement (such 300% amount, the “Maximum Premium”); provided that (i) if the annual premiums for such D&O Insurance exceed the Maximum Premium, the Buyer Parties shall maintain the most favorable policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Premium and (ii) the Buyer Parties may satisfy their obligations under this Section 6.07(b) by causing the Company to obtain, on or prior to the Closing Date, prepaid (or “tail”) directors’ and officers’ liability insurance policy at the Buyer Parties’ expense, the material terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this Section 6.07(b).

(c)    From and after the Effective Time, to the fullest extent permitted by Law, the Buyer Parties shall and shall cause the Surviving LLC to indemnify, defend and hold harmless, and provide advancement of expenses to, the present and former officers and directors of the Company and the Company Subsidiaries and any employee of the Company or any Company Subsidiary who acts as a fiduciary under any Company Benefit Plan (each an “Indemnified Party”) against all losses, claims, damages, liabilities, fees and expenses (including reasonable attorneys’ fees and disbursements), judgments, fines and amounts paid in settlement (in the case of settlements, with the approval of the indemnifying party (which approval shall not be unreasonably withheld)) (collectively, “Losses”), as incurred (payable monthly upon written request, which request shall include reasonable evidence of the Losses set forth therein) to the extent arising from, relating to, or otherwise in respect of, any actual or threatened action, suit, proceeding or investigation, in respect of actions or omissions occurring at or prior to the Effective Time in connection with such Indemnified Party’s duties as an officer or director of the Company or any Company Subsidiary, including in respect of this Agreement, the Merger and the other Transactions, or as a fiduciary under any Company Benefit Plan; provided, however, that (i) an Indemnified Party shall not be entitled to indemnification under this Section 6.07(c) for Losses arising out of actions or omissions by the Indemnified Party (A) constituting a material breach of this Agreement or (B) which were material to the matter giving rise to the proceeding and (1) were committed in bad faith or (2) were the result of active and deliberate dishonesty, (C) which resulted in the actual receipt of an improper benefit in money, property or services or (D) with respect to any criminal proceeding, the Indemnified Party had reasonable cause to believe his or her conduct was unlawful, and (ii) any person to whom expenses are to be advanced has provided an affirmation that the standards in the immediately foregoing clause (i) have been satisfied and an undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification. If any action, suit, proceeding or investigation is brought against any Indemnified Party in which indemnification or advancement of expenses could be sought by such Indemnified Party under this Section 6.07(c), the Surviving LLC shall have the right to control the defense thereof after the Effective Time, provided, however, that, none of the Buyer Parties nor the Surviving LLC shall (and the Buyer Parties shall cause the Surviving LLC not to) settle or compromise or consent to the entry of any judgment or otherwise terminate any claim, action, suit, proceeding or investigation of a covered person for which indemnification may be sought under this Section 6.07(c) unless such settlement, compromise, consent or termination includes an unconditional release of such person from all liability arising out of such claim, action, suit, proceeding or investigation or such person otherwise consents.

(d)    This Section 6.07 is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The rights provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, contract or otherwise.

(e)    In the event that, the Buyer Parties or the Surviving LLC or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of their properties and assets to any person, or if the Buyer Parties dissolve the Surviving LLC then, and in each such case, the Buyer Parties shall cause the successors and assigns of the Buyer Parties or the Surviving LLC, as applicable, to assume the obligations of the Buyer Parties or the Surviving LLC, as applicable, set forth in this Section 6.07.

(f)    The Buyer Parties shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity, advancement and other obligations provided in this Section 6.07.

6.08    Fees and Expenses.

(a)    Except as provided below, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b)    If this Agreement is terminated:

(i)    by (A) the Buyer Parties pursuant to Section 8.01(d) or (B) the Company pursuant to Section 8.01(f), then the Company shall pay to the Buyer Parties (or an affiliate of the Buyer Parties designated in writing by the Buyer Parties to the Company) in immediately available funds a termination fee equal to $16,500,000 (the “Company Termination Fee”). The Company Termination Fee shall be payable (1) two (2) Business Days following the termination of this Agreement by the Buyer Parties pursuant to Section 8.01(d), or (2) concurrently with the termination of this Agreement by the Company pursuant to Section 8.01(f).

(ii)    by the Buyer Parties or the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(iii), and in any such case, (A) after the execution of this Agreement and prior to any such termination, a Company Takeover Proposal is made to the Company or any person has publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal (and such Company Takeover Proposal or publicly announced intention shall not have been publicly withdrawn without qualification before such termination) and (B) the Company, either (1) within nine (9) months after the termination of this Agreement, consummates a transaction regarding a Company Takeover Proposal (which need not be the same Company Takeover Proposal referred to in clause (A) above), or (2) within nine (9) months after termination of this Agreement, executes a definitive agreement which is later consummated (which consummation may occur either during or after such nine (9) month period) with respect to, a Company Takeover Proposal (which need not be the same Company Takeover Proposal referred to in clause (A) above), then the Company shall pay to the Buyer Parties (or an affiliate of the Buyer Parties designated in writing by the Buyer Parties to the Company) in immediately available funds the Company Termination Fee not later than the consummation of such transaction arising from such Company Takeover Proposal; provided, however, that for purposes of this Section 6.08(b)(ii), the references to “twenty percent (20%)” in the definition of Company Takeover Proposal shall each be deemed to be references to “fifty percent (50%)”.

(c)    If this Agreement is terminated:

(i)    by the Buyer Parties or the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(ii) and, in any such case, at the time of such termination (A) the condition set forth in Section 7.01(b) has not been satisfied due to a Judgment resulting from an action, suit or proceeding brought by a Governmental Entity (other than with respect to any federal or state securities laws applicable to the Company), and (B) all of the other conditions set forth in Section 7.01 and Section 7.02 have been satisfied (except those conditions that by their terms cannot be satisfied until the Closing, provided that such conditions are then capable of being satisfied), then the Buyer Parties shall pay to the Company (or an affiliate of the Company designated in writing by the Company to the Buyer Parties) in immediately available funds a termination fee equal to $40,000,000 (the “Reverse Termination Fee”), no later than two (2) Business Days following such termination.

(ii)    by the Company pursuant to Section 8.01(e) (as a result of the Buyer Parties’ or Merger Sub’s material breach of their obligations under Section 6.03 or Section 6.06), and at the time of such termination all of the other conditions set forth in Section 7.01 and Section 7.02 have been satisfied (except those conditions that by their terms cannot be satisfied until the Closing, provided that such conditions are then capable of being satisfied), then the Buyer Parties shall pay to the Company (or an affiliate of the Company designated in writing by the Company to the Buyer Parties) in immediately available funds the Reverse Termination Fee, no later than two (2) Business Days following such termination.

(d)    Notwithstanding anything in this Agreement to the contrary, the Buyer Parties agree that in the event that the Company Termination Fee becomes payable pursuant to Section 6.08(b) and is paid in full in accordance therewith, such payment of the Company Termination Fee shall be the sole and exclusive remedy of each member of the Buyer Group against all members of the Company Group, at law or in equity or otherwise, with respect to (i) any loss or damage suffered, directly or indirectly, as a result of the failure of the Transactions to be consummated, (ii) the termination of this Agreement, (iii) any liabilities or obligations arising under this Agreement, or (iv) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement. Notwithstanding the foregoing, nothing in this Section 6.08(d) shall limit the right of the Buyer Parties (A) prior to termination (but not after termination) of this Agreement to bring or maintain any claim, suit, action or proceeding for injunction, specific performance or other equitable relief as expressly provided for and subject to the limitations in Section 9.11; provided that under no circumstances shall the Buyer Parties be permitted or entitled to receive both a grant of specific performance of the obligation to close contemplated by Section 9.11 and all or any portion of the Company Termination Fee; or (B) to bring or maintain any claim, suit, action or proceeding against the Company arising out of or in connection with any breach of the Confidentiality Agreement. The Buyer Parties further agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not such Company Termination Fee may be payable under more than one provision of this Agreement at the same or at different times or upon the occurrence of different events.

(e)    Notwithstanding anything in this Agreement to the contrary, the Company agrees that in the event that the Reverse Termination Fee becomes payable pursuant to Section 6.08(c) and is paid in full in accordance therewith, such payment of the Reverse Termination Fee shall be the sole and exclusive remedy of each member of the Company Group against all members of the Buyer Group, at law or in equity or otherwise, with respect to (i) any loss or damage suffered, directly or indirectly, as a result of the failure of the Transactions to be consummated, (ii) the termination of this Agreement, (iii) any liabilities or obligations arising under this Agreement, or (iv) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement. Notwithstanding the foregoing, nothing in this Section 6.08(e) shall limit the right of the Company (A) prior to termination (but not after termination) of this Agreement to bring or maintain any claim, suit, action or proceeding for injunction, specific performance or other equitable relief as expressly provided for and subject to the limitations in Section 9.11; provided that under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the obligation to close contemplated by Section 9.11 and all or any portion of the Reverse Termination Fee; or (B) to bring or maintain any claim, suit, action or proceeding against the Buyer Parties arising out of or in connection with any breach of the Confidentiality Agreement. The Company further agrees that in no event shall the Buyer Parties be required to pay the Reverse Termination Fee on more than one occasion, whether or not such Reverse Termination Fee may be payable under more than one provision of this Agreement at the same or at different times or upon the occurrence of different events.

(f)    The Company Termination Fee and the Reverse Termination Fee payable pursuant to this Section 6.08 shall be made by wire transfer of same day funds. The parties acknowledge that the agreements contained in this Section 6.08 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the Company or the Buyer Parties would enter into this Agreement. Accordingly, if (i) the Company fails to promptly pay the amount due by the Company pursuant to Section 6.08(b), and, in order to obtain such payment, any of the Buyer Parties commences a suit which results in a binding nonappealable judgment rendered by a court of competent jurisdiction against the Company for the fee or other amounts set forth in Section 6.08(b), the Company shall pay to the Buyer Parties their reasonable costs and expenses (including reasonable attorneys’ fees) in connection with such suit, and (ii) the Buyer Parties fail to promptly pay the amount due by the Buyer Parties pursuant to Section 6.08(c), and, in order to obtain such payment, the Company commences a suit which results in a binding nonappealable judgment rendered by a court of competent jurisdiction against the Buyer Parties for the fee set forth in Section 6.08(c), the Buyer Parties shall pay to the Company its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with such suit. In addition, if the Buyer Parties or the Company fails to promptly pay the amount due by such party pursuant to this Section 6.08, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at a rate per annum equal to three (3) percent plus the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.

(g)    If the Company or the Buyer Parties are required to make a Termination Payment, then such Termination Payment shall be paid into the Escrow Account on the date such payment is required to be paid pursuant to Section 6.08 by wire transfer of immediately available funds. The amount payable to the Termination Payment Recipient in any tax year of such Termination Payment Recipient shall not exceed the sum of (A) the maximum amount that can be paid to such Termination Payment Recipient without causing such Termination Payment Recipient to fail to meet the requirements of Section 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c) (3) of the Code (“Qualifying Income”) and such Termination Payment Recipient has $1,000,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in each case, as determined by such Termination Payment Recipient’s independent accountants, plus (B) in the event such Termination Payment Recipient receives either (I) a letter from its counsel indicating that such Termination Payment Recipient has received a ruling from the IRS as described in Section 6.08(h) or (II) an opinion from such Termination Payment Recipient’s outside counsel as described in Section 6.08(h), an amount equal to the excess of the applicable Termination Payment less the amounts paid under clause (A) above.

(h)    The Escrow Agreement shall provide that the Termination Payment in the Escrow Account or any portion thereof shall not be released to the Termination Payment Recipient unless the Escrow Agent receives any one or combination of the following: (A) a letter from the Termination Payment Recipient’s independent accountants indicating the maximum amount that can be paid by the escrow agent to such Termination Payment Recipient without causing such Termination Payment Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income and such Termination Payment Recipient has $1,000,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in which case the Escrow Agent shall release such amount to such Termination Payment Recipient, or (B) a letter from such Termination Payment Recipient’s counsel indicating that (I) such Termination Payment Recipient received a ruling from the IRS holding that the receipt by the Termination Payment Recipient of the applicable Termination Payment would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (II) such Termination Payment Recipient’s outside counsel has rendered a legal opinion to the effect that the receipt by such Termination Payment Recipient of the applicable Termination Payment should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the Escrow Agent shall release the remainder of the applicable Termination Payment to the Termination Payment Recipient. Each of the Company and the Buyer Parties agrees to amend Section 6.08(g) and this Section 6.08(h) and the Escrow Agreement at the reasonable request of the Termination Payment Recipient in order to (x) maximize the portion of the Termination Payment that may be distributed from the Escrow Account to the Termination Payment Recipient hereunder without causing such Termination Payment Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve such Termination Payment Recipient’s chances of securing a favorable ruling described in this Section 6.08(h) or (z) assist such Termination Payment Recipient in obtaining a favorable legal opinion from its outside counsel as described in this Section 6.08(h). Any amount of the Termination Payment that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 6.08(h).

(i)    Parent and the Company acknowledge and agree that in no event shall the sum of all disbursements from the Escrow Account pursuant to Section 6.08(g), Section 6.08(h) and the Escrow Agreement (without giving effect to any interest earned on the amounts deposited with the Escrow Agreement, which interest shall be paid to the Termination Payment Recipient) exceed the amount of the applicable Termination Payment.

6.09    Public Announcements. The parties hereto agree that the initial press release to be issued with respect to the Merger shall be in the form heretofore agreed upon by the parties hereto. Subject to Section 5.03, the Buyer Parties, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or obligations pursuant to any listing agreement with any national securities exchange.

6.10    Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) (“Transfer Taxes”) incurred in connection with the Transactions shall be paid by either Merger Sub or the Surviving LLC. The Company shall cooperate with the Buyer Parties in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

6.11    Merger Sub Compliance. Parent shall cause Merger Sub to comply promptly with all of Merger Sub’s obligations under this Agreement and Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

6.12    Stockholder Litigation. The Company shall give the Buyer Parties the opportunity to participate in the defense or settlement of any stockholder litigation against the Company, its directors or executive officers arising after the date of this Agreement as a result of the Transactions, and with respect to any settlement in connection therewith (other than any settlement solely for monetary damages that is entirely paid for with proceeds of insurance) no such settlement shall occur without the Buyer Parties’ prior written consent, not to be unreasonably withheld, conditioned or delayed. It is understood and agreed that this Section 6.12 shall not give the Buyer Parties the right to direct any such defense.

6.13    State Takeover Statutes; Other Matters.

(a)    The Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or the other Transactions provided for in this Agreement and (ii) if any state takeover statute or similar statute becomes applicable to the Merger, this Agreement or the other Transactions contemplated by this Agreement, take all action necessary to ensure that the Merger, this Agreement and all of other Transactions provided for in this

Agreement may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, or the other Transactions provided for in this Agreement.

(b)    The Company shall not implement, approve, agree or commit to enter into, or authorize any stockholder rights plan, “poison pill” plan or other similar device in effect, to which the Company is a party or otherwise bound.

6.14    Further Assurances. At and after the Effective Time, the officers and managers of the Surviving LLC shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving LLC any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving LLC as a result of, or in connection with, the Merger.

ARTICLE VII

CONDITIONS PRECEDENT

7.01    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction (or waiver if permissible under applicable Law) on or prior to the Effective Time of the following conditions:

(a)    Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b)    No Injunctions or Restraints. No Judgment issued by any Governmental Entity or other Law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, each of the parties hereto shall have complied in all material respects with Section 6.03.

7.02    Additional Conditions to Obligations of the Buyer Parties. The obligations of the Buyer Parties to effect the Merger are subject to the satisfaction (or waiver if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    Representations and Warranties of the Company. (i) The representations and warranties of the Company set forth in the first, second, fourth and sixth sentences of Section 3.03 (Capital Structure), Section 3.04(d) (Authority; Execution and Deliver; Enforceability; No Appraisal Rights) and Section 3.08(a) (Absence of Certain Changes or Events), shall be true and correct in all respects at the Closing Date as if made at and as of such time (except to the extent such representations and warranties in Section 3.03 expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date, and except where the failure of any representations and warranties in the first, second, fourth and sixth sentences of Section 3.03 to be true and correct at the Closing Date, or such specific date, as applicable, does not result in additional aggregate consideration payable by the Buyer Parties or the Surviving LLC pursuant to Section 2.01 or Section 2.02 in excess of a de minimis amount in the aggregate), (ii) the representations and warranties of the Company contained in Section 3.01(a) (Organization, Standing and Power), Section 3.02 (Company Subsidiaries; Equity Interests), Section 3.04(a)-(c) (Authority; Execution and Delivery; Enforceability; No Appraisal Rights), , and Section 3.22 (Inapplicability of Takeover Statutes; No Rights Plan) shall be true and correct in all material respects at the Closing Date as if made at and as of such time (except to the extent such representations and warranties expressly relate to the date hereof or another date, in which case such representations and warranties shall be true and correct in all material respects as of such date) and (iii) each of the representations and warranties of the Company set forth in this Agreement (other than those contained in the preceding clauses (i) and (ii)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at the Closing Date as if made at and as of such time (except to the extent that such representation and warranty speaks as of the date hereof or another date, in which case such representation and warranty shall be true and correct as of that date), except where the failure of the representations and warranties referred to in this clause (iii) to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be likely to have, a Company Material Adverse Effect.

(b)    Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c)    Tax Opinion. The Buyer Parties shall have received an opinion of Morrison & Foerster LLP, dated as of the Closing Date and in substantially the form attached hereto as Exhibit A, that the Company, commencing with its taxable year ended December 31, 2008 through its taxable year ending on the Closing Date, and its predecessor-in-interest, AmREIT, a Maryland real estate investment trust, commencing with its taxable year ended December 31, 2007 through its taxable year ended November 24, 2009, were organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code. Such opinion shall be based upon customary assumptions and customary representations made by the Company and Company Subsidiaries.

(d)    No Company Material Adverse Effect. From the date of this Agreement to the Effective Time, there shall not have occurred any Event which, either individually or in the aggregate with any other Events, has had or would reasonably be likely to have a Company Material Adverse Effect.

(e)    Compliance Certificate. The Company shall have delivered to the Buyer Parties a certificate signed by an executive officer of the Company dated as of the Closing Date certifying that the conditions specified in Section 7.02(a), Section 7.02(b) and Section 7.02(d) have been satisfied.

7.03    Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction (or waiver if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    Representations and Warranties of the Buyer Parties. Each representation and warranty of the Buyer Parties contained in this Agreement that is qualified by reference to a Buyer Material Adverse Effect shall be true and correct as of the Closing Date, except to the extent such representation and warranty is expressly made as of an earlier date (in which case on and as of such earlier date) and each representation and warranty of the Buyer Parties contained in this Agreement that is not qualified by reference to a Buyer Material Adverse Effect shall be true and correct as of the Closing Date, except to the extent that any such representation or warranty is expressly made as of earlier date (in which case on and as of such earlier date), other than for such failures to be so true and correct (without giving effect to any limitation as to materiality or Buyer Material Adverse Effect set forth therein) that would not reasonably be likely to have a Buyer Material Adverse Effect.

(b)    Performance of Obligations of the Buyer Parties. The Buyer Parties shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.

(c)    Compliance Certificate. The Buyer Parties shall have delivered to the Company a certificate signed by an executive officer of the Buyer Parties dated as of the Closing Date certifying that the conditions specified in Section 7.03(a) and Section 7.03(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.01    Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval (provided, that any termination pursuant to Section 8.01(d) or Section 8.01(f) may only occur prior to obtaining the Company Stockholder Approval):

(a)    by mutual written consent of the Buyer Parties and the Company;

(b)    by any of the Buyer Parties or the Company:

(i)    if the Merger shall not have been consummated on or before May 1, 2015 (as it may be extended, the “Outside Date”), unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement (which, in the case of the Buyer Parties, includes any breach by any Buyer Party);

(ii)    if there shall be any Law or Judgment permanently enjoining, restraining or prohibiting the consummation of the Merger that shall have become final and nonappealable; or

(iii)    if, upon a vote taken at the Company Stockholders Meeting (or any adjournment or postponement thereof), the Company Stockholder Approval is not obtained; provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(b)(iii) if the Company has not complied with its obligations under Section 5.03 or Section 6.01 in all material respects or has otherwise breached in any material respect any of its obligations under this Agreement in any manner that was the proximate cause of the failure to obtain the Company Stockholder Approval at the Company Stockholders Meeting (including any postponement or adjournment thereof).

(c)    by the Buyer Parties, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement such that the condition set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied if the date of such termination was the Outside Date, which breach or failure to perform is incapable of being cured by the Company by the Outside Date or, if capable of being cured by the Company by the Outside Date, has not been cured prior to the earlier of (x) thirty (30) days after the delivery of written notice to the Company of such breach and (y) the Outside Date (provided that the Buyer Parties are not then in material breach of any representation, warranty or covenant contained in this Agreement);

(d)    by the Buyer Parties, prior to the Effective Time, if (i) an Adverse Recommendation Change has occurred, (ii) (A) a Company Takeover Proposal is publicly proposed or announced or otherwise becomes publicly known and (B) the Company Board shall fail to confirm the recommendation by the Company Board of this Agreement, the Merger or the other Transactions within five (5) Business Days of a request from the Buyer Parties to do so (which request may only be made once with respect to any such Company Takeover Proposal and each amendment thereto), (iii) the Company fails to include the Company Board Recommendation in the Proxy Statement, or (iv) the Company materially breaches or fails to perform any of its obligations under Section 5.03;

(e)    by the Company, if the Buyer Parties breach or fail to perform any of their representations, warranties or covenants contained in this Agreement such that the condition set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied if the date of such termination was the Outside Date, which breach or failure to perform is incapable of being cured by the Buyer Parties by the Outside Date or, if capable of being cured by the Buyer Parties by the Outside Date, has not been cured prior to the earlier of (x) thirty (30) days after the delivery of written notice to the Buyer Parties of such breach and (y) the Outside Date (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

(f)    by the Company, prior to obtaining the Company Stockholder Approval, in order to concurrently or immediately after enter into a written agreement for a Company Takeover Proposal that is a Superior Company Proposal, if the Company, concurrently with, and as a condition to, any termination pursuant to this Section 8.01(f), pays the Buyer Parties the Company Termination Fee as set forth in Section 6.08(b)(i); provided, that the Company may not terminate this Agreement pursuant to this Section 8.01(f) if such Superior Company Proposal resulted from a material breach by the Company of Section 5.03.

8.02    Effect of Termination. In the event of termination of this Agreement by either the Company or the Buyer Parties as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Buyer Parties or the Company (or any stockholder, director, officer, employee, agent, consultant or representative of such party), other than the last sentence of Section 6.02, Section 6.08, this Section 8.02 and Article IX, which provisions shall survive such termination; provided, however, that, subject to Section 6.08(d) and Section 6.08(e), no such termination shall relieve any party hereto from any liability for damages incurred or suffered by a party (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by such party’s stockholders, taking into consideration relevant matters, including other combination opportunities and the time value of money), to the extent such damages were the result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

8.03    Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Company Stockholder Approval; provided, however, that (a) after receipt of the Company Stockholder Approval, there shall be made no amendment or waiver that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders, (b) no amendment shall be made to this Agreement after the Effective Time, and (c) except as provided above, no amendment of this Agreement by the Company shall require the approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.04    Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Subject to the proviso in Section 8.03, no extension or waiver by the Company shall require the approval of the stockholders of the Company. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

8.05    Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of the Buyer Parties or the Company, action by its board of directors or the duly authorized designee of its board of directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of the Company.

ARTICLE IX

GENERAL PROVISIONS

9.01    Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

9.02    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email or facsimile by the party to be notified, provided, however, that notice given by email or facsimile shall not be effective unless (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 9.02 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 9.02; or (c) when sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service, three (3) days after mailing (one (1) Business Day in the case of express mail or overnight courier service); as follows (or at such other address for a party as shall be specified by like notice):

(a)    if to the Buyer Parties, to

Edens Limited Partnership

1221 Main Street, Suite 1000

Columbia, SC 29201

Facsimile No.:	(803) 799-1599
Attention:	Jason K. Tompkins, Chief Financial Officer
Email:	jtompkins@edens.com

with a copy to:

King & Spalding LLP

100 N Tryon Street

Suite 3900

Charlotte, NC 28202

Facsimile: (704) 503-2622

Attention:	Mark V. Thigpen
Anthony W. Rothermel
Email:	mthigpen@kslaw.com
trothermel@kslaw.com

(b)    if to the Company, to

AmREIT, Inc.

8 Greenway Plaza, Suite 1000

Houston, TX 77046

Facsimile No.: (713) 860-4932

Attention:	Chad C. Braun, Chief Operating Officer and Chief Financial Officer
Email:	cbraun@amreit.com

with a copy to:

Morrison & Foerster LLP

2000 Pennsylvania Avenue, N.W.

Suite 6000

Washington, D.C. 20006

Facsimile:	(202) 887-0763
Attention:	John Good, Esq.
David P. Slotkin, Esq.
Email:	jgood@mofo.com
dslotkin@mofo.com

9.03    Definitions.

(a)    For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement (i) in effect on the date hereof or (ii) that (x) contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement and (y) does not include a provision calling for an exclusive right to negotiate with the Company and does not restrict the Company in any way from complying with this Agreement, including prohibiting the Company from providing information or written materials to the Buyer Parties; provided that such confidentiality agreement may contain a less restrictive or no standstill restriction than the standstill contained in the Confidentiality Agreement.

An “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law to close in New York, New York.

“Buyer Group” means (i) the Buyer Parties, (ii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders and assignees of the Buyer Parties, (iii) any Financing Source, or any lead arranger, arranger, agent or Representative of or to the Buyer Parties, and (iv) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing.

“Company Group” means (i) the Company and the Company Subsidiaries and their respective Representatives, (ii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders, assignees of the Company or any of the Company Subsidiaries, and (iii) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing.

“Company Material Adverse Effect” means any change, circumstance, development, event, effect, condition, state of facts or occurrence (each, an “Event”) that (i) has a material adverse effect on the business, financial condition or results of operations of the Company, the Company Subsidiaries and the JV Entities, taken as a whole, or (ii) prevents or materially delays the ability of the Company to consummate the Merger; provided, however, that in the case of the immediately preceding clause (i), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Company Material Adverse Effect: any Event (A) generally affecting (1) the industry in which the Company, the Company Subsidiaries and the JV Entities primarily operate or (2) the economy, or financial, credit, foreign exchange, securities or capital markets (including changes in interest rates or exchange rates), including any disruption thereof, in the United States or (B) to the extent arising or resulting from any of the following: (1) changes in applicable Law or mandatory changes in applicable accounting regulations or principles or interpretations thereof, (2) the announcement or pendency of this Agreement or the anticipated consummation of the Merger and the other Transactions (including compliance with the covenants set forth herein and the identity of the Buyer Parties as the acquiror of the Company, or any action taken, delayed or omitted to be taken by the Company at the express written request or with the prior written consent of the Buyer Parties), including the impact thereof on relationships, contractual or otherwise, with employees, customers, suppliers, tenants, vendors, lenders, investors, subcontractors or venture partners (provided that the exception in this clause (B)(2) shall not apply to “Company Material Adverse Effect” as used in Section 3.05), (3) national or international political conditions, any outbreak or escalation of hostilities, insurrection or war, whether or not pursuant to declaration of a national emergency or war, acts of terrorism, sabotage, strikes, freight embargoes or similar calamity or crisis, (4) fires, epidemics, quarantine restrictions, earthquakes, hurricanes, tornados or other natural disasters, (5) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet publicly announced revenue or earnings projections or predictions (whether such projections or predictions were made by the Company or independent third parties) or internal projections (provided that the underlying cause of any such decline, change or failure shall be considered in determining whether a Company Material Adverse Effect has occurred or would reasonably be likely to occur to the extent not excluded by another exception herein), (6) any proceeding by any of the Company’s stockholders arising out of, concerning or related to this Agreement or any of the Transactions, in each case after the date hereof, (7) any Events directly or indirectly attributable to any submissions, or proceedings with any Governmental Entity, under any antitrust Laws, or (8) any Event that has been cured prior to the Closing; provided, however, that any Event arising out of or resulting from the matters described in clauses (A)(1), (A)(2), (B)(1), (B)(3), or (B)(4), shall not be excluded if and to the extent that such Event disproportionately affects the Company, the Company Subsidiaries and the JV Entities, taken as a whole, as compared to other Persons engaged in the businesses in which the Company or any of the Company Subsidiaries or JV Entities engages.

“Company Takeover Proposal” means, other than the Merger, any offer, proposal, inquiry, plan, arrangement or other expression or indication of interest relating to (i) any acquisition or purchase (including through a merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification or other similar transactions), directly or indirectly, of twenty percent (20%) or more of any class of equity or voting securities as of the consummation of such acquisition or purchase of the Company or any of the Company Subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party or “group” (as defined under Section 13(d) of the 1934 Act) beneficially owning twenty percent (20%) or more of any class of equity or voting securities as of the consummation of such tender offer or exchange offer of the Company or any of the Company Subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of the Company, (iii) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, reclassification or other similar transaction involving the Company or any of the Company Subsidiaries pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the voting equity interests in the surviving or resulting parent entity of such transaction, (iv) a sale, transfer, lease, license, exchange, mortgage, pledge, transfer or acquisition or disposition of more than twenty percent (20%) of the consolidated net revenues, net income or assets (measured by the fair market value thereof) of the Company and the Company Subsidiaries taken as a whole, or (v) a liquidation, dissolution or other winding up of the Company and the Company Subsidiaries, taken as a whole.

“Environmental Law” means any Law or Judgment relating to pollution, contamination or the cleanup, protection or restoration of the environment or natural resources, or human health as it relates to the exposure to hazardous or toxic substances.

“Escrow Account” means the account created by the Escrow Agent into which the payment of the Termination Payment required by Section 6.08(g) shall be made.

“Escrow Agent” means a nationally recognized bank or trust company selected by the party making the Termination Payment and reasonably acceptable to the Termination Payment Recipient to act as escrow agent with respect to the Escrow Account.

“Escrow Agreement” means the escrow agreement, by and among the Escrow Agent, Parent and the Company, on terms and conditions that, subject to Section 6.08(h), are reasonably satisfactory to the parties thereto, for purposes of holding, investing and distributing the Termination Payment, as further provided therein.

“Financing Sources” means the entities that have committed to provide or otherwise entered into agreements in connection with the Financing or other financings in connection with the Transactions, including the parties to the Financing Documents and any joinder agreements or credit agreements relating thereto, and their and their respective affiliates’ officers, directors, employees, agents and representatives involved in the Financing and their respective successors and assigns.

“Hazardous Substances” means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each has been amended from time to time, and all regulations thereunder in effect prior to the date hereof, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) polychlorinated biphenyls, asbestos and radon, and (iv) any other contaminant, substance, material or waste regulated by any Governmental Entity pursuant to any Environmental Law.

“Intellectual Property” means (i) patents, patent applications and invention registrations of any type, (ii) trademarks, service marks, trade dress, logos, trade names, domain names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrights, and registrations and applications for registration thereof, and (iv) trade secrets.

“knowledge” means, with respect to any matter in question, (i) as to the Company, the actual knowledge, after reasonable inquiry, of the persons listed on Schedule 9.03(a)(i), and (ii) as to the Buyer Parties, the actual knowledge, after reasonable inquiry, of the persons listed on Schedule 9.03(a)(ii).

“Organizational Documents” means, with respect to any entity, (i) the charter, certificate or articles of incorporation and the by-laws, the certificate of formation and partnership agreement or operating agreement (as applicable) and (ii) any documents comparable to those described in clause (i) as may be applicable to such entity pursuant to any applicable Law.

A “Person” or “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP); (ii) inchoate mechanics’ and materialmen’s Liens for construction in progress; (iii) inchoate workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company or any Company Subsidiary; (iv) with respect to real property, zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Entity having jurisdiction thereon or otherwise are typical for the applicable property type and locality and that do not interfere materially with the use of such property or, with respect to unimproved or vacant real property, interfere materially with the intended use of such property; (v) with respect to real property, any tenant leases, any title exception disclosed in any Company Title Insurance Policy (whether material or immaterial), Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing mortgage debt disclosed in the Company Disclosure Letter), any other Lien that does not interfere materially with the use of such property or materially adversely affect the value or marketability of such property; (vi) Liens imposed or promulgated by law or any Governmental Entity or included in any Company or Company Subsidiary space lease with respect to real property, including easements, rights of way, rights of use and zoning regulations, provided that they do not materially adversely affect the use of any Company Property; and (vii) other Liens being contested in the ordinary course of business in good faith, provided an appropriate reserve has been established therefore on the Company’s balance sheet for the year ended December 31, 2013; and (viii) with respect to any real property, any other easements, leases, rights of way, restrictions, covenants, licenses or other Liens, whether or not of record, or any encroachments or other survey defects which would be disclosed by a current accurate survey or physical inspection of the Company Property or otherwise, to the extent not otherwise included under clauses (i) through (vii), but which, individually and in the aggregate (but without including any other Liens otherwise included as Permitted Liens pursuant to any other clauses of this definition), do not interfere materially with the use of such property or, with respect to unimproved or vacant real property, interfere materially with the intended use of such property.

“Predecessor Company” means, collectively, the predecessor companies to the Company, consisting of AmREIT, a Texas real estate investment trust, and its successor, AmREIT, a Maryland real estate investment trust .

“Representatives” means any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of the Company or any Company Subsidiary.

A “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests) of which is owned, directly or indirectly, by such first person, but not including any JV Entity.

“Superior Company Proposal” means any bona fide, written Company Takeover Proposal (with all references to 20% in the definition of Company Takeover Proposal being treated as references to 50% for these purposes and the reference to 80% in the definition of Company Takeover Proposal being treated as a reference to 50%) on terms that the Company Board determines in good faith (after consultation with its outside legal counsel and financial advisors) are more favorable to the Company and its stockholders (in their capacity as such) than the Merger, taking into account all reasonably available legal, financial, regulatory and other aspects of such Company Takeover Proposal (including the likelihood of consummation of such Company Takeover Proposal) that the Company Board deems relevant.

“Taxes” means any and all taxes and other similar charges, fees, levies and assessments of any kind, including income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, including estimated taxes and, whether computed on a separate, consolidated, unitary, combined or any other basis (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto), imposed by any Taxing Authority.

“Tax Protection Agreements” means any agreement to which the Company or any Company Subsidiary is a party pursuant to which the Company or any Company Subsidiary has agreed to (i) maintain a minimum level of debt or continue a particular debt or allocate a certain amount of debt to a particular owner, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, and/or (iv) only dispose of assets in a particular manner, in each case for Tax reasons.

“Termination Payment” means (a) the Company Termination Fee with respect to any payment required to be made by the Company pursuant to Section 6.08(b), and (b) the Reverse Termination Fee with respect to any payment required to be made by the Buyer Parties pursuant to Section 6.08(c).

“Termination Payment Recipient” means (a) the Buyer Parties, with respect to the payment of the Company Termination Fee, and (b) the Company, with respect to the payment of the Reverse Termination Fee.

A “willful and material breach” shall mean a material breach that is a consequence of an act undertaken, or a failure to act, which the breaching party actually knew, or reasonably should have known, would result in a breach of this Agreement.

(b)    The following terms shall have the respective meanings set forth in the Section set forth opposite such term:

Adverse Recommendation Change	Section 5.03(a)
Agreement	Preamble
Amended Credit Agreement	Section 4.10
Articles of Merger	Section 1.03
Bankruptcy and Equity Exception	Section 3.04(a)
Buyer Material Adverse Effect	Section 4.01(a)
Buyer Parties	Preamble
Capital Expenditures	Section 5.01(m)
Certificate of Merger	Section 1.03
Closing	Section 1.02
Closing Date	Section 1.02
Code	Recitals
Company	Preamble
Company Benefit Plans	Section 3.11(a)
Company Board	Recitals
Company Board Recommendation	Section 3.04(b)
Company Capital Stock	Section 3.03(a)
Company Common Stock	Section 2.01
Company Disclosure Letter	Article III
Company Employees	Section 6.05(a)
Company Health Plan	Section 3.11(m)
Company Insurance Policies	Section 3.18
Company Intellectual Property	Section 3.16
Company Leases	Section 3.15(b)
Company Preferred Stock	Section 3.03(a)
Company Properties	Section 3.15(a)
Company Property	Section 3.15(a)
Company Restricted Stock	Section 2.01(c)
Company SEC Documents	Section 3.06(a)
Company Stockholder Approval	Section 3.04(c)
Company Stockholders Meeting	Section 6.01(b)
Company Subsidiaries	Section 1.07
Company Title Insurance Policy	Section 3.15(e)
Confidentiality Agreement	Section 6.02
Consent	Section 3.05(b)
Contract	Section 3.05(a)
D&O Insurance	Section 6.07(b)
Debt Financing	Section 4.10
Delaware Secretary of State	Section 1.03
Effective Time	Section 1.03
Environmental Permits	Section 3.14(a)(ii)
Equity Commitment Agreements	Section 4.10
Equity Financing	Section 4.10
ERISA	Section 3.11(a)
ERISA Affiliate	Section 3.11(k)
Exchange Fund	Section 2.02(a)
Filed Company SEC Documents	Article III
Financing	Section 4.10
Financing Documents	Section 4.10

GAAP	Section 3.06(c)
Governmental Entity	Section 3.05(b)
Ground Lease	Section 3.15(h)
Ground Leases	Section 3.15(h)
HCERA	Section 3.11(m)
Healthcare Reform Laws	Section 3.11(m)
Indemnified Party	Section 6.07(c)
IRS	Section 3.09(a)
Judgment	Section 3.05(a)
JV Entities	Section 3.02(b)
JV Lease	Section 3.15(b)
Law	Section 3.05(a)
Liens	Section 3.02(a)
LLC Act	Recitals
Losses	Section 6.07(c)
Material Contract	Section 3.17(a)
Maximum Premium	Section 6.07(b)
MGCL	Recitals
Measurement Date	Section 3.03(a)
Merger	Recitals
Merger Consideration	Section 2.01(b)(i)
Merger Sub	Preamble
Operating Agreement	Section 1.05
Outside Date	Section 8.01(b)(i)
Parent	Preamble
Paying Agent	Section 2.02(a)
Permit	Section 3.13
PPACA	Section 3.11(m)
Proxy Statement	Section 3.05(b)
Qualifying Income	Section 6.08(g)
REIT	Section 1.07
Reverse Termination Fee	Section 6.08(c)
SDAT	Section 1.03
SEC	Article III
Section 5.03 Notice	Section 5.03(c)
Section 16	Section 6.05(f)
Shares	Section 2.01(b)(ii)
Surviving LLC	Section 1.01
Taxing Authority	Section 2.02(g)
Tax Returns	Section 3.09(a)
Transactions	Recitals
Transfer Taxes	Section 6.10
Voting Company Debt	Section 3.03(a)
401(K) Plan	Section 6.05(g)

9.04    Interpretation; Exhibits and Disclosure Letters. The headings contained in this Agreement or in any Exhibit hereto or the Company Disclosure Letter and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit or the Company Disclosure Letter, but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to a Section or Article of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any matter disclosed pursuant to any Section of the Company Disclosure Letter whose relevance or applicability to any representation or warranty made elsewhere in this Agreement is reasonably apparent on its face shall be deemed to be disclosed with respect to such Sections of such Company Disclosure Letter, notwithstanding the omission of a reference or cross-reference thereto. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns. References to matters disclosed in the Filed Company SEC Documents are made without giving effect to any amendment to any such Filed Company SEC Document that is filed on or after the date that is three (3) Business Days prior to the date hereof and exclude any disclosures set forth in any risk factor section, sections relating to forward looking statements and any other disclosures included in such Filed Company SEC Documents that constitute predictive, cautionary or forward-looking statements. For all purposes of this Agreement: (i) any notice given to Parent shall constitute notice given to each of the Buyer Parties, (ii) a consent given by Parent shall constitute a consent given by each of the Buyer Parties and (iii) a delivery to or the making of a document available to Parent shall constitute delivery to or the making of such document available to each of the Buyer Parties.

9.05    Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible. Notwithstanding the foregoing, the parties intend that the rights, limitations and remedies contained in Sections 5.03 and 6.08 and Article 8 be construed as integral provisions of this Agreement and that such rights, limitations and remedies shall not be severable in any manner that restricts a party’s remedies or rights under this Agreement.

9.06    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or by “PDF” e-mail transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

9.07    Entire Agreement; No Third Party Beneficiaries. This Agreement, taken together with the Exhibits hereto, the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the Transactions and (b) except for (i) Section 6.07, (ii) only with respect to holders of record of the Company Common Stock immediately prior to the Effective Time, and only after the Effective Time, for the provisions set forth in Article II, and (iii) only with respect to holders of Company Restricted Stock immediately prior to the Effective Time, and only at and after the Effective Time, for the provisions set forth in Section 2.01(c), are not intended to confer upon any person other than the parties hereto any rights or remedies, whether as third-party beneficiaries or otherwise; provided, however, that the Company shall be entitled to pursue damages on behalf of its stockholders as provided in Section 9.11(b).

9.08    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Maryland, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.09    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be void. Notwithstanding the foregoing, the Buyer Parties shall be permitted, without the consent of any other party hereto, to (a) assign all or any of their rights and obligations under this Agreement to one or more subsidiaries of the Buyer Parties, and (b) make a collateral assignment to any of the Financing Sources in connection with the transactions contemplated by this Agreement; provided, that no such assignment shall (i) relieve the assigning party of its obligations under this Agreement, (ii) enlarge, alter or change any obligation of any other party hereto or due to such assigning party or (iii) be permitted if such assignment would reasonably be likely to prevent, impair or delay the consummation of the Merger and the other transactions contemplated hereby. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

9.10    Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing and executed and delivered to the other parties hereto by a person duly authorized by such party to do so.

9.11    Enforcement.

(a)    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. For the avoidance of doubt, the rights of the Company under this Section 9.11 shall include the right to cause the Buyer Parties to consummate the Merger and the Transactions following satisfaction of all of the conditions in Sections 7.01 and 7.02 (except those conditions that by their terms cannot be satisfied until the Closing, provided that such conditions are then capable of being satisfied).

(b)    Notwithstanding Section 9.11(a), it is acknowledged and agreed that the Company shall be entitled to seek specific performance of the Buyer Parties’ obligations pursuant to the terms of Sections 6.06(a)(iii) and 6.06(a)(iv) of this Agreement with respect to the institutions parties to the Financing Documents only in the event that each of the following conditions has been satisfied: (i) all of the conditions in Sections 7.01 and 7.02 shall have been satisfied (except those conditions that by their terms cannot be satisfied until the Closing, provided that such conditions are then capable of being satisfied), (ii) in the case of an action for specific performance with respect to the institutions parties to the Equity Commitment Agreements, the Debt Financing has been funded, is reasonably expected to be or will be funded at the Closing if the Equity Financing is funded at the Closing, and (iii) the Company has confirmed in a written notice to the Buyer Parties that if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur, and that it is willing to waive any unsatisfied conditions in Section 7.03. For the avoidance of doubt, (A) in no event shall the Company be entitled to enforce or seek to enforce specifically the Buyer Parties’ obligations to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing has not been funded (or is not reasonably expected to be or will not be funded at the Closing if the Equity Financing is funded at the Closing), and (B) in the event that the Company (or the Buyer Parties) receives a grant of specific performance pursuant to this Section 9.11 and the Closing occurs, the Company (or the Buyer Parties) will be deemed to have waived any and all rights to pursue and recover all or any portion of the Reverse Termination Fee pursuant to Section 6.08(c) (or in the case of the Buyer Parties, the Company Termination Fee pursuant to Section 6.08(b) and any other remedy as a matter of law, contract, tort, equity or otherwise (for money damages or otherwise) upon such receipt of specific performance.

(c)    Subject to Section 6.08(e), the Company may pursue any other remedy available to it at law or in equity, including monetary damages, which damages the Buyer Parties agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall include the benefit of the bargain lost by the

Company’s stockholders (determined by reference to the total amount that would have been recoverable by the Company’s stockholders if all such stockholders brought an action against the Buyer Parties and were recognized as third party beneficiaries hereunder); provided that, subject to Section 9.07, it is agreed that neither this provision nor any other provision in this Agreement is intended to provide the Company’s stockholders (or any party acting on their behalf other than the Company) the ability to seek (whether in its capacity as a stockholder or purporting to assert any right (derivatively or otherwise) on behalf of the Company) the enforcement of, or directly seek any remedies pursuant to, this Agreement, or otherwise create any rights in the Company’s stockholders under this Agreement or otherwise, including against the Company or its directors, under any theory of law or equity, including under the applicable Laws of agency or the Laws relating to the rights and obligations of third party beneficiaries. For the avoidance of doubt as to the parties’ intent, the determination of whether and how to terminate, amend, make any waiver or consent under, or enforce this Agreement, and whether and how (if applicable) to distribute any damages award to its stockholders, shall exclusively belong to the Company (acting expressly through its Company Board) in its sole discretion.

(d)    In addition, each of the parties hereto (i) irrevocably submits itself to the personal jurisdiction of the courts of the State of Maryland or, if under applicable Law exclusive jurisdiction over the matter is vested in the federal courts, any federal court located in the State of Maryland in the event any dispute arises out of this Agreement or any Transaction, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than a state court in the State of Maryland or, if a state court in the State of Maryland lacks subject matter jurisdiction, any federal court sitting in the State of Maryland and (iv) waives any right to trial by jury with respect to any suit, action or proceeding directly or indirectly related to or arising out of this Agreement or any Transaction.

9.12    No Recourse to Financing Sources. Notwithstanding any provision of this Agreement, the Company agrees (on its behalf and on behalf of the Company Subsidiaries and JV Entities and its and their respective affiliates) that none of the Financing Sources shall have any liability or obligation to the Company, the Company Subsidiaries, the JV Entities or any of their respective affiliates relating to this Agreement or any of the transactions contemplated hereby (including the Financing); provided, however, that nothing in this Section 9.12 shall limit the rights of the Company against Parent or Merger Sub hereunder or limit any liability of any of the parties to this Agreement for breaches of the terms and conditions of this Agreement. This Section 9.12 is intended to benefit and may be enforced by the Financing Sources and shall be binding on all successors and assigns of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, the Operating Partnership, Merger Sub and the Company have duly executed this Agreement as of the date first written above.

EDENS INVESTMENT TRUST

By:	/s/ Jason K. Tompkins
Name: Jason K. Tompkins
Title: Chief Financial Officer

EDENS LIMITED PARTNERSHIP,

	By:	Edens GP, LLC, its sole general partner

		By:	/s/ Jason K. Tompkins
Name: Jason K. Tompkins
Title: Chief Financial Officer

SATURN SUBSIDIARY, LLC,

By: Edens Limited Partnership, its sole and managing member

	By:	Edens GP, LLC, its sole general partner

		By:	/s/ Jason K. Tompkins
Name: Jason K. Tompkins
Title: Chief Financial Officer

AMREIT, INC.

By:	/s/ H. Kerr Taylor
Name: H. Kerr Taylor
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

520 Madison Avenue

New York, NY 10022

tel     212.284.2300

Jefferies.com

October 31, 2014

The Board of Directors

AmREIT, Inc.

8 Greenway Plaza, Suite 1000

Houston, TX 77046

Members of the Board:

We understand that AmREIT, Inc. (the “Company”), Edens Investment Trust (“Parent”), Edens Limited Partnership (“Operating Partnership”) and Saturn Subsidiary, LLC, a direct wholly owned subsidiary of Operating Partnership (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”) in a transaction in which each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) will be converted into the right to receive $26.55 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft dated October 31, 2014 of the Merger Agreement;

(ii)	reviewed certain publicly available financial and other information about the Company;

(iii)	reviewed certain information furnished to us by the Company’s management, including financial forecasts and analyses, relating to the business, operations and prospects of the Company;

(iv)	held discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above;

(v)	reviewed the share trading price history and valuation multiples for the Common Stock and compared them with those of certain publicly traded companies that we deemed relevant; and

(vi)	conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by the Company or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities of, nor did we conduct a physical inspection of any of the properties or facilities of, the Company, nor have we been furnished with any such evaluations or appraisals, nor do we assume any responsibility to obtain any such evaluations or appraisals.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made.

Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock. We have assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the contemplated benefits of the Merger.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of shares of Common Stock. We express no opinion as to the price at which shares of Common Stock will trade at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Consideration to be received by holders of shares of Common Stock. Our opinion has been authorized by the Fairness Committee of Jefferies LLC.

We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and have received and will receive fees for our services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable contingent upon consummation of the Merger. We also will be reimbursed for expenses incurred. The Company has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement. We have, in the past, provided financial advisory and financing services to the Company and to certain affiliates of Parent and may continue to do so and have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities of the Company or Parent and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities. In addition, we may seek to, in the future, provide financial advisory and financing services to the Company, Parent or entities that are affiliated with the Company or Parent, for which we would expect to receive compensation. Except as otherwise expressly provided in our engagement

B-2

letter with the Company, our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Jefferies LLC

JEFFERIES LLC

B-3

8 GREENWAY PLAZA, SUITE 1000 HOUSTON, TEXAS 77046 ATTN: Corporate Secretary

SUBMIT YOUR PROXY BY INTERNET –www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT YOUR PROXY BY PHONE – 1-800-776-9437

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Special Meeting of Stockholders, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17725/

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors unanimously recommends you vote FOR proposals 1, 2 and 3.
				For	Against	Abstain

1. Approval of the merger of AmREIT, Inc., a Maryland corporation (“AmREIT”), with and into Saturn Subsidiary, LLC, a Delaware limited liability company (“Merger Sub”), with Merger Sub as the surviving entity, pursuant to the Agreement and Plan of Merger, dated as of October 31, 2014, by and among Edens Investment Trust, a Maryland statutory trust, Edens Limited Partnership, a Delaware limited partnership, Merger Sub and AmREIT, as such agreement may be amended from time to time, and as more fully described in the accompanying proxy statement (the “merger agreement”) and the other transactions contemplated by the merger agreement;

				☐	☐	☐

2. Approval, by advisory (non-binding) vote, of the “golden parachute” compensation that our named executive officers will or may receive in connection with the merger, as disclosed in the proxy statement;

				☐	☐	☐

3. Approval of any adjournments, if necessary or appropriate, of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

				☐	☐	☐

Please sign exactly as your name(s) appears(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

AMREIT, INC. PROXY This Proxy is solicited by the Board of Directors Special Meeting of Stockholders

The undersigned stockholder of AmREIT hereby appoints H. Kerr Taylor and Chad C. Brown and either of them, as the proxies of the undersigned, with full power of substitution and resubstitution in each of them, to attend the special meeting of stockholders to be held on                     , 2015 at              a.m., Central Standard Time, at                         , and any postponement or adjournment thereof, to cast on behalf of the undersigned all of the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any postponement or adjournment thereof. The Board of Directors of AmREIT recommends a vote “for” Proposals 1, 2 and 3.

Continued and to be signed on reverse side